      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 1999


                                                      REGISTRATION NO. 333-74847
________________________________________________________________________________
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                   NEWCOURT EQUIPMENT TRUST SECURITIES 1999-1
                    (ISSUER WITH RESPECT TO THE SECURITIES)
                          NCT FUNDING COMPANY, L.L.C.
                   (DEPOSITOR OF THE TRUST DESCRIBED HEREIN)
              EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER

                 DELAWARE                                      6799                                    22-363-4039
     (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                     IDENTIFICATION NO.)

                            ------------------------
                          NCT FUNDING COMPANY, L.L.C.
                                2 GATEHALL DRIVE
                          PARSIPPANY, NEW JERSEY 07054
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                              SCOTT J. MOORE, ESQ.
                          NCT FUNDING COMPANY, L.L.C.
                                2 GATEHALL DRIVE
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 355-7053
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:
                            M. DAVID GALAINENA, ESQ.
                                WINSTON & STRAWN
                              35 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60601
                                 (312) 558-5600
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------


                        CALCULATION OF REGISTRATION FEE
                                                                    PROPOSED MAXIMUM    PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF SECURITIES TO BE        AMOUNT TO BE      OFFERING PRICE         AGGREGATE            AMOUNT OF
                  REGISTERED                        REGISTERED         PER UNIT(1)       OFFERING PRICE     REGISTRATION FEE(2)
Receivable-Backed Notes........................   $4,000,000,000          100%           $4,000,000,000          $1,112,000



(1) Estimated solely for purposes of calculating the registration fee.


(2) $2,224 was previously paid with the initial filing of this registration statement.

                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

THE INFORMATION IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT ARE NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

         SUBJECT TO COMPLETION DATED [                         ], 1999

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                          , 1999
                            [                     ]
                   NEWCOURT EQUIPMENT TRUST SECURITIES 1999-1
                                  OWNER TRUST
                            RECEIVABLE-BACKED NOTES
                          NCT FUNDING COMPANY, L.L.C.
                                   DEPOSITOR

                                     [LOGO]

                                    SERVICER
   THE DEPOSITOR AND SERVICER ARE MEMBERS OF THE NEWCOURT GROUP OF COMPANIES.

                                     [LOGO]



CONSIDER CAREFULLY THE RISK
FACTORS BEGINNING ON PAGE
S-13 IN THIS PROSPECTUS
SUPPLEMENT AND ON PAGE 10 IN
THE ACCOMPANYING PROSPECTUS.
The notes represent
obligations of the owner
trust only.
This prospectus supplement
must be accompanied by the
prospectus.


                       THE OWNER TRUST WILL ISSUE THE FOLLOWING CLASSES OF NOTES --




                                     Initial
                                    Aggregate                            First        Stated       Price to      Underwriting
                      Class of      Principal       Interest Rate       Payment      Maturity       Public       Discount
                        Notes         Amount        (per annum)          Date          Date        Per Note      Per Note

                         A-1       $                          %                                            %             %
                         A-2       $                          %                                            %             %
                         A-3       $                          %                                            %             %
                         A-4       $                          %                                            %             %
                         A-5       $                          %                                            %             %
                          B        $                          %                                            %             %
                          C        $                          %                                            %             %
                          D        $                          %                                            %             %

                       The total price to its public is $            .

                       The total underwriting discount is $            .

                       The total proceeds to the owner trust are $            .
                            ------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF
   THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
     COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              [LIST UNDERWRITERS]

              Prospectus Supplement dated                  , 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     The depositor tells you about the notes in two separate documents:

          the accompanying prospectus, which provides general information, some of which may not apply to you; and

          this prospectus supplement, which describes the particular terms of your series of notes.

     The depositor includes cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.


     You should rely only on the information contained in this document, including the information described under the heading 'Where You Can Find More Information' in the prospectus. The depositor has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these notes.


     If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from NCT Funding Company, L.L.C., at 2 Gatehall Drive, Parsippany, New Jersey 07054, telephone number (973) 606-3500, or an underwriter by asking any of them for it.

                               TABLE OF CONTENTS

                                                PAGE
                                                ----
PROSPECTUS SUPPLEMENT:

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
   IN THIS PROSPECTUS SUPPLEMENT AND THE
   ACCOMPANYING PROSPECTUS....................   S-2

PROSPECTUS SUPPLEMENT SUMMARY.................   S-5

BACKGROUND INFORMATION........................  S-12

RISK FACTORS..................................  S-12

      Future Contract Delinquency and Loss
         Experience of the Contract Pool May
         Vary Substantially from the
         Originators' Historical Experience...  S-12

      Some Note Classes Will be Entitled to
         Interest and Principal Payments
         Before Others........................  S-12

      Adverse Events in Five High
         Concentration States May Cause
         Increased Defaults and
         Delinquencies........................  S-13

      Adverse Economic Conditions in High
         Concentration Industries May Cause
         Increased Defaults and
         Delinquencies........................  S-13

      Product Defects or Obsolescence or
         Adverse Economic Events for Two
         Vendors Accounting for High
         Proportions of the Contracts May
         Cause Increased Defaults and
         Delinquencies........................  S-15

                                                PAGE
                                                ----
      The Owner Trust Not Having Security
         Interests, in Computer Software and
         Services and the Owner Trust Not
         Being Named as Secured Party in Motor
         Vehicle Title Certificates Will Leave
         the Owner Trust Without Collateral
         for the Associated Contracts.........  S-15
      Pending and Completed Business
         Combinations May Affect the
         Depositor's, Originators' and
         Servicer's Operations................  S-15
THE OWNER TRUST...............................  S-16
      The Owner Trust.........................  S-16
      The Indenture...........................  S-16
      Capitalization of the Owner Trust.......  S-17
      The Owner Trustee.......................  S-17
THE CONTRACTS.................................  S-17
      Description of the Contracts............  S-17
      Statistics Relating to the Initial
         Cut-Off Date Contract Pool...........  S-17
      Statistics Relating to Delinquencies and
         Defaults.............................  S-22
WEIGHTED AVERAGE LIFE OF THE NOTES............  S-24
DESCRIPTION OF THE NOTES AND INDENTURE........  S-26
      General.................................  S-26
      Distributions...........................  S-26
      Interest................................  S-27
      Principal...............................  S-28
      Redemption of Notes.....................  S-35
      Optional Purchase of Class A-5 Notes....  S-35
      Cash Collateral Account.................  S-35
      Optional Purchase of Contracts and
         Redemption of Notes..................  S-37
      Reports to Noteholders..................  S-37
      Servicing...............................  S-37
      The Indenture Trustee...................  S-38

                                                PAGE
                                                ----
      Representations and Warranties..........  S-38

      Indemnification.........................  S-39

RATINGS OF THE NOTES..........................  S-39

USE OF PROCEEDS...............................  S-40

LEGAL PROCEEDINGS.............................  S-41

PLAN OF DISTRIBUTION..........................  S-42

LEGAL MATTERS.................................  S-43

EXPERTS.......................................  S-43

NOTES TO THE BALANCE SHEET....................  S-44

REPORT OF INDEPENDENT AUDITORS................  S-45

INDEX OF TERMS................................  S-46

PROSPECTUS:

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
   IN THIS PROSPECTUS AND THE ACCOMPANYING
   PROSPECTUS SUPPLEMENT......................     3

PROSPECTUS SUMMARY............................     4
                                                PAGE
                                                ----
RISK FACTORS..................................    10
THE DEPOSITOR.................................    18
THE OWNER TRUSTS..............................    20
NEWCOURT CREDIT GROUP INC.....................    21
THE SERVICER..................................    22
THE SELLER AND ORIGINATORS....................    23
THE CONTRACTS.................................    32
DESCRIPTION OF THE NOTES AND INDENTURE........    52
DESCRIPTION OF THE POOLING AND SERVICING
   AGREEMENTS.................................    65
MATERIAL FEDERAL INCOME TAX CONSEQUENCES......    70
ERISA CONSIDERATIONS..........................    77
RATINGS OF THE NOTES..........................    79
USE OF PROCEEDS...............................    79
PLAN OF DISTRIBUTION..........................    79
LEGAL MATTERS.................................    80
WHERE YOU CAN FIND MORE INFORMATION...........    80
INDEX OF TERMS................................    81
PART II.......................................  II-1

                         PROSPECTUS SUPPLEMENT SUMMARY


     The following is only a summary of note terms. It does not contain all information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus. In addition, you may wish to read the documents governing the transfers of the contracts, the formation of the owner trust and the issuance of notes. These documents have been filed as exhibits to the registration statement of which this prospectus supplement is a part.



     There are material risks associated with an investment in the notes. See 'Risk Factors' on page S-12 of this prospectus supplement and on page 10 in the accompanying prospectus for a discussion of factors you should consider before investing in the notes.



Owner Trustee.............................  The owner trustee is The Bank of New York
                                            (Delaware), and its telephone number is
                                            (212) 815-2793. See 'The Owner Trust' in this
                                            prospectus supplement.
Originators...............................  Newcourt Financial USA Inc.
                                            Newcourt Leasing Corporation, formerly known
                                            as AT&T Capital Leasing Services, Inc.
                                            Newcourt Communications Finance Corporation,
                                            formerly known as AT&T Credit Corporation.
                                            Newcourt Commercial Finance Corporation,
                                            formerly known as AT&T Commercial Finance
                                            Corporation
                                            The address of each originator is 2 Gatehall
                                            Drive, Parsippany, New Jersey 07054.
Indenture and Indenture Trustee...........  The notes will be issued under an indenture.
                                            The Chase Manhattan Bank will serve as
                                            indenture trustee. See 'Descriptions of the
                                            Notes -- Indenture Trustee,' in this
                                            prospectus supplement.
Terms of the Notes:
    Payment Dates.........................  The 20th day of each month, beginning on
                                            August 20, 1999, or if that day is not a
                                            business day, the next business day.
    Interest..............................  The owner trust will calculate interest on the
                                            Class A-1 Notes on the basis of the actual
                                            number of days elapsed and a 360-day year. The
                                            owner trust will calculate interest on the
                                            Class A-2, Class A-3, Class A-4, Class A-5,
                                            Class B, Class C and Class D Notes on the
                                            basis

                                            of a 360-day year comprised of twelve 30-day
                                            months.
                                            On each payment date and after the owner trust
                                            repays any outstanding servicer advances and
                                            pays the servicer's monthly servicing fee, the
                                            owner trust will pay interest on the notes in
                                            the following order:



                                                             CLASS OF           RECEIVES INTEREST
                                                              NOTES               BEFORE CLASS
                                                              -----               ------------
                                                    A-1, A-2, A-3, A-4 and A-5  B, C and D
                                                                B               C and D
                                                                C               D
                                                                D               None



                                            If the available funds are insufficient to pay
                                            interest on all classes of Class A Notes, the
                                            owner trust will apply the available funds pro
                                            rata to the classes of Class A Notes based on
                                            their respective principal balances.
                                            See 'Description of the Notes and Indenture --
                                            Distributions' in this prospectus supplement.
    Principal.............................  After paying interest on the notes, the owner trust will pay principal on the notes on each
                                            payment date. The owner trust will pay
                                            principal in the following order:
                                            Before an Event of Default:




                                              1.     The Class A principal payment amount to
                                                     the Class A Notes as follows:
                                                     (A) Until the payment date when the
                                                         Class A-1 Note principal balance
                                                         becomes zero, [   ]% to the
                                                         Class A-1 Notes and [   ]% to the
                                                         Class A-5 Notes
                                                     (B) On the payment date when the
                                                         Class A-1 Note principal balance
                                                         becomes zero, first to the
                                                         Class A-1 noteholders in an amount
                                                         equal to the remaining Class A-1
                                                         principal balance and then [      ]%
                                                         to the Class A-5 noteholders and
                                                         then [      ]% to the Class A-2,
                                                         A-3, A-4 and A-5 Notes in that
                                                         order, with each successive class
                                                         not being entitled to principal
                                                         until

                                                         the prior class' principal balance
                                                         is reduced to zero
                                                     (C) After the payment date when the
                                                         Class A-1 Note principal balance
                                                         becomes zero, [      ]% to the
                                                         Class A-5 Notes and then among the
                                                         Class A-2, A-3, A-4 and A-5 Notes in
                                                         that order, with each successive
                                                         class not being entitled to
                                                         principal until the prior class'
                                                         principal is reduced to zero.
                                                     If the available amount is insufficient
                                                     for the full payment of the amounts
                                                     called for in (A), (B) or (C) above, the
                                                     allocation of the available amount will
                                                     be as provided in 'Description of the
                                                     Notes and Indenture -- Principal' in
                                                     this prospectus supplement;
                                              2.     to the Class B Notes, the Class B
                                                     principal payment amount;
                                              3.     to the Class C Notes, the Class C
                                                     principal payment amount; and
                                              4.     to the Class D Notes, the Class D
                                                     principal payment amount



                                            The principal payment amount on each class of
                                            the notes on each payment date will be based on
                                            the difference between the aggregate principal
                                            balance of that class of notes on that payment
                                            date and the target amount set for the class or in
                                            the case of Class B, C and D a floor amount set
                                            for the class, if greater than the target amount.
                                            After an Event of Default:
                                            Following an event of default with respect to the
                                            notes, the owner trust will pay principal in the
                                            following order:



                                                    CLASS OF
                                                     NOTES     RECEIVES PRINCIPAL BEFORE CLASSES
                                                     -----     ---------------------------------
                                                      A-1      A-2, A-3, A-4, A-5, B, C and D
                                                      A-2      A-3, A-4, A-5, B, C and D
                                                      A-3      A-4, A-5, B, C and D
                                                      A-4      A-5, B, C and D
                                                      A-5      B, C and D
                                                       B       C and D
                                                       C       D
                                                       D       None

                                            See 'Description of the Notes and Indenture --
                                            Distributions' in this prospectus supplement.
 Stated Maturity Dates....................  The notes will mature on the respective dates shown on the cover of this prospectus
                                            supplement. However, if the day is not a
                                            business day, then the stated maturity date
                                            will be the next business day.
 Optional Purchase of Class A-5 Notes.....  The owner trust will have the right to purchase all of the Class A-5 Notes, on any
                                            payment date, at a purchase price equal to the
                                            principal balance of the Class A-5 Notes plus
                                            a premium.
                                            Following any purchase, the Class A-5 Notes
                                            will not be retired, but will continue to be
                                            entitled to interest and principal payments.
                                            See 'Description of the Notes and
                                            Indenture -- Optional Purchase of Class A-5
                                            Notes' in this prospectus supplement.
Optional Redemption When Note Principal is
  Less Than 10% of Initial Contract Pool
Principal Balance.........................  Newcourt Financial USA, Inc., the seller of contracts to the depositor, has the option to
                                            purchase the owner trust's assets when the
                                            outstanding note principal balance is less
                                            than 10% of the initial contract pool
                                            principal balance. If the seller exercises
                                            this option, the indenture trustee will redeem
                                            all notes on the next payment date. The
                                            redemption price for each note will be the
                                            note's principal amount plus unpaid accrued
                                            interest to but excluding the redemption date.
                                            The contract principal balance of any contract
                                            is the present value of the unpaid scheduled
                                            payments due on that contract discounted at
                                            the discount rate, called the 'statistical
                                            discount rate,' of 6.95%. This prospectus
                                            supplement uses this statistical discount rate
                                            to calculate principal balances of contracts
                                            throughout. The 'contract pool principal
                                            balance' is the aggregate of the individual
                                            discounted contract principal balances.
                                            See 'Description of the Notes and Indenture --
                                            Optional Purchase of Contracts' in this
                                            prospectus supplement.
Cut-off Date..............................  June 1, 1999.
Closing Date..............................  On or about               , 1999.

Servicing; Servicing Fee..................  The servicer will be responsible for servicing, managing and administering the
                                            contracts and related interests, and enforcing
                                            and making collections on the contracts. The
                                            servicer may make advances for delinquent
                                            scheduled payments, to the extent it
                                            determines that advances will be recoverable
                                            in future periods. Servicer advances are
                                            reimbursable from contract payments.
                                            See 'Description of the Pooling and Servicing
                                            Agreements -- Servicing' in the accompanying
                                            prospectus.
                                            The servicer's monthly fee will equal the
                                            product of
                                            one-twelfth of .75% and
                                            the aggregate contract pool principal balance
                                            as of the last day of the second preceding
                                             collection period.
                                            The servicer fee is payable out of contract
                                            payments.
                                            The servicer will pay any sub-servicer
                                            servicing fees from its monthly servicing fee.
                                            See 'Description of the Notes -- Servicing' in
                                            this prospectus supplement.
Ratings...................................  The owner trust will not issue any class of notes unless Standard & Poor's Ratings
                                            Services, Moody's Investors Service, Inc. and
                                            Duff & Phelps Credit Rating Co. assign at
                                            least the following ratings to each class of
                                            notes:



                                            CLASS  S&P   MOODY'S   DUFF & PHELPS
                                            -----  ---   -------   -------------
                                            A-1
                                            A-2
                                            A-3
                                            A-4
                                            A-5
                                            B
                                            C
                                            D


                                            See 'Ratings of the Notes' in this prospectus
                                            supplement and the accompanying prospectus.

Owner Trust Assets
      A. The Contracts....................  The contracts will consist of the following:
                                            equipment lease contracts,
                                            installment sale contracts,
                                            conditional sales/financing agreements,
                                            promissory notes, and
                                            loan and security agreements.
                                            As of June 1, 1999, the pool of contracts for
                                            the owner trust had the following
                                            characteristics. Percentages are based on the
                                            contract pool principal balance:
                                            Initial contract pool
                                              principal balance ........... $1,777,838,645
                                            Number of contracts ................... 79,494
                                            Average contract
                                              principal balance .................. $22,364
                                            Leases as a percentage
                                              of the contracts .................... 65.28%
                                            Loans and other
                                              financing arrangements
                                              as a percentage
                                              of the contracts ................... 34.72%;
                                            Underlying equipment type concentration:



                                                                                   PRINCIPAL BALANCE
                                                          EQUIPMENT TYPE             CONCENTRATION
                                                          --------------             -------------
                                                 telecommunications..............        23.38%
                                                 manufacturing and
                                                       construction..............        11.25%
                                                 computers and point of sale.....        16.31%
                                                 transportation..................        14.64%



                                            No other single type of equipment accounted
                                             for more than 10% of the initial contract
                                             pool principal balance
                                            Geographic concentration:



                                                                                   PRINCIPAL BALANCE
                                                              STATE                  CONCENTRATION
                                                              -----                  -------------
                                                 California......................        12.45%
                                                 Illinois........................         5.81
                                                 New Jersey......................         8.48
                                                 New York........................         8.61
                                                 Texas...........................         6.64

                                            No other state represented more than 5% of the
                                               initial contract pool principal balance
                                            remaining terms
                                             of the contracts ............... one month to
                                                                                 174 months
                                            the weighted average
                                              remaining term of the contracts ... 48 months
                                            weighted average
                                              age of the contracts ............... 7 months.
                                            See 'The Contracts -- Statistics Relating to
                                            the Cut-Off Date Contract Pool' in this
                                            prospectus supplement.
      B. Cash Collateral Account..........  The depositor will establish a cash collateral account having an initial balance of
                                            $            for the benefit of the
                                            noteholders. The indenture trustee will use
                                            cash collateral account funds to pay the
                                            following amounts if payments on the contracts
                                            are insufficient:
                                            interest due on the notes;
                                            the difference between the notes' aggregate
                                             principal balances and the contract pool
                                             principal balance and
                                            principal on the notes on the applicable
                                            stated maturity date.
                                            See 'Description of the Notes and Indenture --
                                            Cash Collateral Account' in this prospectus
                                            supplement.
Use of Proceeds...........................  After the deposit of funds from the note sale proceeds into the cash collateral account and
                                            payment of expenses, the owner trust will pay
                                            the remaining proceeds of the sale of notes to
                                            the depositor. The depositor will pay the
                                            proceeds to a warehousing trust or to Newcourt
                                            Financial USA Inc. in payment of the purchase
                                            price of contracts acquired from them,
                                            respectively.
                                            See 'Use of Proceeds' in this prospectus
                                            supplement.
Legal Investment..........................  The Class A-1 Notes will be eligible securities for purchase by money market funds
                                            under Rule 2a-7 under the Investment Company
                                            Act of 1940.

                             BACKGROUND INFORMATION



     The information in this section will help you understand the information in this prospectus supplement and the accompanying prospectus.



     The principal balance of any contract is the present value of the unpaid scheduled payments due on the contract after a cut-off date. The principal balance of a contract excludes all scheduled payments due on or prior to, but not received as of, that date, as well as any scheduled payments due after but received before that date. The principal balance also excludes any prepayments received on or prior to that date. The scheduled payments are discounted monthly at the rate of 6.95% per annum.



     The aggregate principal balance of the contracts expected to be held by the owner trust as of any particular date is referred to as the contract pool principal balance. The contract pool principal balance, as of the initial cut-off date, is referred to as the initial cut-off date contract pool principal balance or the initial contract pool. The cut-off date shall be June 1, 1999 for all contracts transferred to the owner trust on the closing date for the sale of the notes. It will be the first day of the month of transfer to the owner trust for each substitute contract.



     Contract balance percentages and amounts discussed below are based on the aggregate principal balance of the contracts being transferred to the owner trust as of the initial cut-off date, unless a different date is noted. Changes in the characteristics of the contract pool between the initial cut-off date and the closing date will not affect more than 5% of the initial cut-off date contract pool principal balance.


                                  RISK FACTORS

     You should carefully consider the following risk factors before you invest in notes. You should also carefully consider the risk factors beginning on page 10 of the accompanying prospectus.


FUTURE CONTRACT DELINQUENCY AND LOSS EXPERIENCE OF THE CONTRACT POOL MAY VARY SUBSTANTIALLY FROM THE ORIGINATORS' HISTORICAL EXPERIENCE



     The depositor presents the historical contract delinquency and loss experience of the originators' portfolios of contracts similar to those being transferred to the owner trust under 'The Contracts -- Statistics Relating to Delinquencies and Defaults.' However, the actual results for the owner trust's contracts could be substantially worse. If so, you may not receive note interest and principal payments in the amounts and at the times you expect.



SOME NOTE CLASSES WILL BE ENTITLED TO INTEREST AND PRINCIPAL PAYMENTS BEFORE OTHERS



     The owner trust will pay interest, principal or both on some classes of notes prior to paying interest, principal or both on other classes of notes. The subordination of some classes of notes to others means that the subordinated classes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the classes having prior payment rights. See 'Description of the Notes -- Distributions', ' -- Subordination of Subordinate Notes' and ' -- Cash Collateral Account' in this prospectus supplement.

     Moreover, the more senior classes of notes could lose the credit enhancement provided by the more subordinate classes and the cash collateral account if delinquencies and defaults on contracts increase and the collections on contracts and amounts in the cash collateral account are insufficient to pay even the more senior classes of notes.


ADVERSE EVENTS IN FIVE HIGH CONCENTRATION STATES MAY CAUSE INCREASED DEFAULTS AND DELINQUENCIES



     If adverse events or economic conditions were particularly severe in a geographic region where there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the contracts may increase. As a result, the overall timing and amount of collections on the contracts held by the owner trust may differ from what you expect, and you may experience delays or reductions in payments.



     The following are the approximate percentages of the initial contract pool principal balance of the owner trust's contracts whose obligors are located in the following states:



          12.45%in California,



          5.81% in Illinois,



          8.84% in New Jersey,



          8.61% in New York and



          6.64% in Texas.



The remaining states accounted for 42.35% of the initial contract pool principal balance, and none of these remaining states accounted for more than 5% of the initial contract pool principal balance.



     Although the depositor does not know of any matters likely to increase the rate of delinquencies or defaults in these states, an example of an adverse event specific to a geographic region is the possibility of a catastrophic earthquake in California. An earthquake in California could have negative regional economic repercussions and potentially cause obligors in that region to delay or reduce their payments on contracts. Additionally, a substantial downturn in the financial services industry, which is highly concentrated in the states of New York and New Jersey, or in the oil and gas industry, which is concentrated in the state of Texas could reduce revenues for obligors in those states and ultimately reduce the associated obligors' ability to make timely payments on their related contracts.



ADVERSE ECONOMIC CONDITIONS IN HIGH CONCENTRATION INDUSTRIES MAY CAUSE INCREASED DEFAULTS AND DELINQUENCIES



     If the industries in which there is a substantial concentration of contracts experience adverse events or economic conditions, the timing and amount of collections on the contracts held by the owner trust may differ from what you expect. This could result in delays or reduced payments to you. As of the initial cut-off date, of the contract pool principal balance approximately

          22.12% related to equipment used in the services industry, excluding medical and professional services,



          8.96% related to equipment used in professional services,



          8.45% related to equipment used in transportation,



          24.33% related to the manufacturing industry,



          10.50% related to the retail and wholesale trade industry and



          6.96% related to the financial services industry,






No other industry accounts for more than 5.00% of the contract pool principal balance. While the depositor does not know of any industry conditions, practices or other matters likely to increase the rate of delinquencies or defaults on contracts with end-users in these industries, some of them may be adversely affected by various economic conditions. For example, a rise in interest rates may weaken the demand for construction services. Moreover, the retail trade industry is dependent upon the level of consumer confidence and spending. Adverse developments concerning these conditions will tend to increase the rate of delinquencies and defaults by contract obligors in those industries. This, in turn, could result in reductions of or delays in collection of funds for payment of the notes.



PRODUCT DEFECTS OR OBSOLESCENCE OR ADVERSE ECONOMIC EVENTS FOR TWO VENDORS ACCOUNTING FOR HIGH PROPORTIONS OF THE CONTRACTS MAY CAUSE INCREASED DEFAULTS AND DELINQUENCIES



     Lucent Technologies Inc., a leading producer of communications systems, software and products, is the vendor of equipment for approximately 19.71% of the contract pool principal balance calculated as of the initial cut-off date. Products of Dell Computer Corporation, a leading producer of computer systems, accounted for approximately 11.61% of the contract pool balance calculated as of the initial cut-off date. Although the depositor is unaware of conditions which increase the risk of an increase in the rate of defaults or delinquencies on contracts pertaining to equipment produced by these two vendors, some events concerning these vendors or their products could have that effect. For example, if either of these vendors were to experience financial difficulties, the obligors' payment performance with respect to the related contracts may decline as the obligors may be less inclined to make payments on contracts with respect to a vendor which is suffering financial difficulties. Additionally, the occurrence of a substantial number of defects in products produced by either of these vendors may result in decisions by the obligors on the contracts relating to equipment that proved defective not to pay the contract amounts, to pay late or to pay smaller amounts. This could result in reductions of or delays in payments you expect on the notes. Moreover, obsolescence of the products of either of these vendors could result in prepayments of contracts that would cause the notes to be paid earlier than you expect. No other single vendor originated more than 10% of the contract pool principal balance as of the initial cut-off date.

THE OWNER TRUST NOT HAVING SECURITY INTERESTS IN COMPUTER SOFTWARE AND SERVICES AND THE OWNER TRUST NOT BEING NAMED AS SECURED PARTY IN MOTOR VEHICLE TITLE CERTIFICATES WILL LEAVE THE OWNER TRUST WITHOUT COLLATERAL FOR THE ASSOCIATED CONTRACTS



     The owner trust will have no security interest in computer software and computer services contracts, which accounted for 9.42% of the initial contract pool balance, and the owner trust will not be named as a secured party in the title certificates for motor vehicle contracts, which accounted for a substantial portion of the 14.64% of the initial contract pool principal balance attributable to the transportation industry. If the obligor on this type of contract fails to pay or is late in paying, the owner trust will have no recourse to the software, services or motor vehicles, as the case may be, underlying the contracts. This increases the risk that the owner trust will be unable to pay or will be late in paying the amounts you expect on the notes.



PENDING AND COMPLETED BUSINESS COMBINATIONS MAY AFFECT THE DEPOSITOR'S, ORIGINATORS' AND SERVICER'S OPERATIONS



     The indirect parent company of the depositor, originators and servicer, Newcourt Credit Group Inc., has completed a number of acquisitions during the past five years, including the acquisition of AT&T Capital Corporation in 1998. See 'Newcourt Credit Group Inc. -- Acquisitions' in the accompanying prospectus. The AT&T Capital Corporation acquisition has required a significant amount of management time. Diversion of management attention from existing operations and the task of integrating acquired businesses and their systems have affected the originators' portfolio of receivables similar to the contracts and may continue to do so in the future. See 'The Contracts -- Losses and Recoveries -- Twelve Months Ended 12/31/98 versus Twelve Months Ended 12/31/97' in this prospectus supplement.



     Moreover, Newcourt Credit Group Inc. has entered into an agreement providing for a business combination with The CIT Group, Inc. Preparing for the completion of this combination and, if completed, integration of Newcourt and CIT will require a substantial amount of management's time. Diversion of management attention from Newcourt's existing business as well as problems that may arise in connection with the integration of Newcourt and CIT may have a material adverse impact on Newcourt's revenues and results of operations. The integration of Newcourt and CIT may result in additional expenses which could negatively impact Newcourt's results of operations. Further, the uncertainty created by the combination may result in the loss of management and other employees. The unavailability of these people and the resulting disruption in Newcourt's operations could have a material adverse effect on Newcourt's business.



     The transaction is subject to a number of conditions, and the depositor cannot assure you that the conditions will be satisfied or that the transaction will be completed.



     The transaction involves the integration of two companies that have different corporate cultures and that have previously operated independently. In addition, the composition of the combined company's management will be new. The success of the combined company will depend to a significant degree on the compatibility of key executives and its ability to retain highly-skilled personnel. It is not certain that the two companies will be able to integrate their operations without encountering difficulties, including incompatibility of key executives,



          the loss of key employees and customers,



          the disruption of ongoing businesses or



          possible inconsistencies in systems, standards, procedures and policies.



It is possible that the servicer's operations and ability to provide the services required under the pooling and servicing agreement could be disrupted as a result.


                                THE OWNER TRUST

THE OWNER TRUST


     The depositor will create the owner trust prior to the closing of the note offering under a trust agreement, dated as of July 1, 1999, between the depositor and the owner trustee.



     Under a pooling and servicing agreement, dated as of July 1, 1999, among the depositor,



          the indenture trustee,



          the owner trustee,



          Newcourt Financial USA Inc. as an originator and the seller of contracts to the depositor and the servicer,



the depositor will transfer all of the contracts and the related security interests to the owner trust. As noted in 'The Seller and Originators -- Underwriting and Servicing -- Documentation' and 'The Contracts -- Software and Services' in the accompanying prospectus, some transferred contracts will not have associated security interests.



     The owner trust will issue an equity certificate, representing the beneficial ownership interest in the owner trust, to the depositor. The equity certificate will be entitled to any excess amount available on any payment date after reimbursement of servicer advances and payment of servicing fees, principal and interest on the notes and amounts payable in connection with the cash collateral account. See 'Description of the Indenture and Notes -- Distributions' in this prospectus supplement. The depositor is not offering and selling the equity certificate under this prospectus supplement and the accompanying prospectus.


THE INDENTURE


     Under an indenture dated as of July 1, 1999 between the owner trust and The Chase Manhattan Bank, as indenture trustee, the indenture trustee will authenticate and deliver the notes.

CAPITALIZATION OF THE OWNER TRUST


     If the issuance and sale of the notes had taken place on the initial cut-off date, the capitalization of the owner trust on that date would have
consisted of notes with an aggregate principal amount of $         and an equity
certificate.


THE OWNER TRUSTEE


     The Bank of New York (Delaware) will be the owner trustee under the trust agreement. The owner trustee is a national banking association and its principal offices are located at 101 Barclay Street, 12E, New York, New York 10286.


                                 THE CONTRACTS




DESCRIPTION OF THE CONTRACTS

     All of the contracts are commercial, rather than consumer, leases or loans. See 'The Contracts' in the accompanying prospectus.


STATISTICS RELATING TO THE INITIAL CUT-OFF DATE CONTRACT POOL



     The initial contract pool principal balance is $1,777,838,645. This amount is based upon the contract pool principal balance determined as of the initial cut-off date, but also includes an amount in respect of scheduled payments on the contracts due prior to, but not received as of, the cut-off date.






             COMPOSITION OF THE INITIAL CUT-OFF DATE CONTRACT POOL



                          INITIAL            WEIGHTED          WEIGHTED         AVERAGE
                        STATISTICAL          AVERAGE           AVERAGE         CONTRACT
                       CONTRACT POOL         ORIGINAL         REMAINING        PRINCIPAL
     NUMBER OF           PRINCIPAL             TERM              TERM           BALANCE
     CONTRACTS            BALANCE            (RANGE)           (RANGE)          (RANGE)
--------------------   --------------    ----------------   --------------   -------------
79,494                 $1,777,838,645       55 months         48 months         $22,364
                                         (four months to    (one month to      ($0.00 to
                                           180 months)       174 months)     $20,352,356)


                               TYPE OF CONTRACTS


                                                                                       % OF INITIAL
                                                                        AGGREGATE      STATISTICAL
                                                         % OF TOTAL      CONTRACT      CONTRACT POOL
                                             NUMBER OF   NUMBER OF      PRINCIPAL      PRINCIPAL
TYPE OF CONTRACT                             CONTRACTS   CONTRACTS       BALANCE        BALANCE
-------------------------------------------  ---------   ----------   --------------   -------------
True Leases................................    48,267       60.72%    $  573,672,280        32.27%
Finance Leases.............................    24,370       30.66        586,915,386        33.01
Loans......................................     1,370        1.72        160,738,000         9.04
Installment Payment Agreements.............     5,487        6.90        456,512,979        25.68
                                              -------      ------     --------------      -------
      Totals...............................    79,494      100.00%    $1,777,838,645       100.00%
                                              -------      ------     --------------      -------
                                              -------      ------     --------------      -------

                             GEOGRAPHICAL DIVERSITY

                                                                                       % OF INITIAL
                                                                        AGGREGATE      STATISTICAL
                                                         % OF TOTAL      CONTRACT      CONTRACT POOL
                                             NUMBER OF   NUMBER OF      PRINCIPAL      PRINCIPAL
STATE                                        CONTRACTS   CONTRACTS       BALANCE        BALANCE
-------------------------------------------  ---------   ----------   --------------   -------------

Alabama....................................     1,395        1.75%    $   23,685,893         1.33%
Alaska.....................................       169        0.21          4,125,514         0.23
Arizona....................................     1,243        1.56         25,768,556         1.45
Arkansas...................................       571        0.72         19,900,686         1.12
California.................................    10,942       13.76        221,359,424        12.45
Colorado...................................     1,518        1.91         21,790,663         1.23
Connecticut................................     1,319        1.66         27,157,604         1,53
Delaware...................................       272        0.34          6,668,105         0.38
District of Columbia.......................       443        0.56          6,535,488         0.37
Florida....................................     4,764        5.99         87,374,752         4.91
Georgia....................................     2,352        2.96         58,250,411         3.28
Hawaii.....................................       267        0.34          4,157,552         0.23
Idaho......................................       497        0.63          8,472.672         0.48
Illinois...................................     3,004        3.78        103,334,512         5.81
Indiana....................................     1,060        1.33         24,904,224         1.40
Iowa.......................................       430        0.54         11,246,623         0.63
Kansas.....................................       426        0.54         11,354,921         0.64
Kentucky...................................       718        0.90         20,304,709         1.14
Louisiana..................................       650        0.82         15,493,951         0.87
Maine......................................       417        0.52         17,245,891         0.97
Maryland...................................     1,574        1.98         39,936,248         2.25
Massachusetts..............................     2,951        3.71         59,723,712         3.36
Michigan...................................     2,365        2.98         43,605,810         2.45
Minnesota..................................     1,055        1.33         26,745,109         1.50
Mississippi................................       485        0.61         12,480,653         0.70
Missouri...................................       930        1.17         27,496,080         1.55
Montana....................................       202        0.25          2,886,047         0.16
Nebraska...................................       288        0.36         10,034,030         0.56
Nevada.....................................       639        0.80         13,512,694         0.76
New Hampshire..............................       629        0.79         10,462,029         0.59
New Jersey.................................     4,323        5.44        150,824,423         8.48
New Mexico.................................       496        0.62          8,922,935         0.50
New York...................................     7,550        9.50        152,985,660         8.61
North Carolina.............................     1,765        2.22         32,585,780         1.83
North Dakota...............................        61        0.08          1,407,941         0.08
Ohio.......................................     2,253        2.83         55,851,419         3.14
Oklahoma...................................       596        0.75         13,246,794         0.75
Oregon.....................................     1,152        1.45         23,948,749         1.35
Pennsylvania...............................     3,655        4.60         62,309,856         3.50
Puerto Rico................................         8        0.01          1,254,582         0.07


                                                  (table continued on next page)

(table continued from previous page)

                                                                                       % OF INITIAL
                                                                        AGGREGATE      STATISTICAL
                                                         % OF TOTAL      CONTRACT      CONTRACT POOL
                                             NUMBER OF   NUMBER OF      PRINCIPAL      PRINCIPAL
STATE                                        CONTRACTS   CONTRACTS       BALANCE        BALANCE
-------------------------------------------   -------      ------     --------------      -------
Rhode Island...............................       333        0.42     $    6,318,746         0.36%
South Carolina.............................       716        0.90         12,178,201         0.69
South Dakota...............................        95        0.12          1,273,733         0.07
Tennessee..................................     1,188        1.49         26,923,826         1.51
Texas......................................     5,706        7.18        118,096,451         6.64
Utah.......................................       990        1.25         23,394,825         1.32
Vermont....................................       270        0.34          6,817,057         0.38
Virginia...................................     1,809        2.28         47,415,521         2.67
Washington.................................     1,583        1.99         29,477,857         1.66
West Virginia..............................       362        0.46         14,999,047         0.84
Wisconsin..................................       846        1.06         18,948,853         1.07
Wyoming....................................       162        0.20          2,641,827         0.15
                                              -------      ------     --------------      -------
      Total................................    79,494      100.00%    $1,777,838,645       100.00%
                                              -------      ------     --------------      -------
                                              -------      ------     --------------      -------


                                 PAYMENT STATUS


                                                                                       % OF INITIAL
                                                                        AGGREGATE      STATISTICAL
                                             AGGREGATE   % OF TOTAL      CONTRACT      CONTRACT POOL
                                             NUMBER OF   NUMBER OF      PRINCIPAL      PRINCIPAL
PAYMENT STATUS                               CONTRACTS   CONTRACTS       BALANCE        BALANCE
-------------------------------------------  ---------   ----------   --------------   -------------
Current, including 1 to 30 day delinquent
   contracts...............................    75,665       95.18%    $1,686,644,243        94.87%
31-60 Days Delinquent......................     3,829        4.82         91,194,402         5.13
                                              -------      ------     --------------      -------
      Total................................    79,494      100.00%    $1,777,838,645       100.00%
                                              -------      ------     --------------      -------
                                              -------      ------     --------------      -------

                               TYPES OF EQUIPMENT


                                                                                       % OF INITIAL
                                                                        AGGREGATE      STATISTICAL
                                             AGGREGATE   % OF TOTAL      CONTRACT      CONTRACT POOL
                                             NUMBER OF   NUMBER OF      PRINCIPAL      PRINCIPAL
TYPE OF EQUIPMENT                            CONTRACTS   CONTRACTS       BALANCE        BALANCE
-------------------------------------------  ---------   ----------   --------------   -------------
Telecommunications.........................    15,423       19.40%    $  415,724,743        23.38%
Computers and Point-of-Sale................    43,953       55.29        290,004,015        16.31
Transportation.............................     3,940        4.96        260,360,013        14.64
Computer Software..........................       505        0.64        167,414,100         9.42
Medical....................................       929        1.17        135,432,044         7.62
Construction...............................     2,535        3.19        138,374,260         7.78
Manufacturing..............................     1,929        2.43         61,740,800         3.47
General Office.............................     1,689        2.12         31,616,384         1.78
Printing...................................       262        0.33         28,302,638         1.59
Automotive Diagnostic Equipment............     3,106        3.91         43,092,869         2.42
Resources..................................       288        0.36         34,448,452         1.94
Commercial/Retail Fixtures.................        72        0.09          8,032,479         0.45
Industrial.................................        13        0.02          2,094,492         0.12
Other......................................     4,850        6.10        161,201,356         9.07
                                              -------      ------     --------------      -------
      Total................................    79,494      100.00%    $1,777,838,645       100.00%
                                              -------      ------     --------------      -------
                                              -------      ------     --------------      -------


                          CONTRACT PRINCIPAL BALANCES


                                                                                      % OF INITIAL
                                                                       AGGREGATE      STATISTICAL
                                           AGGREGATE   % OF TOTAL      CONTRACT       CONTRACT POOL
                                           NUMBER OF   NUMBER OF       PRINCIPAL      PRINCIPAL
CONTRACT PRINCIPAL BALANCE                 CONTRACTS   CONTRACTS        BALANCE        BALANCE
-----------------------------------------  ---------   ----------   ---------------   -------------
$           0 to $    5,000.00..........     41,248       51.89%    $   115,198,082         6.48%
$    5,000.01 to $   25,000.00..........     25,422       31.98         282,365,359        15.88
$   25,000.01 to $   50,000.00...........     5,849        7.36         208,232,949        11.71
$   50,000.01 to $  100,000.00...........     4,260        5.36         303,197,317        17.05
$  100,000.01 to $  500,000.00...........     2,418        3.04         446,637,475        25.12
$  500,000.01 to $1,000,000.00...........       188        0.24         129,171,102         7.27
$1,000,000.01 to $2,000,000.00...........        67         .08       91,203,857.78         5.13
$2,000,000.01 to $3,000,000.00...........        19         .02       46,540,466.74         2.62
$3,000,000.01 to $4,000,000.00...........         7         .01       24,929,242.17         1.40
$4,000,000.01 to $5,000,000.00...........         5         .01       21,500,076.07         1.21
Over $5,000,000.00.......................        11         .01      108,862,718.62         6.12
                                            -------      ------     ---------------      -------
      Total..............................    79,494      100.00%    $ 1,777,838,645       100.00%
                                            -------      ------     ---------------      -------
                                            -------      ------     ---------------      -------

                          REMAINING TERMS OF CONTRACTS



                                                                                       % OF INITIAL
                                                                        AGGREGATE      STATISTICAL
                                             AGGREGATE   % OF TOTAL      CONTRACT      CONTRACT POOL
                                             NUMBER OF   NUMBER OF      PRINCIPAL      PRINCIPAL
REMAINING TERMS OF CONTRACTS                 CONTRACTS   CONTRACTS       BALANCE        BALANCE
-------------------------------------------  ---------   ----------   --------------   -------------
(MONTHS)
  0- 12...................................     2,255        2.84%    $   20,783,538         1.17%
 13- 24...................................    12,042       15.15        123,333,621         6.94
 25- 36...................................    41,218       51.85        412,164,541        23.18
 37- 48...................................     6,548        8.24        333,180,248        18.74
 49- 60...................................    16,597       20.88        673,257,873        37.87
 61- 72...................................       530        0.67         83,242,088         4.68
 73- 84...................................       178        0.22         53,724,786         3.02
 85- 96...................................         7        0.01          3,417,436         0.19
 97-108...................................        10        0.01          3,147,857         0.18
109-120...................................       107        0.13         70,333,870         3.96
Over 120..................................         2        0.00          1,252,786         0.07
                                              -------      ------     --------------      -------
      Total................................   79,494      100.00%    $1,777,838,645       100.00%
                                              -------      ------     --------------      -------
                                              -------      ------     --------------      -------



                                TYPES OF OBLIGOR



                                                                                       % OF INITIAL
                                                                        AGGREGATE      STATISTICAL
                                             AGGREGATE   % OF TOTAL      CONTRACT      CONTRACT POOL
                                             NUMBER OF   NUMBER OF      PRINCIPAL      PRINCIPAL
TYPE OF OBLIGOR                              CONTRACTS   CONTRACTS       BALANCE        BALANCE
-------------------------------------------  ---------   ----------   --------------   -------------
Manufacturing..............................     8,963       11.28%    $  432,487,925        24.33%
Service, other than professional, medical
   and financial...........................    29,171       36.70        393,340,711        22.12
Retail and Wholesale Trade.................     9,295       11.69        186,590,147        10.50
Professionals..............................     5,192        6.53        159,381,724         8.96
Transportation.............................     3,636        4.57        150,288,575         8.45
Financial Services.........................     5,240        6.59        123,746,891         6.96
Construction...............................     1,988        2.50         70,184,083         3.95
Medical....................................       925        1.16         36,218,027         2.04
Resources..................................     2,253        2.83         31,867,285         1.79
Machine Tools..............................       248        0.31         28,605,481         1.61
Government.................................       143        0.18         13,954,565         0.78
Printing and Copy Centers..................       724        0.91         13,833,369         0.78
Other......................................    11,716       14.74        137,339,862         7.73
                                              -------      ------     --------------      -------
      Total................................    79,494      100.00%    $1,777,838,645       100.00%
                                              -------      ------     --------------      -------
                                              -------      ------     --------------      -------



                             OBLIGOR CONCENTRATION



                                                                         AGGREGATE    % OF INITIAL
                                                            AGGREGATE    CONTRACT     STATISTICAL
              OBLIGORS (INCLUDING CONTRACTS                 NUMBER OF    PRINCIPAL    CONTACT POOL
                  SECURING VENDOR LOANS)                    CONTRACTS     BALANCE     PRINCIPAL BALANCE
----------------------------------------------------------  ---------   -----------   -----------------
Top 5.....................................................     181      $94,997,817          5.34%

STATISTICS RELATING TO DELINQUENCIES AND DEFAULTS


     The following table shows contract delinquency statistics for the originators' portfolios of receivables similar to the contracts, on an aggregate basis, as of December 31 in each of the past five years and as of March 31, 1998 and 1999. The applicable originators used the underwriting standards described in the prospectus under the section titled 'The
Originators -- Underwriting -- General' for all of these receivables. For these purposes, a 'delinquency' means that the obligor on the contract has failed to make a required scheduled payment in an amount equal to at least 90% of the required scheduled payment within 60 days of the due date. For these purposes, any payment made by the obligor on a contract subsequent to the required payment date is applied to the earliest payment which was unpaid. These statistics are not necessarily indicative of the future performance of the contracts. The following table is based on the net investment for all contracts originated by Newcourt Financial USA Inc. and the gross receivable for contracts originated by the other originators. Net investment is equal to the outstanding funds deployed for the acquisition of contracts less any principal payments made under the contracts. The gross receivable is the sum of the remaining payments associated with the contracts.


     .

                             CONTRACT DELINQUENCIES





                                                                   PERCENTAGE OF CONTRACT BALANCES
                                                                        WHICH WERE DELINQUENT
                                                               ---------------------------------------
                                              CONTRACT         31 TO 60   61 TO 90   OVER 90
AS OF                                          BALANCE          DAYS       DAYS       DAYS       TOTAL
------------------------------------------  ----------------   --------   --------   ---------   -----
                                               (IN THOUSANDS)
12/31/94..................................     $4,289,244        2.81%      0.77%      0.92%     4.50%
12/31/95..................................     $4,823,203        3.58%      0.86%      1.12%     5.56%
12/31/96..................................     $5,871,337        3.81%      1.14%      1.18%     6.13%
12/31/97..................................     $6,745,905        2.85%      0.83%      0.91%     4.59%
12/31/98..................................     $8,714,990        4.38%      1.28%      1.63%     7.29%

03/31/98..................................     $7,239,915        3.00%      1.12%      1.19%     5.31%
03/31/99..................................     $9,662,157        3.83%      1.37%      1.64%     6.84%


                             LOSSES AND RECOVERIES


     The following table shows statistics for gross losses and losses net of recoveries on defaulted contracts within the originators' portfolios of receivables similar to the contracts during the twelve-month period ending December 31 in each of the past five years and the three-month periods ended March 31, 1998 and 1999. Gross losses means total losses before recoveries measured against the net investment of the contracts, gross of any allowance for losses. Losses net of recoveries means losses after recoveries measured against the net investment of the contracts, gross of any allowance for losses. These statistics are not necessarily indicative of the future performance of the contracts.



                                                  AGGREGATE NET   GROSS LOSSES AS A   NET LOSSES AS A
                                                  INVESTMENT OF   PERCENTAGE OF NET   PERCENTAGE OF NET
TWELVE MONTHS ENDED                                CONTRACTS      INVESTMENT          INVESTMENT
------------------------------------------------  -------------   -----------------   -----------------
                                                  (IN THOUSANDS)
12/31/94........................................   $ 3,839,569          1.77%               1.22%
12/31/95........................................   $ 4,461,217          1.66%               1.22%
12/31/96........................................   $ 5,774,645          1.87%               1.34%
12/31/97........................................   $ 6,765,600          1.74%               1.27%
12/31/98........................................   $ 8,604,488          1.86%               1.16%

THREE MONTHS ENDED
03/31/98........................................   $ 7,400,799          1.79%               1.26%
03/31/99........................................   $ 9,509,069          1.58%               1.00%






TWELVE MONTHS ENDED 12/31/98 VERSUS TWELVE MONTHS ENDED 12/31/97



     The amounts classified as delinquent as a percentage of the originators' owned and managed portfolios increased from 4.59% to 7.29%. The increase in delinquencies is directly attributable to integration issues related to the consolidation of offices, systems conversions and changes in business names relating to the acquisition of AT&T Capital Corporation in early 1998. See 'Newcourt Credit Group Inc. -- Acquisitions' in the accompanying prospectus. The servicer is addressing these issues, which is reflected in a decline in delinquencies as of March 31, 1999. Net losses as a percentage of the originators' owned and managed portfolios decreased slightly from 1.27% to 1.16%. The slight decrease is not attributable to any one factor and the depositor has no basis to predict, and offers no assurances as to, whether net losses as a percentage of the originators' owned and managed portfolios will continue to decrease in subsequent periods. The originators' owned and managed portfolios increased approximately 27% from $6,765,600,000 to $8,604,488,000 due to normal growth in the amounts of contracts originated.



TWELVE MONTHS ENDED 12/31/97 VERSUS TWELVE MONTHS ENDED 12/31/96



     The amounts classified as delinquent as a percentage of the originators' owned and managed portfolios decreased from 6.13% to 4.59%. Net losses as a percentage of the originators' owned and managed portfolios decreased slightly from 1.34% to 1.27%. The slight decrease is not attributable to any one factor and the depositor has no basis to predict, and offers no assurances as to, whether net losses as a percentage of the originators' owned and managed portfolios will continue to decrease in subsequent periods. The originators' owned and managed portfolios increased approximately 17% from $5,774,645,000 to $6,765,600,000 due to normal growth in the amounts of contracts originated.



THREE MONTHS ENDED 3/31/99 VERSUS THREE MONTHS ENDED 3/31/98



     The amounts classified as delinquent as a percentage of the originators' owned and managed portfolios increased from 5.31% to 6.84%. The increase in delinquencies is directly attributable to integration issues related to the consolidation of offices, systems conversions and changes in business names.
The servicer is addressing these
issues which is reflected in a decline in delinquencies over the first quarter of 1999. Net losses as a percentage of the originators' owned and managed portfolios decreased slightly from 1.26% to 1.00%. The slight decrease is not attributable to any one factor and the depositor has no basis to predict, and offers no assurances as to, whether net losses as a percentage of the originators' owned and managed portfolios will continue to decrease in subsequent periods. The originators' owned and managed portfolios increased approximately 28% from $7,400,799,000 to $9,509,069,000 due to normal fluctuations in the amounts of contracts originated.


                       WEIGHTED AVERAGE LIFE OF THE NOTES

     The rate of payments on contracts will directly affect

          the rate of note principal payments;

          the aggregate amount of each note interest payment; and

          the yield to maturity of the notes.


     The payments on the contracts may be in the form of payments scheduled to be made under the terms of the contracts, prepayments or liquidations due to default, casualty and other events which cannot be predicted. Newcourt Financial USA may purchase contracts from the owner trust if the contracts were ineligible for transfer at the time of transfer to the owner trust. Any payments for these reasons, other than scheduled payments may result in distributions to you of amounts which would otherwise have been distributed over the remaining term of the contracts. Each prepayment, liquidation or repurchase of a contract, if the contract is not replaced by the depositor with a comparable substitute contract as described under 'The Contracts -- Substitution of Contracts' in the accompanying prospectus, will shorten the weighted average remaining term of the contracts and the weighted average life of the notes. See 'Risk
Factors -- Contract Prepayments, Ineligibility or Default May Cause Earlier Repayment of the Notes Than You Expect and You May Not be Able to Find Investments with the Same Yield as the Notes at the Time of Repayment' in the accompanying prospectus.



     The following chart sets forth the percentage of the initial principal amount of each class of notes which would be outstanding on the distribution dates set forth below assuming the conditional prepayment rates indicated in the chart. This information is hypothetical. The conditional prepayment rate assumes that a fraction of the outstanding contracts is prepaid on each payment date, which implies that each contract in the pool of contracts is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the conditional prepayment rate for the contracts. The conditional prepayment rate measures prepayments based on the contract pool principal balance, after the payment of all payments scheduled to be made under the terms of the contracts during each collection period. The conditional prepayment rate further assumes that all contracts are the same size and amortize at the same rate. The conditional prepayment rate also assumes that each contract will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of scheduled monthly contract payments, and assume that:

          the seller exercises its option to cause a redemption of the notes when the aggregate note principal balance is less than 10% of the initial aggregate discounted contract balance of the contracts, and the closing date for the sale of the contracts to the owner trust is
                     , 1999.


     These tables are based upon the statistical discount rate of 6.95%.


     In addition, it is assumed for the purposes of these tables only, that the owner trust issues the notes in the following amounts and at the following interest rates:

CLASS                                     INITIAL PRINCIPAL AMOUNT    INTEREST RATE
----------------------------------------  ------------------------    -------------
A-1.....................................          $                           %
A-2.....................................
A-3.....................................
A-4.....................................
A-5.....................................
B.......................................
C.......................................
D.......................................

                     DESCRIPTION OF THE NOTES AND INDENTURE



     This section adds to the information in the accompanying prospectus under the caption 'Description of the Notes and Indenture.' However, as these statements are only summaries, you should read the pooling and servicing agreement and the indenture. The depositor filed the forms of these documents as exhibits to the registration statement it filed with the Securities and Exchange Commission for the notes.


GENERAL


     The notes will be issued under an indenture between the owner trust and the indenture trustee.


     The owner trust will issue eight classes of notes, consisting of five classes of senior notes, designated as the


          Class A-1 Notes,



          Class A-2 Notes,



          Class A-3 Notes,



          Class A-4 Notes and



          Class A-5 Notes.



These are referred to in this document as 'Class A Notes.' The owner trust will also issue three classes of subordinate notes, designated as the Class B Notes, the Class C Notes and the Class D Notes. The Class B, Class C and Class D Notes are the 'Subordinate Classes.'



     Investors may purchase the notes in book-entry form in minimum denominations of $1,000 and in integral multiples of $1,000. Each class will initially be represented by one or more notes registered in the name of the nominee of The Depository Trust Company. The owner trustee will pay note interest and principal on the 20th day of each month, or, if not a business day, the next succeeding business day, commencing August 20, 1999, to registered noteholders as of the related record date. So long as the notes remain in book-entry form, the record date for any payment date will be the business day immediately preceding the payment date. If the notes are no longer in book-entry form, the record date will be the last day of the calendar month immediately preceding the payment date. However, the owner trust will make the final payment on the notes only upon presentation and surrender of the notes to the indenture trustee. The owner trust will make all payments on the notes in immediately available funds. See 'Description of the Notes and Indenture -- Book-Entry Registration' in the accompanying prospectus.


DISTRIBUTIONS


     The owner trust will pay note principal and interest on each payment date from the 'Available Pledged Revenue' for the payment date, as well as amounts permitted to be withdrawn from the cash collateral account. See ' -- Cash Collateral Account' below. The 'Available Pledged Revenue' is the sum of






         (a) scheduled contract payments, except payments in respect of taxes,



                insurance premium reimbursements,
                security deposits,



                late charges,



                documentation fees,



                extension fees,



                administrative charges or,



                maintenance premiums,



         (b)  prepayments of contracts,



         (c) the purchase price paid by the seller in purchasing a contract back from the owner trust,



         (d)  proceeds of liquidating defaulted contracts,



         (e) investment earnings on amounts held in the collection account and the note distribution account and



         (f) the amounts paid by the seller to purchase the contracts in exercise of its option to do so when the aggregate note principal balance is reduced to less than 10% of the initial contract pool principal balance.





     However, Available Pledged Revenue does not include any amount allocable to the depositor as representing the residual value of equipment subject to a lease, except to the extent that the end-user or a vendor guaranteed the equipment residual value.


     On each payment date, the indenture trustee will apply Available Pledged Revenues to the following payments in the following order of priority:



         (1) reimbursement of servicer advances;



         (2) the servicing fee;



         (3) interest on the notes in the following order of priority:



               (a) interest on the Class A-1, A-2, A-3, A-4, and A-5 Notes, including any overdue interest, in that order,



               (b) interest on the Class B Notes, including any overdue interest,



               (c) interest on the Class C Notes, including any overdue interest,



               (d) interest on the Class D Notes, including any overdue interest,



         (4) principal on the notes in the amounts and priority described under 'Principal' below;



         (5) any amount necessary to increase the cash collateral account balance to its required level;



         (6) amounts payable in connection with the cash collateral account; and



         (7) any remainder to the holder of the equity certificate.



The owner trust is to make payments first from the Available Pledged Revenue, and second, but only as to amounts described in clauses (3) and (4) immediately above, from amounts permitted to be withdrawn from the cash collateral account as described under 'Cash Collateral Account' below.


INTEREST



     The priorities of interest payments are set forth under 'Distributions' above.



     The owner trust will pay interest on each class of notes at the interest rate for the class specified on the cover of this prospectus supplement from and including the closing date to but excluding August 20, 1999, and after that date for each successive interest period. Interest on the Class A-1 Notes will be computed on the basis of the actual number of days elapsed and a 360-day year. Interest on the other classes of notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.



     If on any payment date, the owner trust does not have sufficient funds, after payment of servicer advances and the servicing fee, to make a full payment of interest on any class of notes, the amount of the shortfall will be carried forward and, together with interest on the shortfall amount at the applicable interest rate for that class, added to the amount of interest the affected class of noteholders will be entitled to receive on the next payment date.




PRINCIPAL


   OVERVIEW OF PRINCIPAL DISTRIBUTIONS



     The principal required to be paid on the notes on each payment date will be the amount necessary to pay the notes down so that their aggregate principal balance equals the aggregate contract principal balance as of the last day of the prior month. This amount will be allocated among the various classes of notes according to the priorities described in this section.



     For so long as the Class A-1 Notes are outstanding, 100% of the principal will be allocated between the Class A-1 Notes and the Class A-5 Notes. After the Class A-1 note principal balance has been paid to zero, the principal will be allocated:



          first, among the Class A Notes as a group, between the Class A-5 Notes on one hand and the Class A-2, Class A-3 and Class A-4 Notes, on the other hand, sequentially in that order, then again to the Class A-5 Notes;



          second, to the Class B Notes;



          third, to the Class C Notes; and



          fourth, to the Class D Notes



     Subject to the operation of the floors for each of the Subordinate Classes, the principal paid after the payment date on which the the Class A-1 note principal balance has been paid to zero will be paid proportionately, among the Class A Notes as a group, the Class B Notes, the Class C Notes and the Class D Notes, in the priorities listed above. However, the principal paydown rules incorporate a concept of a floor on each class of the Subordinate Classes, which means that the Subordinate Classes, for so long as any notes senior to that class are outstanding, cannot be paid an amount of principal which would reduce that Subordinate Class below its floor principal balance. If a Subordinate Class is at its floor level, that Subordinate Class is 'locked out' from receiving further principal payments, with the additional effect of reallocating the principal that would otherwise have been paid to that Subordinate Class to the most senior class then outstanding. The levels of the floors are not static, but are subject to increase if the owner trust experiences contract pool losses that cannot be funded from the current period's Available Pledged Revenue or the cash collateral account. This increase in the level of the floors tends to 'lock out' the Subordinate Classes earlier, which accelerates the payment of the reallocated principal to the senior classes. If unfunded losses become severe and the cash collateral account is depleted, the unfunded loss amount could be so large that the principal paydown rules result in a sequential-pay senior subordinated structure among the various note classes, with no principal being paid to a Subordinate Class unless the note principal balance of each class senior to it has been paid in full.



     The section headed 'Definitions Concerning Principal Payments' set forth below defines various terms relating to the payment of principal.


   BEFORE AN EVENT OF DEFAULT




   CLASS                      PRINCIPAL PAYMENTS
 Class A-1                     Begins receiving principal on first payment date
                               Receives [   %] of Total Principal Payment Amount until paid in full, but will receive
                               100% of the Total Principal Payment Amount if any of its principal is outstanding after its stated maturity date until paid in full
 Class A-2                     Begins receiving principal once Class A-1 is paid in full
                               Receives the Class A Principal Payment Amount reduced by any amount paid to the
                               Class A-5, until the Class A-2 are paid in full[, but will receive 100% of the Class A
                               Principal Payment Amount if any of its principal is outstanding after its stated maturity date, until paid in full
                               May also receive principal payments reallocated away from the Subordinate Classes through the operation of the floors
 Class A-3                     Begins receiving principal once Class A-2 is paid in full
                               Receives the Class A Principal Payment Amount reduced by any amount paid to the
                               Class A-5, until the Class A-3 are paid in full, but will receive 100% of the Class A
                               Principal Payment Amount if any of its principal is outstanding after its stated maturity date, until paid in full
                               May also receive principal payments reallocated away from the Subordinate Classes through the operation of the floors
 Class A-4                     Begins receiving principal once Class A-3 is paid in full
                               Receives the Class A Principal Payment Amount reduced by any amount paid to the
                               Class A-5, until the Class A-4 are paid in full, but will receive 100% of the Class A
                               Principal Payment Amount if any of its principal is outstanding after its stated maturity date, until paid in full
                               May also receive principal payments reallocated away from the Subordinate Classes through the operation of the floors

   CLASS                     PRINCIPAL PAYMENTS
 Class A-5                     Begins receiving principal on first payment date
                               Receives [   %] of the Total Principal Payment Amount until Class A-1 is paid in full
                               Once Class A-1 is paid in full, Class A-5 receives an amount equal to    % of the Total
                               Principal Payment Amount, but in no event greater than the Class A Principal Payment
                               Amount until paid in full, but will receive 100% of the Class A Principal Payment Amount if any of its principal is outstanding after its stated maturity date, until paid in full
                               May also receive principal payments reallocated away from the Subordinate Classes through the operation of the floors
 Class B                       Begins receiving principal once Class A-1 is paid in full
                               Receives the Class C Principal Payment Amount until paid in full
                               Through the operation of its floor, Class B's principal payments are subject to reallocation for the benefit of Class A
                               May also receive principal payments reallocated away from Class C and Class D through the operation of the floors
 Class C                       Begins receiving principal once Class A-1 is paid in full
                               Receives the Class D Principal Payment Amount until paid in full
                               Through the operation of its floor, Class C's principal payments are subject to reallocation for the benefit of Class A and Class B
                               May also receive principal payments reallocated away from Class D through the operation of the floors
 Class D                       Begins receiving principal once Class A-1 is paid in full
                               Receives the Class D Principal Payment Amount until paid in full
                               Through the operation of its floor, Class D's principal payments are subject to re-allocation for the benefit of Class A, Class B and Class C


   DETAILED PRINCIPAL DISTRIBUTION RULES



     The priority of principal payments will be in the following order:



     (1) prior to the payment date on which the Class A-1 Note principal balance has been reduced to zero, the Class A Principal Payment Amount will equal to the Total Principal Payment Amount and will be allocated
         [   ]% to the Class A-1 Notes and [   ]% to the Class A-5 Notes;
         provided, that if the Class A-1 Notes have not been paid to zero by their stated maturity date, 100% of the Class A Principal Payment Amount will be paid to the Class A-1

         Notes on their stated maturity date and on each subsequent payment date until their note principal balance is zero;



     (2) on and after the payment date on which the Class A-1 principal balance has been reduced to zero, and disregarding any amount first used on the payment date on which the Class A-1 principal balance is paid to zero, the Total Principal Payment Amount will be allocated among the various classes in the following order of priority:



          (a) to the Class A Noteholders, an amount equal to the Class A Principal Payment, allocated as follows:



              (1) [   ]% of the Total Principal Payment Amount (but in no event
                  greater than the Class A Principal Payment Amount) to the Class A-5 noteholders, and



                  (2) the Class A Principal Payment Amount reduced by any
                      payments to the Class A-5 noteholders under clause
                      (2)(a)(i) to the Class A-2 noteholders until the Class A-2 principal balance equals zero, then to the Class A-3 noteholders until the Class A-3 principal balance equals zero, then to the Class A-4 noteholders until the Class A-4 principal balance equals zero and then to the Class A-5 noteholders until the Class A-5 principal balance equals zero;



                      However, if the Class A-2, Class A-3 or Class A-4 Notes have not been paid to zero by their respective stated maturity dates, 100% of the Class A Principal Payment Amount will be paid to that class on its stated maturity date and on each subsequent payment date until its note principal balance is zero;



                      (3) until the payment date on which the Class A-5
                          principal balance has been reduced to zero, to the Class A-5 Notes until the Class A-5 principal balance equals zero;



          (b) to the Class B noteholders, the Class B Principal Payment Amount;



          (c) to the Class C noteholders, the Class C Principal Payment Amount;



          (d) to the Class D noteholders, the Class D Principal Payment Amount; and



          (e) any Reallocated Principal, sequentially to the Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C and Class D Notes.



     On any payment date if Available Pledged Revenue is insufficient pay all of the amount as described above, the Available Pledged Revenue will be allocated pro rata based on the respective entitlements for that payment date as set forth above.


   PRINCIPAL DISTRIBUTIONS AFTER AN EVENT OF DEFAULT



     After an event of default occurs, all principal distributions among the classes will be made in sequential-pay fashion, as follows:

   CLASS     PRINCIPAL PAYMENTS
 Class A-1   100% of Total Principal Payment Amount until paid in full
 Class A-2   100% of Total Principal Payment Amount until paid in full
 Class A-3   100% of Total Principal Payment Amount until paid in full
 Class A-4   100% of Total Principal Payment Amount until paid in full
 Class A-5   100% of Total Principal Payment Amount until paid in full
 Class B     100% of Total Principal Payment Amount until paid in full
 Class C     100% of Total Principal Payment Amount until paid in full
 Class D     100% of Total Principal Payment Amount until paid in full



   DEFINITIONS CONCERNING PRINCIPAL PAYMENTS



     The CLASS A PRINCIPAL PAYMENT AMOUNT is the sum of the Class A Base Principal Payment Amount plus the Class A Principal Shortfall Amount.


     The CLASS A BASE PRINCIPAL PAYMENT AMOUNT is:


     (1) as to any payment date until the payment date on which the Class A-1 principal balance equals zero, 100% of the Total Principal Payment Amount; and


     (2) for any subsequent payment date, and disregarding any amount first used on the payment date on which the Class A-1 principal balance is paid to zero, the excess of (x) the Class A principal balance immediately prior to that payment date over (y) the Class A Target Principal Amount;

     However, the Class A Principal Payment Amount may not exceed the Class A principal balance.


     The TOTAL PRINCIPAL PAYMENT AMOUNT for any payment date is the excess of
(x) the aggregate note principal balance immediately prior to that payment date over (y) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.






     The Total Principal Payment Amount will be deemed to be zero on any payment date on which the contract pool principal balance is less than $1,000,000. The contract principal balance of any contract which became a defaulted contract during a given collection period or which was a contract subject to a warranty claim which the depositor was obligated to purchase as of the end of a given collection period will, for purposes of computing the Total Principal Payment Amount and the requisite amount for the cash collateral account, be deemed to be zero on and after the last day of the collection period.



     The CLASS A PRINCIPAL SHORTFALL AMOUNT means, for any payment date that is the stated maturity date for a class of Class A Notes and any subsequent payment date until that class' principal balance is zero, the excess of (a) sum of the principal balance of that class, plus, until the Class A-4 principal balance has
been reduced to zero,    % of the Total Principal Payment Amount over (b) the
Total Principal Payment Amount.

     The CLASS A TARGET PRINCIPAL AMOUNT for any payment date will be the product of (a) the Class A Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

     The CLASS A PERCENTAGE will be [       ]%.

     The CLASS B PRINCIPAL PAYMENT AMOUNT will equal


         (1) zero until the payment date on which the Class A-1 principal balance equals zero; and



         (2) for any subsequent payment date the excess, if any, of (a) the Class B principal balance over (b) the greater of (x) the Class B Target Principal Amount and (y) the Class B Floor.


     However, the Class B Principal Payment Amount may not exceed the Class B principal balance.

     The CLASS B TARGET PRINCIPAL AMOUNT for any payment date will be the product of (a) the Class B Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

     The CLASS B PERCENTAGE will be [       ]%.

     The CLASS B FLOOR for any payment date will equal (1) [       ]% of the
initial contract pool principal balance, plus (2) the Unfunded Loss Amount, if any, for that payment date, minus, (3) the sum of the Class C principal balance, the Class D principal balance, prior to giving effect to any payments of principal on the Class C or D Notes on that payment date, and the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on the payment date. However, the Class B Floor may not be greater than the Class B principal balance or less than zero.

     The UNFUNDED LOSS AMOUNT for any payment date will equal any excess of:

              (a) the aggregate note principal balance, prior to giving effect to the payment of principal on the notes on the payment date, over

              (b) the Total Principal Payment Amount for that payment date,

     The CLASS C PRINCIPAL PAYMENT AMOUNT will equal


         (1) zero until the payment date on which the Class A-1 principal balance equals zero; and



         (2) for any subsequent payment date, the excess, if any, of (a) the Class C principal balance over (b) the greater of (x) the Class C Target Principal Amount and (y) the Class C Floor.


     However, the Class C Principal Payment Amount may not exceed the Class C principal balance.

     The CLASS C TARGET PRINCIPAL AMOUNT for any payment date will be the product of (a) the Class C Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

     The CLASS C PERCENTAGE will be [       ]%.

     The CLASS C FLOOR for any payment date will equal (1) [       ]% of the
initial contract pool principal balance, plus (2) the Unfunded Loss Amount, if any, for the payment date, minus (3) the sum of the Class D principal balance, prior to giving effect to any payments of principal on the Class D Notes on the payment date and the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on the payment date. However, the Class C Floor may not be greater than the Class C principal balance or less than zero. Furthermore, if the Class B principal balance immediately prior to any payment date is less than or equal to the Class B Floor for that payment date, the Class C Floor for that payment date will equal the Class C principal balance immediately prior to that payment date.

     The CLASS D PRINCIPAL PAYMENT AMOUNT will equal


         (1) zero until the payment date on which the Class A-1 principal balance equals zero; and



         (2) for any subsequent payment date, the excess, if any, of (a) the Class D principal balance minus (b) the greater of (x) the Class D Target Principal Amount and (y) the Class D Floor.


     However, Class D Principal Payment Amount may not exceed the Class D principal balance.

     The CLASS D TARGET PRINCIPAL AMOUNT for any payment date will be the product of (a) the Class D Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

     The CLASS D PERCENTAGE will be [       ]%.

     The CLASS D FLOOR for any payment date will equal (1) [       ]% of the
initial contract pool principal balance, plus (2) the Unfunded Loss Amount, if any, for the payment date, minus, (3) the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on the payment date. However, the Class D Floor may not be greater than the Class D principal balance or less than zero. Furthermore, if the Class C principal balance on any payment date is less than or equal to the Class C Floor on that payment date, the Class D Floor for that payment date will equal the Class D principal balance immediately prior to that payment date.

     The REALLOCATED PRINCIPAL for any payment date will equal the excess, if any, of (1) the Total Principal Payment Amount, over (2) the sum of the Class A Principal Payment Amount, the Class B Principal Payment Amount, the Class C Principal Payment Amount and the Class D Principal Payment Amount.


     A DEFAULTED CONTRACT as to any collection period is any contract (a) which the servicer has charged off as uncollectible during the collection period in accordance with its credit and collection policies and procedures, (b) as to which during the collection period 10% or more of a scheduled payment shall have become delinquent 180 days or more, or (c) as to which the end-user has suffered an insolvency event.


     The COLLECTION PERIOD for any payment date is the calendar month preceding the month in which the payment date occurs.

     PRINCIPAL BALANCE means, when used with respect to a class of notes, the initial principal balance of the class set forth on the cover page of this prospectus, less all distributions previously made to the class in respect of principal.


REDEMPTION OF NOTES


     The notes are subject to redemption in whole. See 'Optional Purchase of Contracts and Redemption of Notes' below.


OPTIONAL PURCHASE OF CLASS A-5 NOTES


     The depositor may purchase all of the Class A-5 Notes, on any payment date. The purchase price shall be equal to the Class A-5 principal balance plus a premium equal to the excess, discounted as described below, of (1) the scheduled future interest payments on the Class A-5 Notes, over (2) the interest that would have accrued on the Class A-5 Notes over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the fifth business day preceding that payment date on a United States Treasury security maturing on a date closest to the end of the remaining weighted average life of the Class A-5 Notes. That excess shall be discounted to present value to the payment date at the yield described in clause (2) above. For purposes of this paragraph only, the depositor will determine (1) the Class A-5 principal balance upon which interest will be deemed to accrue, and (2) the weighted average remaining life of the Class A-5 Notes, based upon the amortization of the contract pool principal balance remaining at the payment date at a rate of
[   ]%. The depositor will pay the holders of record on the related record date interest payable on the Class A-5 Notes on the payment date in the ordinary manner. Following purchase, the owner trust will not retire the Class A-5 Notes, but will, after the authentication and issuance of replacement notes to the depositor, continue treat them as being entitled to interest and principal payments on each payment date in the manner described above. Following the giving of proper notice of purchase, all holders of Class A-5 Notes must surrender them for purchase on the relevant purchase date. Effective on the purchase date, the owner trust will not treat the former holders of the Class A-5 Notes as the holders of the notes except for purposes of their right to be paid the purchase price.





CASH COLLATERAL ACCOUNT


     The depositor will establish the cash collateral account on or prior to the closing date. It will be available to the indenture trustee. The depositor will
initially fund the cash collateral account in the amount of $[            ].
Available amounts on deposit from time to time in the cash collateral account shall be used to fund the amounts specified below in the following order of priority to the extent that amounts on deposit in the collection account as of any deposit date are insufficient:



         (1) to pay interest on the notes in the order of priority described under 'Distributions' above;



         (2) to pay any principal deficiency amount, which is equal to the lesser of:

               (a) the aggregate liquidation losses on all contracts that became defaulted contracts during the related collection period, or


               (b) the excess, if any, of


                    (A) the aggregate principal balance of the notes, after
                        giving effect to all distributions of principal from available pledged revenues on the payment date, over


                    (B) the aggregate of the required payoff amounts for all
                        contracts as of the last day of the related collection period; and


         (3) to pay principal on the notes at the applicable stated maturity date thereof and on the first payment date on which the contract pool principal balance is less than $1,000,000.


     Liquidation loss means, as to any liquidated contract, the excess, if any, of


         (1) the required payoff amount of the contract for the collection period during which the contract became a liquidated contract, over



         (2) that portion of the liquidation proceeds for the liquidated contract allocated to the owner trust, as described under 'Description of the Notes and Indenture -- Liquidation Proceeds' in the accompanying prospectus.



     To the extent that the amount on deposit in the cash collateral account as of any payment date is less than the requisite amount, the servicer is to restore this deficiency from the remaining amount available in the collection account, after payment of any servicer advances, the servicing fee and interest and principal on the notes, as described under 'Distributions' above. The requisite amount of the cash collateral account will be



         (1) for any payment date on or prior to the payment date occurring in
             [               ], [   ]% of the initial contract pool principal
             balance, and



         (2) for any payment date after that, an amount equal to the greater of


               (a) the sum of

                    (1) [   ]% of the contract pool principal balance for the
                        payment date, plus

                    (2) the excess, if any, of

                        (A) the sum of the principal balances of the notes,
                            after giving effect to all distributions of principal on the payment date, over

                        (B) the contract pool principal balance for the payment
                       date,
                            and


               (b) $[            ], which is [   ]% of the initial contract pool
                   principal balance.



     However, in no event will the requisite amount exceed the sum of the principal balances of the notes.



     The servicer and indenture trustee will release any amount on deposit in the cash collateral account in excess of the requisite amount and all investment earnings on funds in the cash collateral account. The indenture trustee will pay these amounts to or upon the servicer's order, and they will not be available to make payments on the notes.



     The cash collateral account must be maintained with a qualified institution. Funds on deposit in the cash collateral account will be invested in eligible investments, as defined under 'Description of the Notes and Indenture -- Trust Accounts' in the accompanying prospectus.



OPTIONAL PURCHASE OF CONTRACTS AND REDEMPTION OF NOTES



     The seller may purchase all of the contracts on any payment date following the date on which the aggregate note principal balance at the time is less than 10% of the initial contract pool principal balance. The purchase price that the seller would pay in connection with a purchase shall be at least equal to the unpaid principal balance of the notes as of the payment date plus interest to be paid on the notes on the payment date. The proceeds of the purchase shall be applied on the payment date to the sum of the payment of the remaining principal balance of the notes, together with accrued interest,




unreimbursed servicer advances and unpaid services fees, and any other amounts payable at the time from Available Pledged Revenues, minus available amounts on deposit in the pledge account.



     If the seller does purchase the contracts, the notes shall be redeemed on the payment date on which the purchase occurs. The redemption price will be the principal amount of the notes redeemed plus accrued and unpaid interest on the principal amount of each class of notes to but excluding the redemption date.


REPORTS TO NOTEHOLDERS


     The servicer will furnish to the indenture trustee, and the indenture trustee will include with each distribution, a statement in respect of the related payment date. The statement shall set forth, among other things, all information necessary to enable the indenture trustee to make the distribution required for the notes and to reconcile all deposits to and withdrawals from accounts.


     See 'Description of the Notes and Indenture -- Reports to Noteholders' in the accompanying prospectus. You will not receive reports directly from the indenture trustee. The servicer will file the reports with the Securities and Exchange Commission. However, in accordance with the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission, the owner trust expects that its obligation to file these reports will be terminated at the end of 2000.

SERVICING

     The servicer will be responsible for


          managing,
          administering,



          servicing and



          making collections


on the contracts. Compensation to the servicer will include


         (1) a monthly servicing fee, which will be payable to the servicer from the amount available on each payment date, in an amount equal to the product of one-twelfth of .75% per annum multiplied by the contract pool principal balance determined as of the last day of the second preceding collection period, or, in the case of the servicing fee with respect to the collection period commencing on the cut-off date, the contract pool principal balance as of the cut-off date;



         (2) any late fees, late payment interest, documentation fees, insurance administration charges, extension fees and other administrative charges, collectively, the administrative fees, collected with respect to the contracts during the related collection period; and



         (3) any investment earnings on collections prior to their deposit thereof in the collection account.



     The indenture trustee may terminate the servicer as servicer under certain circumstances, in which event the indenture trustee would appoint a successor servicer to service the contracts. See 'AT&T Capital Corporation' and 'Description of the Pooling and Servicing Agreements -- Servicing -- Events of Termination' in the accompanying prospectus.


THE INDENTURE TRUSTEE


     The Chase Manhattan Bank will serve as the indenture trustee. The indenture trustee may resign at any time, in which event the owner trust will be obligated to appoint a successor trustee. The owner trust may also remove the indenture trustee if



         (1) the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture,



         (2) if the indenture trustee becomes insolvent or



         (3) if the rating assigned to the long-term unsecured debt obligations of the indenture trustee or its holding company by the rating agencies shall be lowered below the rating of 'BBB,' 'Baa3' or equivalent rating or be withdrawn by any rating agency. In these circumstances, the owner trust will be obligated to appoint a successor trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.



REPRESENTATION AND WARRANTIES



     The seller will make representations and warranties with respect to the contracts as described in the accompanying prospectus under 'The
Contracts -- Representations and Warranties Made by the Seller.'

     On the date that the depositor adds a substitute contract to the contract pool, the seller and the depositor will make the same representations and warranties as if the transfer occurred on the closing date. However, for these purposes (i) the contract pool on the closing date shall be deemed to include the substitute contract in lieu of the contract being replaced or substituted and (ii) the contract principal balance of the substitute contract shall be equal to or greater than the contract principal balance of the contract being replaced or substituted as of the related cut-off date.



     The owner trust shall reassign to the depositor, and the seller will be obligated to purchase from the depositor, any contract transferred by the owner trust at any time there is a breach of any of these representations or warranties. However, the cure of the breach in all material respects, or the waiver of the breach, will be an adequate remedy. This purchase shall occur no later than the second deposit date after the servicer becomes aware, or receives written notice, of the breach. The 'deposit date' means the business day preceding a payment date. This purchase obligation will constitute the sole remedy against the depositor and the seller available to the owner trust, the indenture trustee and the noteholders or equity certificateholder for a breach of these representations or warranties.



     Under the pooling and servicing agreement, a contract transferred by the owner trust shall be reassigned to the depositor and the depositor shall make a deposit in the collection account in immediately available funds in an amount equal to the contract principal balance of the contract. Any amount the depositor deposits into the collection account in connection with the reassignment of a contract transferred by the owner trust shall be considered payment in full of the ineligible contract. This amount shall be treated as Available Pledged Revenue. In the alternative, the seller may cause the depositor to convey to the owner trust a substitute contract satisfying the terms and conditions applicable to substitute contracts in replacement for the affected contract. The affected contract shall be deemed released by the owner trust and indenture trustee and reconveyed to the depositor and by the depositor to the seller.


INDEMNIFICATION

     The pooling and servicing agreement provides that the servicer will indemnify the depositor,



          the owner trust,



          the owner trustee,





 the indenture trustee,



          the holder of the equity certificate and



          the noteholders



from and against any loss or injury sustained from third party claims resulting from acts or omissions of the servicer with respect to trust assets or any duty or obligations of the servicer under the agreement, except where the claims result from willful misconduct, gross negligence or bad faith of the indemnified person.




                              RATINGS OF THE NOTES

     It is a condition of issuance that each of Standard & Poor's Ratings Services, Moody's Investors Service, Inc. and Duff & Phelps Credit Rating Co., Inc.

         rate the Class A-1 Notes in its highest short-term rating category,

         rate the Class A-2, Class A-3, Class A-4 and Class A-5 Notes in its highest long-term rating category,

         rate the Class B Notes at least [               ], respectively,

         rate the Class C Notes at least [               ], respectively, and

         rate the Class D Notes at least [               ], respectively.


     The ratings address the likelihood of the timely receipt of interest and payment of principal on each class of notes on or before the stated maturity date for the class. The ratings will be based primarily upon the Available Pledged Revenue, the cash collateral account and the subordination provided by the Subordinate Classes, in the case of the Class A Notes,



         the Class C and Class D Notes, in the case of the Class B Notes and the Class D Notes, in the case of the Class C Notes.


     There is no assurance that any rating will not be lowered or withdrawn by the assigning rating agency. In the event that ratings with respect to the notes are qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes.


     The ratings should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold notes, inasmuch as these ratings do not comment as to market price or suitability for a particular investor. The ratings do not address the likelihood of payment of principal on any class of notes prior to the stated maturity date or the possibility of the imposition of United States withholding tax with respect to non-United States Persons.

     The term 'United States Person' means


         (1) a citizen or resident of the United States,



         (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof,



         (3) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, or



         (4) a trust, (A) with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States fiduciaries have the authority to control all of its substantial decisions, or (B) otherwise, the income of which is subject to U.S. federal income tax regardless of its source.


                                USE OF PROCEEDS


     The owner trust will use the proceeds from the sale of notes, after paying funds into the cash collateral account and paying expenses, to pay the purchase price for the contracts to the depositor. The depositor will use the proceeds to pay amounts owed to another trust for the acquisition of contracts from the trust and to pay amounts owed to the seller for contracts the depositor acquired from the seller. The trust from which the owner trust acquired contracts will use the proceeds it receives to pay down a warehouse receivables securitization facility.

                               LEGAL PROCEEDINGS

     None of


          the depositor,



          the servicer,



          the originators,



          the seller or



          the owner trust


are parties to any legal proceedings which could have a material adverse impact on noteholders' interests in notes or the owner trust's assets.

                              PLAN OF DISTRIBUTION


     Under the terms of an underwriting agreement dated                , 1999,
the underwriters have severally agreed to purchase the following respective initial principal amounts of notes at the respective public offering prices less the respective underwriting discounts shown on the cover page of this prospectus supplement:


                               INITIAL            INITIAL            INITIAL            INITIAL            INITIAL
                              PRINCIPAL          PRINCIPAL          PRINCIPAL          PRINCIPAL          PRINCIPAL
                              AMOUNT OF          AMOUNT OF          AMOUNT OF          AMOUNT OF          AMOUNT OF
       UNDERWRITER           CLASS A-1 NOTES    CLASS A-2 NOTES    CLASS A-3 NOTES    CLASS A-4 NOTES    CLASS A-5 NOTES
--------------------------   ---------------    ---------------    ---------------    ---------------    ---------------





                         INITIAL                        INITIAL                        INITIAL
                        PRINCIPAL                      PRINCIPAL                      PRINCIPAL
                       AMOUNT OF                      AMOUNT OF                      AMOUNT OF
UNDERWRITER            CLASS B NOTES                  CLASS C NOTES                  CLASS D NOTES
---------------        -------------                  -------------                  -------------



     In the underwriting agreement, the underwriters have agreed to purchase all of the notes being offered, if any of the notes are purchased. The underwriters have advised the depositor that they propose initially to offer the notes to the public at the respective public offering prices shown on the cover page of this prospectus supplement, and to certain dealers at that price, less a concession not in excess of the amount noted in the table below. The underwriters may allow and the dealers may reallow to other dealers a discount not in excess of the amount noted in the table below.


                   DEALER              DEALER
                  CONCESSION          DISCOUNT
CLASS OF NOTE     NOT TO EXCEED       NOT TO EXCEED
-------------     -------------       -------------

  A-1
  A-2
  A-3
  A-4
  A-5
   B
   C
   D

     After the notes are released for sale to the public, the offering prices and other selling terms may be varied by the underwriters.


     In connection with the offering of the notes, [            ] on behalf of
the underwriters, may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open markets for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.



                             and certain of its affiliates have agreed to
indemnify the underwriters against some liabilities in connection with the sale of notes, including liabilities under the Securities Act of 1933, as amended.


     The notes are new issues of securities with no established trading market. The underwriters have advised the depositor that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.


     The depositor has estimated that it will spend approximately $1,855,000 for printing, rating agency, trustee and legal fees and other expenses related to the offering.


                                 LEGAL MATTERS


     Winston & Strawn, Chicago, Illinois, has provided a legal opinion relating to the notes in its capacity as special counsel to the owner trust, the depositor, the originators, the servicer and the administrator. Other legal matters for the underwriters will be passed on by Dewey Ballantine LLP, New York, New York. The indenture, the pooling and servicing agreement, the trust agreement and the notes will be governed by the laws of the State of New York.


                                    EXPERTS


     Ernst & Young, LLP, independent auditors, have audited the balance sheet of Newcourt Equipment Trust Securities 1999-1 at July 2, 1999 as set forth in their report. The depositor included this balance sheet in this prospectus supplement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                   NEWCOURT EQUIPMENT TRUST SECURITIES 1999-1
                        BALANCE SHEET AS OF JULY 2, 1999


Assets -- Cash......................................................................  $ 0
                                                                                      ---
                                                                                      ---
Beneficial Equity...................................................................  $ 0
                                                                                      ---
                                                                                      ---
Liabilities.........................................................................  $ 0
                                                                                      ---
                                                                                      ---

                           NOTES TO THE BALANCE SHEET


     Newcourt Equipment Trust Securities 1999-1 (the 'Owner Trust') is a limited purpose business trust established under the laws of the State of Delaware. It was formed on July 2, 1999 by NCT Funding Company, L.L.C. (the 'Trust Depositor') and The Bank of New York (Delaware) (the 'Owner Trustee') under a trust agreement dated as of July 2, 1999 between the Trust Depositor and the Owner Trustee. The activities of the Owner Trust are limited by the terms of the trust agreement to acquiring, owning and managing lease and loan contracts and related assets, issuing and making payments on notes and subordinate securities and other related activities. Prior to and including July 2, 1999, the Owner Trust did not conduct any activities.



     The Trust Depositor will pay all fees and expenses related to the organization and operations of the Owner Trust, other than withholding taxes, imposed by the United States or any other domestic taxing authority. The depositor has also agreed to indemnify the indenture trustee and Owner Trustee and certain other persons involved in the sale of notes.

                         REPORT OF INDEPENDENT AUDITORS

To the Trustee of
NEWCOURT EQUIPMENT TRUST SECURITIES 1999-1


     We have audited the accompanying balance sheet of Newcourt Equipment Trust Securities 1999-1 (the 'Trust'), as of July 2, 1999. This balance sheet is the responsibility of the Trust's management. Our responsibility is to express an opinion on this balance sheet based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Newcourt Equipment Trust Securities 1999-1 at July 2, 1999 in conformity with generally accepted accounting principles.



                                          ERNST & YOUNG LLP



New York, New York
July 2, 1999

                             INDEX OF DEFINED TERMS


                                                                                                           PAGE
                                                                                                           ----

Available Pledged Revenue................................................................................  S-26
Class A Base Principal Amount............................................................................  S-32
Class A Principal Payment Amount.........................................................................  S-32
Class A Target Principal Amount..........................................................................  S-33
Class A Percentage.......................................................................................  S-33
Class A Principal Shortfall Amount.......................................................................  S-32
Class B Principal Payment Amount.........................................................................  S-33
Class B Target Principal Amount..........................................................................  S-33
Class B Percentage.......................................................................................  S-33
Class B Floor............................................................................................  S-33
Class C Principal Payment Amount.........................................................................  S-33
Class C Target Principal Amount..........................................................................  S-33
Class C Percentage.......................................................................................  S-33
Class C Floor............................................................................................  S-34
Class D Interest Rate....................................................................................  S-34
Class D Principal Payment Amount.........................................................................  S-34
Class D Target Principal Amount..........................................................................  S-34
Class D Percentage.......................................................................................  S-34
Class D Floor............................................................................................  S-34
Collection Period........................................................................................  S-34
Contract Pool Principal Balance..........................................................................  S-12
Contract Principal Balance...............................................................................  S-12
Defaulted Contract.......................................................................................  S-34
Delinquency..............................................................................................  S-22
Principal balance........................................................................................  S-35
Reallocated Principal....................................................................................  S-34
Subordinate Classes......................................................................................  S-26
Total Principal Payment Amount...........................................................................  S-32
Unfunded Loss Amount.....................................................................................  S-33
United States Person.....................................................................................  S-40

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                          NCT FUNDING COMPANY, L.L.C.
                            RECEIVABLE-BACKED NOTES
                              (ISSUABLE IN SERIES)
                          NCT FUNDING COMPANY, L.L.C.
                                   DEPOSITOR





     The depositor will form an owner trust for each series of notes. Each owner trust will offer receivable-backed notes under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of notes. Each series may include one or more classes of notes.



     Each owner trust will use the note sale proceeds to acquire a pool of contracts which the depositor will simultaneously transfer to the owner trust.





     The right of each class of notes to receive payments may be senior or subordinate to the rights of one or more of the other classes of notes. The rate of payment on the notes of any class will depend on the priority of payment of the class and the rate and timing of payments of the related contracts.

     THE NOTES OF EACH SERIES WILL BE OBLIGATIONS OF THE RELATED OWNER TRUST
ONLY.

                            ------------------------


CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 10 OF THIS PROSPECTUS AND
THE     OTHER RISK FACTORS INCLUDED IN THE ACCOMPANYING PROSPECTUS
                                  SUPPLEMENT.


                       ----------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF
   THIS PROSPECTUS IS  TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                     --------------------------------------

     This prospectus may not be used to consummate sales of notes unless accompanied by the prospectus supplement relating to the notes.

                   Prospectus dated                   , 1999.

                               TABLE OF CONTENTS


                                                                                                             PAGE
                                                                                                             ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS
   SUPPLEMENT..............................................................................................     3
PROSPECTUS SUMMARY.........................................................................................     4
RISK FACTORS...............................................................................................    10
THE DEPOSITOR..............................................................................................    18
THE OWNER TRUSTS...........................................................................................    20
NEWCOURT CREDIT GROUP INC..................................................................................    21
THE SERVICER...............................................................................................    22
THE SELLER AND ORIGINATORS.................................................................................    23
THE CONTRACTS..............................................................................................    32
DESCRIPTION OF THE NOTES AND INDENTURE.....................................................................    52
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS........................................................    65
MATERIAL FEDERAL INCOME TAX CONSEQUENCES...................................................................    70
ERISA CONSIDERATIONS.......................................................................................    77
RATINGS OF THE NOTES.......................................................................................    79
USE OF PROCEEDS............................................................................................    79
PLAN OF DISTRIBUTION.......................................................................................    79
LEGAL MATTERS..............................................................................................    80
WHERE YOU CAN FIND MORE INFORMATION........................................................................    80
INDEX OF TERMS.............................................................................................    81
PART II....................................................................................................  II-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     The depositor tells you about the notes in two separate documents:

      this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series of notes; and

      the prospectus supplement related to the particular terms of your series of notes.

     SOME PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR IN SOME WAY AFFECT THE PRICE OF THE NOTES. THESE TYPES OF TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, PLEASE READ THE SECTION ENTITLED 'UNDERWRITING' IN YOUR PROSPECTUS SUPPLEMENT.

                               PROSPECTUS SUMMARY

     The following is only a summary of the terms of the notes. It does not contain all information that may be important to you. You should read this entire prospectus and any accompanying prospectus supplement. In addition, you may wish to read the documents governing the sale of the contracts, the formation of the trust and the issuance of notes. Those documents have been filed as exhibits to the registration statement of which this prospectus is a part.

     There are material risks associated with an investment in the notes. See 'Risk Factors' beginning on page 10 for a discussion of factors you should consider before investing in notes.


Issuer and Owner Trust....................  For each series of notes, the depositor will form an owner trust and prepare a prospectus supplement. Each owner trust will own a pool of contracts and other assets. The depositor will identify the owner trust and trustee in your prospectus supplement.
Servicer..................................  AT&T Capital Corporation, an indirect subsidiary of Newcourt
                                            Financial USA Inc., unless otherwise specified in your prospectus supplement.
Indenture Trustee.........................  For your series of notes, the depositor will identify the indenture trustee in your prospectus supplement.
The Notes.................................  Each owner trust will issue one or more classes of notes.
Terms of the Notes........................  See 'Description of the Notes and Indenture' in this prospectus and your prospectus supplement.
    Payment Dates.........................  Each owner trust will pay interest and principal on notes on the dates specified in a prospectus supplement.
    Interest..............................  The prospectus supplement will state the interest rates for the notes described in the prospectus supplement.
    Principal.............................  The principal payments to be made by the trust on notes will be as described in the prospectus supplement for the notes.
    Subordination.........................  A class of notes may not be entitled to receive payments of principal and interest until after the owner trust pays one or more other classes of notes. This makes it more likely that senior notes will be paid all interest and principal due on

                                            them, and less likely that subordinate notes will be paid all interest and principal due on them.
    Ratings...............................  An owner trust will not issue a series of notes unless one or more nationally recognized rating agencies have assigned investment grade ratings to the notes. For a more complete description of note ratings, see 'Ratings of the Notes' in this prospectus and in your prospectus supplement.
Trust Assets..............................  Each owner trust will make payments on notes it issues, primarily from funds from the following assets:
                                            equipment lease contracts,
                                            installment payment contracts,
                                            promissory notes,
                                            conditional sale agreements,
                                            financing agreements,
                                            and
                                            deposits in bank accounts.
The Contracts.............................  Your prospectus supplement provides the particular terms of your series of notes and information about:
                                            the initial principal balance of the contracts transferred to the owner trust issuing the notes;
                                            the number of contracts;
                                            the average contract principal balance;
                                            the various types of contracts;
                                            the geographical distribution of the contracts;
                                            the remaining term of the contracts; and
                                            the weighted average remaining term of the contracts.
                                            All of the contracts will be commercial contracts. Most of the contracts are end-user contracts. End-user contracts relate to the financing by end-users of equipment or software and related support and consulting services. The obligors on the end-user contracts are the actual end-users. The other contracts are limited recourse loans to equipment manufacturers, dealers or distributors or to computer software distributors, all of which

                                            are secured by one or more end-user contracts. As of the cut-off date for each pool of contracts, no contract in that pool will be delinquent.
                                            The 'contract principal balance' of any contract is the present value of the unpaid scheduled payments on that contract, discounted at a discount rate that will be stated in your prospectus supplement. This prospectus and the prospectus supplement refer to the aggregate of the contract principal balances as the 'contract pool principal balance.'
Seller and Originators....................  Newcourt Financial USA Inc., a subsidiary of Newcourt Credit Group
                                            Inc., will be the seller of the contracts to the depositor for deposit into the owner trust. The seller will itself originate or acquire contracts. The seller will also acquire contracts originated or acquired by other subsidiaries of Newcourt Credit Group Inc. Prior to the offering of a series of notes, the seller may have sold contracts to the depositor for deposit into a trust used in connection with temporary financing arrangements. The depositor may acquire some or all of these contracts for deposit into the owner trust in connection with the offering and sale of a particular series of notes. See 'Newcourt Credit Group Inc.' and 'The Seller and
                                            Originators' in this prospectus.
Contract Prepayments......................  Some contracts may:
                                            not permit the obligor to prepay or terminate the contract prior to its expiration date,
                                            allow for a prepayment or early termination upon payment of at least the contract principal balance
                                            allow for a prepayment or early termination without the payment of the contract principal balance, or
                                            permit the obligor to prepay the contract at any time by paying the unpaid principal plus accrued interest.
Liquidated Contracts......................  Your prospectus supplement will describe how liquidation proceeds from a defaulted contract will be allocated.

Mandatory Purchase or Replacement of
   Contracts..............................  Newcourt Financial USA, as the seller of contracts to the depositor, will make representations regarding the contracts. In the event of an uncured material breach of any of these representations, Newcourt
                                            Financial USA must purchase or replace any contract.
                                            See 'The Contracts -- Representations and Warranties made by the
                                            Seller' in this prospectus and 'Weighted Average Life of the Notes'
                                            in your prospectus supplement.
Leased Equipment..........................  The depositor will not transfer to any owner trust the depositor's interest in equipment covered by lease contracts. Amounts
                                            representing payment of the residual value of leased equipment are not available to pay principal or interest on notes, except to the extent that a vendor or obligor has guaranteed the residual value of leased equipment.
Credit Enhancement........................  The depositor may arrange for credit enhancement for some notes.
                                            Credit enhancement may include:
                                            a cash collateral account;
                                            a financial guaranty insurance policy;
                                            subordination of one or more other classes of notes;
                                            a reserve account;
                                            overcollateralization;
                                            letters of credit or liquidity facilities;
                                            repurchase obligations;
                                            third party payments or other support;
                                            cash deposits; or
                                            other arrangements which may become suitable in light of credit enhancement practices or developments in the future.
                                            Your prospectus supplement will describe any credit enhancement applicable to your notes.
Priority of Payments......................  The indenture trustee for your notes will apply contract payments as described in the prospectus supplement for your notes.

Optional Purchase of Contracts............  Once the principal balance of a note series is less than 10% of the initial contract pool principal balance, the depositor may repurchase all the contracts held by the owner trust. That would result in a prepayment of the outstanding notes. See 'Description of the Notes and Indenture -- Optional Purchase of Contracts' in this prospectus and in your prospectus supplement.
Substitution..............................  Newcourt Financial USA and the depositor may substitute into the owner trust one or more similar contracts for prepaid contracts or contracts in default. They may not make substitutions for defaulted contracts if all substitutions together would exceed 10% of the contract pool principal balance in the owner trust at any time. They are not required to replace any contract. See 'The
                                            Contracts -- Substitution of Contracts.'
U.S. Taxation.............................  In the opinion of the depositor's counsel, Winston & Strawn, the notes will be characterized as debt and the owner trusts will not be characterized as 'associations' or 'publicly traded partnerships'
                                            taxable as corporations for federal income tax purposes.
                                            By purchasing a note, you agree to treat your note as debt for federal, state and local income tax purposes.
                                            The depositor suggests that you consult your own tax advisor about the federal income tax consequences of purchasing, owning and disposing of notes, and the tax consequences in any state or other taxing jurisdiction. See 'Material Federal Income Tax Consequences'
                                            below.
ERISA Considerations......................  Subject to the considerations described in 'ERISA Considerations' in this prospectus, employee benefit plans that are subject to the
                                            Employee Retirement Income Security Act of 1974, as amended, may purchase notes.

Registration, Clearance and Settlement of
   Notes..................................  Each of the notes will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. You may purchse the notes only in book-entry form on the records of The Depository Trust
                                            Company and participating members. The owner trust will issue the notes in definitive form only under the limited circumstances described in this prospectus under 'Description of the Notes and
                                            Indenture -- Issuance of Certificated Notes at a Later Date.'

                                  RISK FACTORS

     You should carefully consider the following risk factors and additional risk factors listed in your prospectus supplement before you invest in the notes.

THE ABSENCE OF AN EXISTING MARKET FOR THE NOTES MAY LIMIT YOUR ABILITY TO RESELL THE NOTES


     There is currently no public market for the notes and the depositor cannot assure you that one will develop. Thus, you may not be able to resell your notes at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the notes but they are not obligated to do so. The depositor does not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes on any automated quotation system. Even if a secondary market does develop, it may not continue.



CONTRACT PREPAYMENT, INELIGIBILITY OR DEFAULT MAY CAUSE EARLIER REPAYMENTS OF THE NOTES THAN YOU EXPECT AND YOU MAY NOT BE ABLE TO FIND INVESTMENTS WITH THE SAME YIELD AS THE NOTES AT THE TIME OF THE REPAYMENT.



     A higher than anticipated level of prepayments or liquidation of contracts that become defaulted may cause an owner trust to pay principal on the notes sooner than you expected. Also, an owner trust may pay principal sooner than you expected if Newcourt Financial USA repurchases ineligible contracts. Similarly, upon the occurrence of an event of default under the indenture, you may receive principal of the notes sooner than you expected. See 'Description of the Notes and Indenture -- Events of Default; Rights Upon Event of Default.' You may not be able to reinvest those distributions of principal at yields equivalent to the yield on the notes; therefore, the ultimate return you receive on your investment in the notes may be less than the return you expected on the notes.



     The rate of early terminations or repurchases of contracts due to prepayments ineligibility, or defaults is influenced by various factors including:


          technological change;

          changes in customer requirements;

          the level of interest rates;

          the level of casualty losses; and

          the overall economic environment.


     Most contracts do not permit prepayment or early termination. Nevertheless, AT&T Capital, as servicer, historically has permitted lessees to terminate leases early either in connection with the execution of a new lease of replacement equipment or upon payment of a negotiated prepayment premium or both. Under the pooling and servicing agreement, the servicer may allow an obligor to prepay a contract at any time if the payment, alone, or together with the contract's remaining contract principal balance and any scheduled payment owed and not yet received, is equal to the entire contract principal balance of the contract. The principal balance of a contract is the present value of the future scheduled payments under the contract, discounted at a discount rate that will be specified in the prospectus supplement for your notes.

     The depositor cannot assure you that prepayments on the contracts held by the trust will conform to any historical experience. The depositor cannot predict the actual rate of prepayments which will be experienced on the contracts. However, your prospectus supplement will present information as to the principal balances of the notes remaining at various times under several hypothetical prepayment rates. See 'Weighted Average Life of the Notes' in your prospectus supplement.


THE PRICE AT WHICH YOU CAN RESELL YOUR NOTES MAY DECREASE IF THE RATINGS OF YOUR NOTES CHANGE


     At any time, the rating agencies may lower their respective ratings of the notes or withdraw their ratings entirely. In the event that a rating assigned to any note is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes or to resell them without a substantial discount. For more detailed information regarding the ratings assigned to any class of the notes, see 'Ratings of the Notes' in this prospectus and the prospectus supplement.



THE SUBORDINATION OF SOME CLASSES OF NOTES IS ONLY A LIMITED FORM OF CREDIT ENHANCEMENT AND DOES NOT ENSURE PAYMENT OF THE MORE SENIOR CLASSES



     An owner trust will pay interest and principal on some classes of notes prior to paying interest and principal on other classes of notes. The subordination of some classes of notes to others means that the subordinated classes of notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the more senior classes of notes.


     The more senior classes of notes could lose the credit enhancement provided by the more subordinate classes if delinquencies and defaults on the contracts increase and if the collections on the contracts and any credit enhancement described in your prospectus supplement are insufficient to pay even the more senior classes of notes.

     Your prospectus supplement will describe any subordination provisions applicable to your notes.


LIMITED ASSETS ARE AVAILABLE FOR PAYMENT OF THE NOTES; NOTEHOLDERS WILL HAVE NO RECOURSE TO THE ORIGINATORS, DEPOSITOR, SERVICER OR THEIR AFFILIATES IN THE EVENT DELINQUENCIES AND LOSSES REDUCE THE TRUST'S ASSETS



     Each owner trust will be a limited purpose trust with limited assets. Moreover, you have no recourse to the general credit of the servicer, depositor, originator or their affiliates. Therefore, you must rely solely upon the contracts and any credit enhancement described in your prospectus supplement for payment of principal and interest on the notes.



     An increase in delinquent or defaulted payments on contracts could result in your being paid less than you expect on the notes or in delays in payment.



     If a contract is a vendor loan, you must rely solely upon the end-user contracts securing the vendor loan for payments in respect of that contract. Most vendor loans are non-recourse to the vendors. In non-recourse loans you are limited to recovering amounts due solely from the end-user contracts and related security.

EVEN IF AN OWNER TRUST REPOSSESSES AND SELLS THE EQUIPMENT RELATING TO A CONTRACT AFTER AN OBLIGOR DEFAULTS, SHORTFALLS IN AMOUNTS AVAILABLE TO PAY THE NOTES MAY OCCUR IF THE MARKET VALUE OF THE EQUIPMENT HAS DECLINED.


     If a contract held by the trust becomes a defaulted contract, the only sources of payment for amounts owed on that contract will be the income and proceeds from the sale of any related equipment and a deficiency judgment, if any, against the obligor under the defaulted contract. Since the market value of the equipment may decline faster than the discounted contract balance, the owner trust may not recover the entire amount due on the contract and might not receive any recoveries on the equipment. The prospectus supplement for your notes may describe some forms of credit enhancement which are intended to make up for deficiencies in the proceeds and recoveries on the contracts. However, this protection is limited and could be depleted if those deficiencies are larger than the depositor anticipates.



NOT HAVING POSSESSION OF CONTRACT FILES MAY HINDER AN OWNER TRUST'S ABILITY TO REALIZE THE VALUE OF EQUIPMENT SECURING THE CONTRACTS.



     To facilitate servicing and reduce administrative costs, the servicer or a sub-servicer will retain possession of the documents evidencing the contracts held by the owner trust. As a result, a subsequent purchaser of contracts could take physical possession of the documents without knowledge of their assignment. That subsequent purchaser could then have a security interest in the contracts senior to the owner trust's security interest. In the event that the owner trust must rely upon repossession and sale of the equipment securing defaulted contracts to recover amounts due on the defaulted contracts, the owner trust's ability to realize upon the equipment would be limited by the existence of the third party's senior security interest in those contracts. In this event, there may be a delay or reduction in distributions to you.



     Similarly, with respect to contracts securing vendor loans, the vendor will retain the original documents associated with some contracts. The applicable originator will file Uniform Commercial Code financing statements reflecting the pledge of those contracts to the applicable originator as security for the vendor loans. However, the related documents will remain in the vendor's possession. If a subsequent purchaser were able to take physical possession of the related documents without knowledge of the pledge to the originator, the owner trust's security interest in those contracts could be defeated. In this event, there may be a delay or reduction in distributions to you.



FAILURE TO TAKE ALL STEPS NECESSARY TO PERFECT SECURITY INTERESTS IN EQUIPMENT, TO RECORD ASSIGNMENT OF SECURITY INTERESTS TO THE OWNER TRUST OR TO RECORD SECURITY INTERESTS IN TITLED EQUIPMENT MAY HINDER THE OWNER TRUST'S ABILITY TO REALIZE THE VALUE OF EQUIPMENT SECURING THE CONTRACTS



     The depositor will receive security interests in financed equipment securing contracts from the originators and the depositor will assign the security interests to the owner trust. However, in some instances, the originators may not file financing statements for equipment relating to a single obligor in a single jurisdiction when the value of the equipment is less than the amounts described in the following paragraph. As a result, the originator will not acquire, and the depositor and owner trust will not have, a perfected security interest in the equipment. As a result, creditors of the end-user may acquire superior interests in the equipment.



     As originators, none of



          Newcourt Commercial Finance Corporation,



          Newcourt Leasing Corporation,



          Newcourt Communications Finance Corporation or



          Newcourt Technologies Corporation.



file financing statements against an obligor in the appropriate 'filing' jurisdiction unless the fair market value of the equipment relating to a contract is at least $20,000. However, if the contract is a lease with a 'fair market value' purchase option, then the threshold fair market value of the equipment is $50,000. As originator, Newcourt Financial USA Inc., does not file financing statements against an obligor in the appropriate 'filing' jurisdiction unless the fair market value of the related equipment relating to a contract is at least $25,000.



     Additionally, regardless of equipment value, the depositor's practice is to require the originators to annotate their records to note the depositor's security interest but not to require the filing of assignments of financing statements for the equipment to reflect the depositor's, the owner trust's or the indenture trustee's interests. Because of this, an originator or the servicer could inadvertently release the security interest in the equipment securing a contract. The owner trust would then not have a security interest in the equipment.



     Also, any transfer to the depositor of an originator's security interest in motor vehicles securing the contracts is subject to state vehicle registration laws. The depositor's transfer of a security interest in motor vehicles to the owner trust is also subject to these registration laws. These registration laws require that the secured party's name appear on the certificate of title or similar registration of title to a motor vehicle in order for the secured party's security interest to be perfected. The applicable originator will be identified on the certificates or similar registrations of title. However, the certificates of title or similar registrations of title will not identify the depositor or owner trust as secured party. In addition, some equipment related to the contracts may constitute fixtures under the real estate or Uniform Commercial Code provisions of the state in which the equipment is located. The relevant originator will not file assignments of fixture filings in favor of the depositor or owner trusts. Therefore, a third party could acquire an interest in the motor vehicles or real estate fixtures superior to that of the owner trusts.



REPURCHASE OBLIGATION OF THE SELLER PROVIDES YOU ONLY LIMITED PROTECTION AGAINST PRIOR LIENS ON THE CONTRACTS OR EQUIPMENT



     Federal or state law may grant liens on contracts or equipment that have priority over the owner trust's interest. If the creditor associated with any prior lien exercises its remedies it is unlikely that sufficient cash proceeds from the contract and related equipment will be available to pay the contract balance to the trust. In that event, there may be a delay or reduction in distributions to you. An example of a lien arising under federal or state law is a tax lien on property of the originator or the depositor arising prior to the time a contract is conveyed to the owner trust. The tax lien has priority over the interest of the owner trust in the contracts.



     In most cases where vendors have assigned contracts to originators, the vendors have warranted to the originators that there are no prior liens on the contracts. Additionally, where vendors have assigned contracts to originators, the vendors have agreed not to grant any lien on any contracts transferred to the originators. In all cases, the seller will warrant to the depositor and the owner trust that there are no prior liens on the contracts. The seller also will warrant to the depositor and the owner trust that it will not grant any lien on the contracts. In the event that those warranties are not true as to any contract, the seller is required under the pooling and servicing agreement to repurchase the contract. There can be no assurance that the seller will be able to repurchase a contract at the time when it is asked to do so.



IF A BANKRUPTCY COURT RULES THAT THE TRANSFER OF CONTRACTS FROM A VENDOR TO AN ORIGINATOR WAS NOT A TRUE SALE THEN PAYMENTS ON THE CONTRACTS MAY BE REDUCED OR DELAYED



     Vendors sell contracts to the originators, which contracts will be transferred directly or indirectly to the depositor and then the owner trust. If a bankruptcy court decides that the acquisition of a contract by an originator is not a sale of the contract from the vendor to the originator, the contract would be part of the vendor's bankruptcy estate. Accordingly, the contract would be available to the vendor's creditors. In that case, it is unlikely the trust will receive all of the scheduled payments on the contracts, and there may be a delay or reduction in distributions to you. In order to treat the transfer of contracts to the trust as not being a true sale, the bankruptcy court would recharacterize the transfer as a pledge of the contracts to secure borrowings by the vendor. Additionally, if the transfer of contracts to an originator from a vendor is recharacterized as a pledge, then a tax or government lien on the property of the pledging vendor arising before the contracts came into existence may have priority over the owner trust's interest in the contracts.



A BANKRUPTCY COURT DETERMINATION THAT THE TRANSFER OF CONTRACTS FROM ORIGINATORS TO THE SELLER, FROM THE SELLER TO THE DEPOSITOR OR FROM THE DEPOSITOR TO THE OWNER TRUST WAS NOT A TRUE SALE THEN PAYMENTS ON THE CONTRACTS COULD BE REDUCED OR DELAYED



     If an originator, the seller or the depositor became a debtor in a bankruptcy case, creditors of that party, or that party acting as a debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from that party's estate. In that case, the distribution of contract payments to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code. This would delay the distribution of those payments to the noteholders for an uncertain period of time. Furthermore, if the bankruptcy court rules in favor of the creditors or the debtor in possession, the result may be reductions in payments under the contracts to the trust. In either case, you may experience delays or reduction in distributions to you. In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the originator, the seller or the depositor, as the case may be. The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt. Additionally, the bankruptcy court could adjust the debt if the originator, the seller or the depositor were to file for reorganization under Chapter 11 of the Bankruptcy Code. Each of these parties will represent and warrant that the conveyance of the contracts by it is in each case a valid sale and transfer of the contracts. In addition, in agreements conveying the contracts, the originators, the seller and the depositor have agreed that they will each treat the transactions described in this prospectus as a sale of the contracts.




INSOLVENCY OF THE VENDORS COULD DELAY OR REDUCE PAYMENTS TO YOU


     In the event a vendor under a vendor loan becomes subject to insolvency proceedings, the end-user contracts and equipment securing the vendor loan as well as the vendor's oligation to make payments would also become subject to the insolvency proceedings. In that event, payments to the owner trust in respect of those vendor contracts may be reduced or delayed. Payments to you may be reduced if collections from the remaining unaffected contracts are insufficient to cover losses to the owner trust. In those cases in which transfers of end-user contracts by vendors to originator provide that the originator have recourse to the vendor for all or a portion of the losses the originator may incur as a result of a default under those end-user contracts, the vendor's bankruptcy, may similarly result in reductions or payment delays in amounts due from the vendor.



END-USER BANKRUPTCY DECLINE IN VALUE OF EQUIPMENT MAY REDUCE OR DELAY COLLECTIONS ON THE CONTRACTS AND DISPOSITION OF EQUIPMENT RELATING TO THESE END-USERS MAY BE DELAYED OR MAY NOT RESULT IN COMPLETE RECOVERY OF AMOUNTS DUE



     Bankruptcy and insolvency laws could affect your interests in contracts with end-user obligors who become subject to bankruptcy proceedings. Those laws could result in contracts of a bankrupt end-user being written off as uncollectible or result in delay in payments due on the contracts. As a result, you may be subject to delays in receiving payments, and you may also suffer losses if collections from the remaining unaffected contracts are insufficient to cover losses to the trust. Foreclosure sales of equipment and obtaining deficiency judgments following foreclosure sales may not yield sufficient proceeds to pay off the balance owed on a contract. If you must rely on repossession and disposition of equipment to recover amounts due on defaulted contracts, those amounts may be insufficient. Factors that may affect whether you receive the full amount due on a contract include the failure to file financing statements to perfect the originator's or owner trust's security interest in the equipment securing the contract. The depreciation, obsolescence, damage, or loss of any item of equipment will also affect whether you receive the full amount due on a contract.


COMMINGLING OF COLLECTIONS COULD RESULT IN REDUCED PAYMENTS TO YOU


     Cash held by the servicer may be commingled and used for the benefit of the servicer prior to the date on which the collections are required to be deposited in a collection account as described under 'Description of the Pooling and Servicing

Agreements -- Collections on Contracts.' In the event of the insolvency or receivership of the servicer, an owner trust may not have a perfected ownership or security interest in these collections. In that case, you may suffer losses on your investment as a result.



BANKRUPTCY OF DEPOSITOR OR THE OWNER TRUST MAY CAUSE DELAYS IN OR REDUCE COLLECTION UNDER THE CONTRACTS



     If an owner trust or the depositor becomes insolvent under any federal bankruptcy or similar state laws, the right of an indenture trustee to foreclose upon and sell the assets of an owner trust is likely to be significantly impaired by applicable bankruptcy laws. This would be the case before or possibly even after an indenture trustee has foreclosed upon and sold the assets of an owner trust. Under the bankruptcy laws, payments on debts are not made, and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from the debtor, without bankruptcy court approval. Moreover, the bankruptcy laws may permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, if the secured creditor is provided adequate protection. The meaning of the term adequate protection may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of its use by the debtor during the pendency of the bankruptcy case. Because there is no precise definition of the term adequate protection and because the bankruptcy court has broad discretionary powers, it is impossible to predict if or how you would be compensated for any diminution in value of the owner trust assets.



THE SELLER'S OBLIGATION TO REPURCHASE CONTACTS COULD BE IMPAIRED BY BANKRUPTCY



     Newcourt Financial USA Inc., as the seller of contracts to the depositor, will make representations and warranties regarding the contracts, the equipment and other matters. See 'The Contracts -- Representations and Warranties Made by the Seller.' If any representation or warranty with regard to a specific contract is breached, is not cured within a specified period of time, and the value of the contract is materially and adversely affected by the breach, the seller must purchase the contract from the applicable owner trust at a price equal to the amount required to pay off the contract. If the seller becomes bankrupt or insolvent, each indenture trustee's right to compel a purchase would both be impaired and have to be satisfied out of any available 'assets' of the seller's bankruptcy estate. In that case, you may suffer a loss on your investment in a note as a result.


CONTRACTS RELATING TO SOFTWARE OR RELATED SUPPORT AND CONSULTING SERVICES ARE NOT SECURED BY THE SOFTWARE OR RELATED SERVICES


     Some of the contracts held by the owner trust will relate to software that is not owned by an originator or related support and consulting services. In these cases, the vendor or a licensor traditionally owns the software, and the software and related support and consulting services do not serve as collateral for the contracts. Thus, the owner trust will not have an interest in the software or related support and consulting services. The owner trust will own solely the associated contracts' cash flow. Accordingly, if any of these contracts becomes a defaulted contract, the owner trust will not be able to foreclose on the software or related support and consulting services. Because there will be no proceeds from the software or related support and consulting services which could be used to make payments to you, the owner trust must look solely to the obligor to collect amounts due on the contract. There can be no assurance that the obligor will be able to pay in full amounts due under the contract.



YEAR 2000 ISSUES MAY IMPACT THE SERVICER'S ABILITY TO SERVICE THE CONTRACTS



     If a servicer does not have computerized systems that are Year 2000 compliant by the Year 2000, its ability to service the contracts may be materially and adversely affected. Similarly, if the indenture trustee does not have computerized systems that are Year 2000 compliant by the Year 2000, its ability to make distributions to you may be materially and adversely affected. The 'Year 2000' issue concerns that potential exposures related to the automated generation of business and financial misinformation resulting from the application of computer programs which have been written using two digits to identify a year in the date field rather than four. These programs could fail or produce erroneous results during the transition from the Year 1999 to the Year 2000.



     The originators' and servicer's indirect parent, Newcourt Credit Group Inc., has established procedures for evaluating and managing the risks and costs associated with this problem. However, there can be no assurance that all of Newcourt Credit Group Inc.'s internal computer systems will be able to handle all Year 2000 problems. Furthermore, Newcourt Credit Group Inc. does not guarantee that the systems and software of other companies on which its systems and operations rely will be able to handle all Year 2000 problems.



THE YEAR 2000 PROBLEM MAY ALSO AFFECT THE DEPOSITORY TRUST COMPANY'S RECORD-KEEPING AND DISTRIBUTIONS



     The Depository Trust Company has reported that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions to securityholders,



          book-entry deliveries, and



          settlement of trades within The Depository Trust Company,



continue to function appropriately on and after January 1, 2000. However, The Depository Trust Company's ability to perform properly its services is dependent upon other parties, such as its participating organizations through which you may hold your notes, and third party service providers of computer systems. The Depository Trust Company has reported that it is contacting and will continue to contact third party vendors from whom The Depository Trust Company acquires services to determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing of their services. In addition, The Depository Trust Company has stated that it is in the process of developing contingency plans. If problems associated with the Year 2000 issue were to occur with respect to The Depository Trust Company and the services described above, distributions to you could be delayed or otherwise adversely affected.

LIMITATIONS ON ENFORCEABILITY OF SECURITY INTERESTS IN THE EQUIPMENT MAY HINDER THE OWNER TRUST'S ABILITY TO REALIZE THE VALUE OF EQUIPMENT SECURING THE CONTRACTS



     State law limitations on the enforceability of security interests and the manner in which a secured party may dispose of collateral may limit the owner trust's ability to obtain or dispose of collateral in a timely fashion. This could reduce or delay the availability of funds to pay the notes. Under these state law limitations:



          if the obligor becomes bankrupt or insolvent, the owner trust may need the permission of a bankruptcy court to obtain and sell its collateral;



          some jurisdictions require that the obligor be notified of the default and be given a time period within which it may cure the default prior to repossession; and



          the obligor may have the right to redeem collateral for its obligations prior to actual sale by paying the lessor or secured party the unpaid balance of the obligation plus the secured party's expenses for repossessing, holding and preparing the collateral for disposition.


BANKRUPTCY COURT REJECTION OF 'TRUE LEASES' MAY REDUCE FUNDS AVAILABLE TO PAY NOTES


     A bankruptcy trustee or debtor-in-possession under federal bankruptcy or similar state laws has the right to assume or reject any executory contract or unexpired lease which is considered to be a 'true lease' under applicable law. A 'true lease' is a contract under which the applicable originator or vendor holds a residual interest in equipment of more than a nominal amount. Some contracts will be true leases and thus subject to rejection by the lessor under federal bankruptcy or similar state laws. For this reason, the originator, as debtor-in-possession or the originator's bankruptcy trustee may reject the leases of which that originator is the lessor. Upon any rejection, payments to the applicable originator under the rejected contract may terminate and your investment may be subject to losses. In addition, any contract which is a true lease that a vendor originated and transferred to an originator in a transaction whereby the vendor continues to be the lessor, will be subject to rejection by the vendor, as debtor in possession, or by the vendor's bankruptcy trustee. An example of this transaction is a transfer by a vendor to an originator of a security interest in the lease contract or a transfer by a vendor to an originator of an interest in the right to payments only under the lease contract. Upon any rejection, payments to the applicable originator under the rejected contract may terminate and your investment may be subject to losses.


                                 THE DEPOSITOR


     The depositor is NCT Funding Company, L.L.C., a limited liability company organized under the laws of the State of Delaware. Newcourt Financial USA Inc. owns all of the depositor's membership interests. On or before the closing date for a series of notes the depositor will arrange for Newcourt Financial USA to transfer contracts and interests of the originators in the related equipment to the depositor in exchange for cash proceeds. The transfer of a contract and related equipment to the depositor will be from either or both of:



          Newcourt Financial USA Inc.; or



          The Newcourt Equipment Trust -- VFC Series, a trust the depositor established to finance contracts and related equipment interests through a warehouse receivable securitization facility.



     In each case Newcourt Financial USA Inc. will have obtained contracts and equipment interests from the originators or shall itself have been the originator or shall have acquired contracts from third parties not affiliated with Newcourt Financial USA.



     The depositor will pay to Newcourt Financial USA Inc., as seller, or the receivables securitization facility trust noted above, as the case may be, the net proceeds received from the sale of the notes of each series.



     Newcourt Financial USA Inc. formed NCT Funding Company, L.L.C., the depositor, solely for the transactions described in this prospectus and other similar transactions. Under the depositor's formation documents and the pooling and servicing agreement, executed in connection with each owner trust, the depositor is permitted to engage only in the following activities:



          acquiring contracts, interests in pools of contracts and interests of originators in equipment and other real or personal property;


          transferring and conveying the contracts and security interests in the related equipment to owner trusts and other similar trusts;


          issuing and selling notes, certificates or other securities secured by representing interests in pools of contracts and other property;



          executing and performing obligations under the relevant trust agreements, sale and contribution agreements, and pooling and servicing agreements covering the transfer and servicing of a pool of contracts;


          holding or transferring other securities issued by each owner trust;


          investing proceeds from the sale of securities representing interests in pools of contracts;



          engaging in other transactions, including entering into agreements that are necessary, suitable or convenient to accomplish the foregoing or are incidental or connected to the foregoing; and


          other transactions of the type described in this prospectus.


The depositor is prohibited from incurring any debt, issuing any obligations or incurring any liabilities, except in connection with the formation of any owner trust and the issuance of the related series of securities issued by the owner trust. The depositor is not responsible for payment of any principal, interest or any other amount in respect of any series of notes.

                                THE OWNER TRUSTS


     The depositor will form each owner trust under a trust agreement between the depositor and the owner trustee, as described in your prospectus supplement. Each owner trust may issue one or more classes of securities, representing debt of or beneficial ownership interests in the owner trust. The trust will not offer the beneficial ownership interests under this prospectus.


     The assets of each owner trust, as further specified in your prospectus supplement, will consist of:


     (1) a pool primarily of the following types of contracts:


            equipment lease contracts,


            conditional sale/financing agreements,



            installment payment agreements,


            promissory notes, and


            loan and security agreements;



     (2) amounts on deposit in, and any eligible investments allocated to, accounts established under the related indenture and the pooling and servicing agreement;



     (3) the depositor's rights under the related purchase and sale agreement or other instrument by which it acquired contracts, if any; and


     (4) the depositor's rights with respect to any cash collateral account or other form of credit enhancement for the notes.

     The owner trust will have the right to:


            all funds payable under the contracts after the cut-off date, the date on which the owner trust's right to contract payments commences. This includes all scheduled but unpaid amounts due prior to the cut-off date, but excludes any scheduled payments due on or after, but received prior to, the date the depositor transfers the contracts to an owner trust. This does not include contract payments in respect of taxes, insurance premiums, security deposits, late charges, administrative fees or charges;



            prepayments, except for any portion allocated to the depositor in respect of equipment leases;



            liquidation proceeds received with respect to defaulted contracts, except for any portion allocable to the depositor under an equipment lease;



            earnings from the investment of funds in the collection account and note distribution account maintained by the servicer; and



            security interests in the equipment related to the contracts, but excluding ownership rights.


     No owner trust will engage in any business activity other than issuing notes and ownership interests in the owner trust,



          purchasing contracts and related assets;



          holding and dealing with the assets of owner trust, making payments on the notes and other securities it issued,



          entering into and performing the duties, responsibilities and functions required under any of the related pooling and servicing agreement, indenture, contracts, and related documents, and matters incidental to the above.



     The assets of an owner trust will be separate from the assets of all other owner trusts the depositor creates. Accordingly, the assets of one owner trust will not be available to make payments on the securities issued by any other owner trust.



     The depositor will specify the owner trustee of the owner trust for notes being offered in your prospectus supplement. The owner trustee's liability in connection with the sale of notes will be limited to the express obligations of the owner trustee in the related trust agreement and indenture. An owner trustee may resign at any time, in which event the depositor or its designee must appoint a successor owner trustee. The depositor or its designee may also remove an owner trustee if the owner trustee ceases to be eligible to continue as such under the related trust agreement or if the owner trustee becomes insolvent. Any resignation or removal of an owner trustee will not become effective until acceptance of the appointment of a successor owner trustee.


                           NEWCOURT CREDIT GROUP INC.

GENERAL


     Newcourt Credit Group Inc. was formed in 1984 as an investment bank. It originated and structured asset-based financings for the corporate and institutional asset finance market and syndicated the financings to Canadian financial institutions. In 1988, Newcourt Credit Group Inc. broadened its activities to include vendor and direct equipment financing. Today, Newcourt Credit Group Inc. is one of the world's largest providers of vendor finance and one of the world's largest non-bank commercial asset finance companies. Newcourt Credit Group Inc. has approximately U.S. $23.4 billion (Canadian $36.2 billion) of owned and managed assets and U.S. $3.0 billion (Canadian $4.7 billion) shareholders' equity at December 31, 1998.


     Newcourt Credit Group Inc.'s international origination and servicing capabilities span 26 countries around the globe. Newcourt Credit Group Inc. serves clients in Canada, the United States, the United Kingdom, the Asia/Pacific region, Europe, Mexico and South America.

     Newcourt Credit Group Inc.'s United States asset-based operations are conducted through indirect subsidiaries owned by Newcourt Credit Group USA Inc., a wholly owned subsidiary.


     Newcourt Credit Group has entered into a business combination agreement with The CIT Group Inc. The proposed business combination is subject to a number of conditions. There can be no assurance that the parties will be able to satisfy these conditions to the completion of the transaction or that they will complete the transaction in accordance with agreements between them.

     Newcourt Credit Group Inc.'s principal executive offices are located at Queens Quay Terminal, 207 Queens Quay West, Floors 6 & 7, Toronto, Ontario M5J 1A7, (416) 507-2400.

ACQUISITIONS

     In January 1998, Newcourt Credit Group Inc. consummated the acquisition of all of the outstanding shares of AT&T Capital Corporation. The aggregate purchase price paid by Newcourt Credit Group Inc. on the acquisition closing was approximately Canadian $2.4 billion (U.S. $1.7 billion). As a result, AT&T Capital Corporation became a wholly owned subsidiary of Newcourt Credit Group USA Inc.




                                  THE SERVICER



     AT&T Capital Corporation is currently expected to be the servicer. However, if the depositor selects a different servicer for any particular series of notes, the relevant prospectus supplement will provide information about that servicer.


     AT&T Capital Corporation is a full-service, diversified, equipment leasing and finance company that operates principally in the United States and also has operations in the Asia/Pacific region, Mexico and South America. AT&T Capital Corporation is one of the largest equipment leasing and finance companies in the United States and is the largest lessor of telecommunications equipment in the United States, in each case, based on the aggregate value of equipment leased or financed.

     AT&T Capital Corporation, a Delaware corporation, is a wholly owned subsidiary of Newcourt Credit Group USA Inc., which in turn is a wholly owned subsidiary of Newcourt Credit Group Inc. AT&T Capital Corporation's chief executive offices are currently located at 2 Gatehall Drive, Parsippany, New Jersey 07054 and its telephone number is (973) 606-3500.


     AT&T Capital Corporation, through some of the originators, leases and finances a wide variety of equipment, including telecommunications equipment, such as private branch exchanges, telephone systems and voice processing units,



          information technology equipment, such as personal computers, retail point of sale systems and automated teller machines,



          general office, manufacturing and medical equipment, and



          transportation and construction equipment.



In addition, the group provides franchise financing for franchises and financing collateralized by real estate.



     AT&T Capital Corporation markets its leasing and financing services to customers of equipment manufacturers, distributors and dealers with which AT&T Capital Corporation has a marketing relationship for financing services and directly to end-users of equipment. AT&T Capital Corporation's approximately 500,000 customers include large global companies, small and mid-sized businesses and federal, state and local governments and their agencies.

     As of December 31, 1998, AT&T Capital Corporation had, on a consolidated basis, total assets of $10.8 billion, total liabilities of $9.9 billion and net income for the year ended December 31, 1998 of $97.5 million.



     AT&T Corp. founded AT&T Capital Corporation in 1985 as a captive finance company to assist AT&T Corp.'s equipment marketing and sales efforts by providing its customers with sophisticated financing.



                           THE SELLER AND ORIGINATORS



     The information in this section describes several companies which may be originators in respect of a particular pool of contracts. Your prospectus supplement may provide information on other originators. Each of the seller and originators will be an indirect wholly owned subsidiary of Newcourt Credit Group Inc.



NEWCOURT FINANCIAL USA INC.



     Newcourt Financial USA Inc., an originator and the seller of contracts of the depositor, was incorporated on January 8, 1992 in Delaware and is a wholly owned subsidiary of Newcourt Credit Group USA Inc. Newcourt Credit Group USA Inc. is a wholly owned subsidiary of Newcourt Credit Group Inc. Newcourt Financial USA originates and acquires conditional sales agreements,



          leases,



          secured promissory notes, and



          purchase arrangements



These contracts finance equipment of the following types:



          transportation,



          construction,



          information technology,



          communications,



          commercial and



          industrial and resource.



     Newcourt Financial USA typically structures its vendor financing arrangements as direct originations with customers and end-users of a vendor's products, either with or without recourse, or assignments of contracts, either with or without recourse, by a vendor to Newcourt USA.



     Newcourt Financial USA will sell to the depositor contracts which the seller will have originated or acquired from other originators. The seller will sell its contracts to the depositor under a purchase and sale agreement containing seller representations and warranties as to the contracts. Prior to the offering of your series of notes, the seller may have sold contracts to the depositor for deposit into a trust used in connection with a warehouse receivables securitization facility. The depositor may reacquire some or all of these contracts for deposit into the owner trust in connection with the offering and sale of a particular series of notes.



     Newcourt Financial USA's principal executive offices are located at 2 Gatehall Drive, Parsippany, New Jersey 07054 and its telephone number is (973) 606-3500.


NEWCOURT LEASING CORPORATION


     Newcourt Leasing Corporation, an originator formerly known as AT&T Capital Leasing Services, Inc., provides leasing and financing programs for certain targeted manufacturers and distributors as well as leasing and financing to existing customers. Newcourt Credit Group Inc. acquired Newcourt Leasing Corporation as part of the acquisition of AT&T Capital Corporation. Newcourt Leasing Corporation is a wholly owned subsidiary of AT&T Capital Corporation.



     Newcourt Leasing Corporation is headquartered in Westborough, Massachusetts. The Newcourt Leasing Corporation portfolio, which includes both contracts owned by Newcourt Leasing Corporation and contracts serviced on behalf of others, is primarily comprised of leases of and loans on the following equipment types:



          computer,



          machine tool manufacturing,



          copier,



          medical/dental,



          printing and



          automobile test/repair.


NEWCOURT COMMUNICATIONS FINANCE CORPORATION


     Newcourt Communications Finance Corporation, an originator formerly known as AT&T Credit Corporation, supports the sales of Lucent Technologies Inc. and NCR Corporation equipment by providing leasing and financing options to customers who have selected equipment manufactured or supplied by these vendors. AT&T Corp. established Newcourt Communications Finance Corporation's predecessor as a captive finance company in 1985. Newcourt Credit Group Inc. acquired Newcourt Communications Finance Corporation as a result of the acquisition of AT&T Capital Corporation. Newcourt Communications Finance Corporation is a wholly owned subsidiary of AT&T Capital Corporation.



     Lucent Technologies and NCR Corporation generate substantially all of Newcourt Communications Finance Corporation's transactions. Lucent Technologies manufactures and distributes telecommunications and related equipment. NCR Corporation manufactures and distributes information technology, including retail point-of-sale systems, automated teller machines and computers. The Newcourt Communications Finance Corporation portfolio of contracts is primarily comprised of both leases and loans on the following equipment types:



          telecommunication,



          retail point-of-sale system,
          automatic teller machine and



          computer.


NEWCOURT COMMERCIAL FINANCE CORPORATION


     The Portland Division of Newcourt Commercial Finance Corporation, an originator, provides financing and leasing programs for manufacturers and distributors of material handling and construction equipment. Newcourt Commercial Finance Corporation is a wholly owned subsidiary of AT&T Capital Corporation. Prior to being acquired by Newcourt Credit Group Inc., Newcourt Commercial Finance Corporation operated as the Portland division of AT&T Commercial Finance Corporation. Newcourt Commercial Finance Corporation was formed in December 1989 in connection with the acquisition of substantially all the assets of two divisions of Pacificorp Credit, Inc.



     Newcourt Commercial Finance Corporation is headquartered in Parsippany, New Jersey. The Newcourt Commercial Finance Corporation portfolio, which includes both contracts owned by Newcourt Commercial Finance Corporation and contracts serviced on behalf of others, is comprised entirely of leases of and loans on construction and material handling equipment.


NEWCOURT TECHNOLOGIES CORPORATION

     Newcourt Technologies Corporation, formerly known as AT&T Systems Leasing Corporation, provides leasing, financing and remarketing of computer equipment, electronics, manufacturing and other capital equipment. Newcourt Technologies Corporation's predecessor was established in 1987 and acquired by AT&T Capital in 1990. Newcourt Credit Group Inc. acquired Newcourt Technologies as a result of the acquisition of AT&T Capital. Newcourt Technologies Corporation is a wholly owned subsidiary of AT&T Capital and is headquartered in Bloomfield Hills, Michigan.

UNDERWRITING AND SERVICING

   CREDIT MANAGEMENT PHILOSOPHY


     Each originator strives to manage risks in connection with its business, including credit risk and residual value risk associated with acquiring and holding contracts. The management of these risks is critical to the success of each originator. Each originator has in place policies, controls, systems and procedures intended to manage and limit these risks and promote early problem recognition and corrective action, as well as facilitate consistent portfolio performance measurements. Newcourt Credit Group Inc.'s risk management department, which includes credit and asset management personnel, Newcourt Credit Group Inc.'s internal and external auditors and Newcourt Credit Group Inc.'s audit committee periodically reviews these policies, controls, systems and procedures. In addition, the investment committee of Newcourt Credit Group Inc. monitors overall risk profile.



     Each originator seeks to minimize its credit risk through diversification of its portfolio by customer, industry segment, equipment type, geographic location and transaction maturity. Each originator's financing activities cover a wide range of equipment types, including, general equipment, telecommunications equipment, office equipment, information technology and transportation equipment, and a large number of end-users located throughout the United States and, to a lesser extent, abroad.


   CREDIT APPROVAL


     Each originator has a chief credit officer who is responsible for overseeing the quality, integrity and performance of the originator's credit portfolios. Before any transaction can be committed to, it must first qualify for credit approval under one of Newcourt Credit Group Inc.'s proprietary credit scoring models. Alternatively, a duly authorized credit officer must approve the transaction in accordance with clearly defined authorities, policies and procedures. Each originator's chief credit officer has the responsibility of establishing credit policies appropriate for the originator's business and periodically reviewing its credit personnel's exercise of credit authority for adherence to the established credit policies.



     Credit authorities are an important tool that each originator uses to manage and control its portfolio risk. The originators set credit authorities in order to enable individual credit officers to handle approximately 80-85% of the transactions flowing to them. This approach results in higher credit authorities reviewing approximately 15-20% of the transactions. This ensures oversight of an individual's judgment, credit skills and compliance with credit policy by more senior credit officials. Each originator's chief credit officer is empowered to establish credit authorities for qualified members of their credit staff for up to $500,000. Approval of new credit authorities up to $5,000,000 requires the approval of Newcourt Credit Group Inc.'s chief investment officer in addition to the approval of the originator's chief credit officer. Approval of new credit authorities in excess of $5,000,000 also requires the approval of the president of Newcourt Credit Group Inc. services business unit or Newcourt Credit Group Inc.'s chief executive officer. The existing credit authorities allow each originator's chief credit officer to approve transactions:



          up to $7,500,000 in the case of Newcourt Communications Finance Corporation,



          up to $5,000,000 in the case of Newcourt Leasing Corporation,



          up to $1,500,000 in the case of Newcourt Commercial Finance Corporation and up to $5,000,000 in the case of Newcourt Technologies Corporation and Newcourt Financial USA.



Approval of Newcourt Credit Group Inc.'s chief investment officer is required for transactions in excess of an originator's credit authority. Each originator reports all investment decisions involving amounts in excess of $10,000,000 to the Investment Committee of Newcourt Credit Group, Inc.'s Board of Directors each month. The Investment Committee must approve amounts in excess of $20,000,000 for transactions risk rated below investment grade, while each originator's authority for transactions risk rated low investment grade or higher is $35,000,000.


     The credit authority granted to approve transactions may not be delegated.

     Each originator monitors portfolio quality regularly to assess the overall condition of the portfolio and identify the major exposures within the portfolio. Each originator utilizes the 'one obligor concept' in computing total credit exposure; this means that the level of credit authority required to approve an incremental transaction must be sufficient to approve the customer's total credit exposure. Newcourt Credit Group Inc. tracks credit exposure in an automated fashion aggregating all originators' exposure to each customer including its subsidiaries, affiliates and commonly controlled companies. Unless otherwise specifically approved, credit approvals are valid for up to 180 days.


   UNDERWRITING -- GENERAL


     The purpose of each originator's underwriting standards is to evaluate a prospective customer's credit standing and repayment ability. Each originator makes credit decisions based upon the credit characteristics of the applicant, loss experience with comparable customers, the amount and terms and conditions of the proposed transaction and the type of equipment to be leased or financed. For almost all transactions under $50,000, the originators, other than Newcourt Commercial Finance Corporation and Newcourt Technologies Corporation, utilize credit scoring systems to make credit decisions. In a credit scoring system, a computer makes the initial credit decision after inputting credit application data and credit bureau information into a statistical model of such originator's prior loss experience. Newcourt Credit Group Inc. intends the proprietary credit scoring systems to improve credit decisions on new lease applications, expedite response times to customers and increase business volume and portfolio profitability while maintaining credit quality.



     With respect to credit decisions for those transactions which are not based on credit scoring, each originator's credit officers conduct various credit investigations, including reference calling and the procurement and analysis of data from credit reporting agencies such as Dun & Bradstreet and other credit bureaus. In the case of larger sized transactions (generally over $100,000), each originator's credit officers will obtain and analyze financial statements from the customer. The analysis is to determine the reliability of the financial statements and to ascertain the financial condition and operating performance of the potential customer. Each originator carefully reviews asset quality and stated liabilities are compared to the information obtained from reference checking and credit reports. Each originator checks cash flow for reliability and adequacy to service funded debt maturities and other fixed charges. The financial analysis typically involves a review of the potential customer's leverage, profitability, liquidity and cash flow utilizing a variety of financial ratios and comparing the company to other companies its size in similar businesses. In this connection, the analysis utilizes various reference sources, such as Robert Morris Associates Annual Statement Studies. Additionally, the originator may obtain information from rating agencies, securities firms, Bloomberg and numerous other sources. The credit officer then prepares a written analysis summarizing the amount and terms of the credit request and setting forth the credit officer's recommendation including detailed supporting rationale. Each originator also considers alternative exit strategies, including an analysis of the value of the equipment as well as its essentiality of use, in the event the customer fails to honor its payment obligations, No originator imposes


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

either rigid loan-to-value ratios in its underwriting processes or a maximum loan-to-value ratio.



     The credit approval will also set forth any conditions of approval such as personal or corporate guarantees, shorter lease terms, more advance payments or other credit enhancements, and it will dictate the necessary documentation. One of Newcourt Credit Group Inc.'s authorized credit officers must re-approve any subsequent modification of approval terms or required documentation. Newcourt Credit Group Inc. also requires the credit personnel of each originator to rate the creditworthiness of each of unit's customer accounts over $100,000. In the process, the credit personnel are also required to take into account other factors affecting the credit risk of a particular transaction, such as collateral value, credit enhancement and duration of the credit.


   UNDERWRITING -- ADVANCED CREDIT SCORING SYSTEMS


     In 1992, AT&T Capital Corporation commissioned the Bell Laboratories Operations Research Department to design decision support systems and associated strategies for credit risk management throughout the customer's financing life cycle. This life cycle approach, while commonplace in the consumer credit field, is not common in commercial leasing. This process developed and implemented three sets of decision support systems, covering each stage of the small ticket leasing life cycle:


          front-end credit decisions,

          credit line management, and

          delinquent account collections.


     See ' -- Collections' below. Each system includes


          a suite of statistically derived risk prediction models,

          a sequential decision strategy which determines the model to be used in each instance, and a risk based strategy which determines the optimal decision based upon the model results.

     The current front-end credit decisioning systems follow a series of steps including:

          the selection and electronic retrieval of credit bureau information,

          the quantification of credit risk and

          the decision to accept, reject or manually review the credit applicant.


     While both Newcourt Leasing Corporation and Newcourt Communications Finance Corporation have been using credit application scoring models based on more traditional credit scorecards since 1991 and 1989, respectively, Newcourt Leasing Corporation implemented an improved decisioning system in March 1993, while Newcourt Communications Finance Corporation implemented this system in May 1995.



     Additionally, Newcourt Communications Finance Corporation has developed and implemented credit line management models since May 1995. This originator monitors the credit scoring systems using various reporting mechanisms and has upgraded the


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

system over time to incorporate the value of more recent data and to take advantage of improved statistical techniques. Authorized credit officers may override credit scoring decisions, but are discouraged from doing so unless the originator uncovers additional information which materially strengthens the transaction or if sufficient credit enhancements can be obtained to mitigate the risk. Operating units track overrides each month. Overrides are more common at Newcourt Communications Finance Corporation than they are at Newcourt Leasing Corporation. Newcourt Commercial Finance Corporation and Newcourt Technologies Corporation do not use these advanced scoring systems because the contracts originated by them have larger original balances.



     The originators also underwrite contracts representing smaller ticket commercial assets originated through some of Newcourt Financial USA's vendor programs utilizing computerized credit scoring models. The computer makes the initial credit decision after consideration of the credit application data and credit bureau information based on statistical historical loss analysis and developed in conjunction with Fair Isaac. Fair Isaac is a major credit scoring company and has a long history of consumer, small business and related credit data. This empirical data is used to develop specific parameters within a designated group and to predict future delinquency and default rates. By setting approval cutoff levels on total scores at levels associated with predetermined default rates, Newcourt USA is able to provide a program level credit score according to its internal policies.



     In the third quarter of 1998, Newcourt Credit Group Inc. hired four full time Phd's formerly employed by AT&T Labs and who constituted the principal development team behind AT&T Capital's credit automation program. This program, which is briefly described above, involves dozens of individual credit models as well as behavioral collections programs. Newcourt Credit Group, Inc. refers to this group as the Management Science Team and is based in Shrewsbury, NJ. In addition to monitoring and periodically refreshing the existing credit models, this group will also expand the scope of credit automation within Newcourt Credit Group, Inc.'s portfolio.


   UNDERWRITING -- VENDOR PROGRAMS


     In initially establishing a program agreement or other form of financing arrangement with a vendor, Newcourt Financial USA completes a formal underwriting review of the vendor to ensure that the vendor can perform the financial and other obligations contained in any vendor agreement. This review encompasses a financial review, a product review (including an analysis of market acceptance of the vendor's products) and a general operational and managerial review of the vendor. Vendors must generally be established in their field and must market industry accepted equipment or other products. The vendor must have sufficient financial resources to support the financing relationship contemplated by the respective originator. Program agreements are continually monitored by the respective originator. Each originator performs a formal annual review of a vendor's financial condition for a vendor which generates a substantial amount of contracts.

   DOCUMENTATION


     Contract documentation may include:


          a credit application,


          a signed lease/installment sale or financing agreement,



          a vendor invoice, initial lease/advance payment,


          proof of insurance, where relevant,

          delivery and acceptance acknowledgments and


          financing statements.



     The originators typically require filing of financing statements as follows:



          in the case of originations by Newcourt Commercial Finance Corporation, Newcourt Leasing Corporation, Newcourt Communications Finance Corporation and Newcourt Technologies Corporation, in the appropriate 'filing' jurisdiction if the fair market value of the equipment is at least $20,000 or, in the alternative, at least $50,000 if the equipment relates to a lease with a 'fair market value' purchase option, and in the case of originations by Newcourt Financial USA Inc., in the appropriate 'filing' jurisdiction if the fair market value of the related equipment is at least $25,000.


   BILLING


     Third parties handle billing for the originators. The third parties prepare and mail monthly invoices. All customers have a billing cycle, and the billing party generates invoices automatically and mails them out before the due date, with the exception of end-users as to whom payment coupon books evidence their payment obligations or from whose accounts the billing party automatically debits their payments. From time to time to facilitate customer needs, the originators will provide manual invoices. Monthly invoices include the scheduled payment, taxes, insurance and late charges, if any. The vast majority of contracts provide for level payments throughout their term. Substantially all customers forward payments to lockboxes with certain financial institutions.


   PORTFOLIO MONITORING


     The originators track and calculate delinquency monthly for each major portfolio segment, including segmentation by classification of days past due. They monitor credit losses each month and compare them with credit losses for previous months and the corresponding month in a number of prior years. Each originator also employs other techniques in evaluating the performance of its portfolio. These techniques include:



          roll rate analysis -- a type of portfolio analysis examining the rate at which accounts in various stages of delinquency become, or 'roll' into, losses, and


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
          a type of vintage analysis -- another type of portfolio analysis in which each originator's assets are classified by age and then compared across different years, e.g., comparing loss experience for two-year-old portfolio in 1996 with that in 1995.


     For transactions over $1,000,000, each originator conducts annual reviews of customer financial condition and risk rating. The originators conduct these annual reviews on transactions over $500,000 which have high risk ratings. They monitor all other transactions via the normal collection process, meaning that they would receive individual attention only if they became delinquent or for some other reason came to the attention of the company's credit and collections personnel. For example, a material adverse change in the financial condition of the obligor in the transaction would trigger an individual review.



     In addition to providing an initial credit review, ongoing credit review procedures exist to identify at an early stage those customers that may be experiencing financial difficulty. Credit personnel monitor these customers once they are identified. The credit personnel periodically make recommendations to the originator's chief credit officer as to what remedial actions the originator should take;



          what portion, if any, of total credit exposures the originator should write off; or



          whether the originator should make a specific allocation of the originator's loss reserves.


     In establishing allowances for credit losses, each originator's management reviews:


          the aging of the originator's portfolio,



          all non-performing leases and receivables,



          prior collection experience, and


          originator's overall exposure and changes in credit risk.

   COLLECTIONS


     Each originator collects overdue payments using several different methods. Newcourt Communications Finance Corporation and Newcourt Leasing Corporation have deployed computerized collection management systems. Newcourt Leasing Corporation has used outbound call management systems and behavioral scoring systems in prioritizing collection activities in its collection process since March 1994. Newcourt Communications Finance Corporation has utilized similar technology in its collection activities since 1989 with the exception of behavioral scoring, which it implemented in September 1996 following a testing period in several of Newcourt Communications Finance Corporation's units. The collection management systems prioritize delinquent accounts into automated queues using delinquent account scoring systems, also referred to as behavioral scoring. Telephone calls to delinquent accounts are automatically dialed by the system eliminating no answer and busy line calls, which the system automatically reschedules.


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

     Newcourt Financial USA, Newcourt Technologies Corporation and Newcourt Communication Finance Corporation rank accounts using a suite of statistically-derived risk prediction indicators for handling in order of risk weighted exposure. The collection management systems utilize different account collection strategies as a function of risk level and account balance. Accounts with low balances or low risk or both get a low impact collection strategy which involves greater reliance upon letters in the early stages of delinquency and less reliance on telephone calls until the later stages of delinquency. Also, the number of days between actions is greater for a low risk account than in the case of a high risk account. A high impact collection strategy applies to accounts with high balances and/or high risk scores. In this case, telephone calls commence sooner in the collection process, and the originators space collection actions more closely.



     During 1999, the originators will continue to move some of their small to mid-ticket collection activities into a centralized call center located in Memphis, Tennessee. The call center employs approximately 200 people, primarily collectors and customer service representatives, and utilizes a Davox call management system and other collection technologies such as behavioral scoring to efficiently collect on past due accounts.



     The originators frequently use outside collection agencies and attorneys to supplement collection activity. Typically, the originators place an account with an outside collection agency or attorney when it is 180 days or more past due. However, they may place accounts past due less than 180 days with a collection agency or attorney depending upon the circumstances of its delinquency. They may repossess equipment at any time after the contractual default but typically do not do so until the account is past due between 90 and 180 days, or earlier if they determine the equipment to be at risk.


   NON-ACCRUAL AND WRITE-OFF POLICY





     Each originator maintains non-accrual and write-off policies. The policies require that all accounts which are 90 days past due, or less in the event of a bankruptcy, be categorized as non-performing. The majority of delinquent accounts will be written off or specifically reserved for no later than 180 days past due. While smaller accounts, generally $50,000 or less, will be written off at that time, larger accounts will have specific reserves recorded which appropriately reduce the carrying value of the contracts to an amount roughly equivalent to the estimated market value. However, the servicer will evaluate some delinquent accounts and if the obligor appears likely to make payment in full despite the delinquency, the servicer may decide not to write-off or reserve at that time.


                                 THE CONTRACTS


     With respect to any series of notes, this prospectus and any prospectus supplement refer to the aggregate of the contracts in an owner trust, as of any particular date, as the contract pool. This prospectus and any prospectus supplement refer to the contract pool, as of the cut-off date specified in the prospectus supplement for your notes, as the cut-off date or initial contract pool. Changes in the


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

characteristics of the contracts between the cut-off date and the closing date will not affect more than 5% of the cut-off date contract pool principal balance. This prospectus and any prospectus supplement refer to equipment, software and services collectively as financed items.


DESCRIPTION OF THE CONTRACTS

     All of the contracts in each owner trust will be commercial, rather than consumer, leases or loans. The following description of the contracts describes the material terms of the contracts to be included in each contract pool, although an immaterial number of contracts in a contract pool may differ in one or more provisions from the description below.

END-USER CONTRACTS


     Each owner trust will include contracts to which the end-user of the equipment is a party. The depositor lists the types of contracts under 'The Owner Trusts' above.



     There will be no limit on the number of contracts in a particular contract pool which may consist of any of those types. Each contract is required, however, to be an 'eligible contract,' as of the date the depositor transfers the contracts to the respective owner trusts. An eligible contract is a contract as to which the representations and warranties listed below under ' -- Representations and Warranties Made by the Seller' are true as of the transfer date.


   CONDITIONAL SALE AGREEMENTS


     Each originator will offer financing for equipment under conditional sale agreements assigned to the applicable originator by the vendor of the equipment. Each originator will generally use its standard pre-printed form to document the conditional sale agreements in a contract pool. In some instances, the originator will use a vendor's standard, pre-printed form. The conditional sale agreement sets forth the description of each financed item and the schedule of installment payments. Typically, loans under conditional sale agreements are fixed rate and are for a term of one to seven years. Payments under conditional sale agreements typically are due monthly. Conditional sale agreements typically:


          provide for a grant by the end-user of the equipment of a security interest in the equipment, which security interest is assigned by the vendor to the originator;

          may allow prepayment of the obligation upon payment, where allowed by applicable state law, of an additional prepayment fee;

          require the end-user to maintain the equipment, keep it free and clear of liens and encumbrances and pay all taxes related to the equipment;

          restrict the modification or disposal of the equipment without the vendor's, or its assignee's, consent;

          include a disclaimer of warranties;

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
          include the end-user's indemnity against liabilities arising from the use, possession or ownership of the equipment;


          include the end-user's absolute and unconditional obligation to pay the installment payments on the loan; and


          include specific events of default and remedies for default.


A conditional sale agreement typically requires each end-user to maintain insurance, the terms of which may vary. The terms of a conditional sale agreement may be modified at its inception at the end-user's request. The originator's legal department and levels of management must approve modifications before the originator will agree to accept an assignment of the conditional sale agreements from a vendor unless the vendor has indemnified the originator against any losses or damages it may suffer as a result of modifications.


   LEASES


     Each originator, either directly or by assignment from vendors, will offer financing of equipment, software and services under leases. Leases may consist of individual lease agreements relating to a single, separate transaction and financed item. Alternatively, the individual leases may be governed by a master lease agreement which contains the general terms and conditions of the transaction. Specific terms and conditions, such as descriptions of the specific equipment, software and services being leased or financed and the schedule of related rental payments, are typically contained in a supplement or schedule to the master lease agreement, which is signed by the end-user as lessee, and either the vendor or the originator, as lessor. The supplement to the master lease agreement incorporates the master lease agreement by reference, and is treated by the originator as a separate lease. The originator or the vendor originates each lease in the ordinary course of business. Vendors who originate leases assign them to the originator. An originator also may purchase leases on a portfolio basis.


     The initial terms of the leases in the contract pool typically range from one to seven years. Each lease provides for the periodic payment by the end-user of rent in advance or arrears, generally monthly or quarterly. The periodic payments represent the amortization, generally on a level basis, of the total amount that an end-user is required to pay throughout the term of a lease.

     A contract pool will include 'net leases' under which the end-user assumes responsibility for the financed items, including operation, maintenance, repair, and insurance or self-insurance,



          return of the equipment at the expiration or termination of the lease, and the payment of all sales, use and property taxes relating to the financed items during the lease term.



     The end-user further agrees to indemnify the lessor for any liabilities arising out of the use or operation of the financed items. In most cases, the end-user also authorized the lessor to perform the end-user's obligations under the lease at the end-user's expense, if it so elects, in cases where the end-user has failed to perform. In addition, the leases often contain 'hell or high water' clauses unconditionally


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

obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified in the lease. If an originator is the lessor, the lease will contain no express or implied warranties with respect to the financed items other than a warranty of quiet enjoyment. If a vendor is the lessor, the lease or a related agreement may contain representations and warranties with respect to the financed items in addition to a warranty of quiet enjoyment. However, the end-user typically agrees not to assert any warranty claims against any assignee, including the originator, of the vendor by way of setoff, counterclaim or otherwise, and further agrees that it may only bring that type of claim against the vendor. Leases of equipment often require the end-user to maintain, at its expense, casualty insurance covering damage to or loss of the equipment during the lease term or to self-insure against these risks, if approved in advance by the originator or vendor, as applicable.



     The leases will include both 'true leases' and leases intended for security as defined in Section 1-201(37) of the Uniform Commercial Code. Under a 'true lease', the lessor bears the risk of ownership, except for the risk of loss of the equipment, which is passed to the end-user under the leases. The lessor also takes any tax benefits associated with the ownership of depreciable property under applicable law. No title is conferred upon the lessee. The lessee under a 'true lease' has the right to the temporary use of property for a term shorter than the economic life of the property in exchange for payments at scheduled intervals during the lease term. Additionally, the lessor retains a significant 'residual' economic interest in the leased property. End of lease options for 'true leases' include purchase or renewal at fair market value.



     Under leases intended for security, the lessor in effect finances the 'purchase' of the leased property by the lessee and retains a security interest in the leased property. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. Such leases are considered conditional sales type leases for federal income tax purposes and, accordingly, the lessor does not take any federal tax benefits associated with the ownership of depreciable property. End of lease options for these leases depend on the terms of the related individual lease agreement or master lease agreement supplement, but often these terms provide for the purchase of the equipment at a prestated price, which may be nominal. The inclusion of 'true leases' in a contract pool should have no federal income tax impact on holders of notes since the notes are treated as debt for federal income tax purposes. However, the inclusion of 'true leases' may result in the imposition of state and local taxes which would reduce cash available for payment on the notes.



     A lease will either prohibit the end-user from altering or modifying the equipment or permit the end-user to alter or modify the equipment only to the extent the alterations or modifications are readily removable without damage to the equipment. Under some master lease agreements, the end-user may assign its rights and obligations under the lease, but only upon receiving the prior written consent of the lessor. Under some leases, the lessee may relocate the equipment upon giving the lessor prompt written notice of the relocation. The right to grant or deny consent or to receive written notice will be exercised by the servicer under the authority delegated to it in the related pooling and servicing agreement. Some leases will permit the end-user to substitute substantially identical leased equipment for leased equipment scheduled to be returned to the lessor under the lease.


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

     While the terms and conditions of the leases will not usually permit cancellation by the end-user, the lessor and the end-user may modify or terminate some leases before the end of the lease term. The originator, or a vendor, with the consent of the originator, may permit the modifications to a lease term or early lease terminations. The modifications typically arise in connection with additional financing opportunities from the same end-user. End-users may also negotiate with the originator, at the originator's discretion, an early termination arrangement allowing the end-user to purchase the equipment during the term of a lease. The early-termination purchase price is often equal to or in excess of the present value of the remaining rental payments under the lease plus the anticipated market value of the related equipment as of the end of the lease term. The originator may permit early termination of a lease in connection with the acquisition of new technology requiring replacement of the equipment. In these cases, the end-user returns the related equipment to the vendor or originator and pays an amount generally equal to the present value of the remaining rental payments under the lease plus an early termination fee to the originator. Modifications usually involve repricing a lease or modification of the lease term. Occasionally the lessor and the end-user may modify a lease in connection with an increase in the capacity or performance of equipment by adding additional equipment that includes new technology. Coincident with the financing of an upgrade to the equipment, the originator may reprice and extend the related base lease term to be coterminous with the desired term of the lease relating to the upgrade. In some cases, subject to conditions described under 'Description of the Pooling and Servicing Agreements -- Servicing,' base lease extensions may remain in a contract pool. The depositor expects that the servicer will continue to permit these modifications and terminations with respect to leases included in a contract pool under the authority delegated to it in the related pooling and servicing agreement. The servicer's ability to modify leases is limited by the conditions and covenants of the servicer described under 'Description of the Pooling and Servicing Agreements -- Servicing.'



     The originator may modify the standard terms and conditions of the lease agreement at the inception of a lease at the request of the end-user. The originator's legal department or levels of management must approve the modifications before the originator will agree to enter into the lease or accept an assignment of the lease from a vendor unless the vendor must indemnifies the originator against any losses or damages it may suffer as a result of the modifications. Common permitted modifications include, but are not limited to:


          prearranged mid-lease purchase options, early termination options and lease extension options as described above;

          modifications to the lessor's equipment inspection rights;

          modifications to the end-user's insurance requirements permitting the end-user to self-insure against casualty to the equipment;


          the end-user's right to assign the lease or sub-lease the financed items to an affiliated entity, so long as the end-user remains liable under the lease and promptly notifies the lessor or its assignee of the assignment or sublease; and


          extended grace periods for late payments of rent.

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

     In some cases, after a lease term expires the originator may permit the end-user to continue to use the related equipment for so long as the end-user continues to make lease payments. After the expiration of the term of a lease, any continued lease payments will belong to the depositor, not the owner trust.


   SECURED NOTES


     Each originator will also provide direct initial financing or refinancing of equipment and software under secured promissory notes, which consist of an installment note and a separate security agreement. In an initial financing transaction, the originator pays to the vendor the purchase price for the equipment or software. In a refinancing transaction, the originator pays off an end-user's existing financing source, and the initial financing or refinancing is documented as a direct loan by the originator to the end-user of the equipment or software using a secured note. In the case of a refinancing transaction, upon payment to the existing financing source, the originator obtains a release of the original financing party's lien on the financed equipment. In either case, the originator records its own lien against the financed equipment or software and takes possession of the secured note. Except for the lack of references to 'sale' or 'purchase' of equipment, a secured note contains terms and conditions substantially similar to those contained in conditional sale agreements.


   INSTALLMENT PAYMENT/FINANCING AGREEMENTS

     Each originator will provide financing for software license fees and related support and consulting services under installment payment supplements to software license agreements;



          separate installment payment agreements, and


          other forms of financing agreements assigned to the originator by vendors of software.


     Each financing agreement of this type:


          is an unsecured obligation of the end-user;

          generally provides for a fixed schedule of payments with no end-user right of prepayment;


          is noncancellable for its term;


          generally contains a 'hell or high water' clause unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified. If a financing agreement does not provide for noncancellability or a 'hell or high water' clause, the financing agreement will have the benefit of a vendor guarantee. See 'The Contracts -- Program Agreements with Vendors;'


          permits the assignment of the payment agreement to a third party, including the originator, and includes the end-user's agreement, upon an assignment, and includes the end-user's agreement not to assert against assignee any claims or defenses the end-user may have against the vendor; and


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

          contains default and remedy provisions that usually include acceleration of amounts due and to become due and, in some cases, the right of the vendor, or the originator by assignment, to terminate the underlying software license and all related support and consulting activities.


EQUIPMENT


     The end-user contracts will cover a wide variety of new and used:



          information technology equipment, including:



                computer work stations,



                personal computers,



                data storage devices,



                mainframe and mini-computers and



                computer related peripheral equipment,



          communications equipment, such as telephone switching and networking systems,



          commercial business and industrial equipment, such as:



                printing presses,



                machine tools and other manufacturing equipment,



                photocopiers, facsimile machines and other office equipment,



                energy savings and control equipment,



                automotive diagnostic and



                automated testing equipment,



          medical equipment, such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment,



          resources equipment, such as feller-bunchers and grapplers,



          transportation and construction equipment, such as:



                heavy and medium duty trucks and highway trailers,



                school buses,



                bulldozers,



                loaders,



                graders,



                excavators,



                forklifts,



                other materials handling equipment,



                golf carts,



                other road and off-road machinery and



                electronics manufacturing equipment.


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

     In each case, the depositor will transfer the security interests of the originator in the equipment subject to each related end-user contract, but not ownership interests in the case of leased equipment, to the relevant owner trust.


SOFTWARE AND SERVICES


     Some end-user contracts will cover license fees and other fees owed by the end-user under either perpetual or term software license agreements and other related agreements in connection with the end-user's use of computer software programs. The end-user contracts may also cover related support and consulting services which are provided by the vendor, an affiliate of the vendor or a third party contract party and which facilitate the obligor's use of the software. Neither the vendors or licensors of the software nor the end-users under the related end-user contracts will convey to the originator any interest in the software or the software license agreement, other than the right to collect the payment of software license fees. However, in some cases, the vendors may convey to the originator the right to exercise rights and remedies under the relevant software license agreement or related agreements. Consequently, an owner trust will not have title to or a security interest in the software, nor will it own the related services, and would not be able to realize any value from the software or related servicer under a related end-user contract upon a default by the end-user.


VENDOR LOANS


     The contracts may include limited recourse loan or repayment obligations of a vendor. These may take the form of promissory notes with related security interests documented by security agreements or specific provisions in related program agreements. Each of the obligations is secured by all of the vendor's interest in an individual end-user contract originated by the vendor and by the equipment related to the end-user contract.



     The originator may originate vendor loans through, and the vendor loans may incorporate terms and conditions of, a program agreement. See 'Program Agreements with Vendors.' Vendor loans generally are non-recourse to the vendor, meaning that the originator may obtain repayment solely from the proceeds of the end-user contracts and related equipment securing the vendor loan. In a few instances, however, the originator may have recourse to a vendor for nonpayment of a vendor loan through a limited recourse arrangement in the related program agreement. The repayment terms under a vendor loan, including periodic amounts payable and schedule of payments, will correspond to the payment terms of the end-user under the end-user contract collaterally assigned under the vendor loan. Each vendor loan will either include most, if not all, of the representations and warranties regarding the end-user contract and related equipment typically included in a vendor agreement, or incorporate these representations and warranties included in any related program agreement by reference.


PROGRAM AGREEMENTS WITH VENDORS


     An originator's program agreement is typically an agreement with equipment manufacturers, dealers and distributors, or software licensors or distributors, located in the United States. The program agreement provides an originator with the opportunity to finance transactions relating to the acquisition or use by an end-user of a vendor's equipment, software, services or other products. Vendor program arrangements provide an originator with a steady, sustainable flow of new business, often with lower costs of origination than asset-based financings marketed directly to end-users.


Some of the program agreements take the form of a referral relationship, which is less formal, and may or may not include credit or remarketing support to the originator from the vendor.


     Each program agreement under which vendors or another party originate and document contracts and assign them to the originator typically includes vendor representations, warranties and covenants regarding each contract assigned to an originator, including that:


          the obligations of the end-user under the assigned contract are absolute, unconditional, noncancellable, enforceable in accordance with their terms and free from any rights of offset, counterclaim or defense;

          the originator holds the sole original of the contract and has either title to or a first priority perfected security interest in the equipment, except with respect to situations where no financing statement is filed due to the minimum value involved;

          the equipment and the contract are free and clear of all liens, claims or encumbrances except for permitted liens;


          the end-user has irrevocably accepted the equipment or the software;
          and



          the end-user duly authorized and signed the assigned contract;



     Each program agreement under which the originators document and originate contracts typically include vendor representations, warranties and covenants reagarding each contract, including that the equipment has been delivered to and accepted by the end-user;



          the vendor has not received any advance payments;



          the vendor has good title to the equipment; and



          the vendor has not made any misrepresentations to the end-user.



     In each of the two above programs, relevant agreements also typically provide for remedies for misrepresentations or breaches of warranties or covenants by the vendor regarding an assigned contract. These remedies usually require the vendor to repurchase the affected end-user contract for the originator's investment balance in the contract plus costs incurred by the originator in breaking any underlying funding arrangement;



          in the case of contracts covering equipment, remarketing support from the vendor in the event of an end-user default and subsequent repossession or return of the equipment under the contract, to assist the originator in realizing proceeds from the equipment securing the end-user contract obligations; and



          the right of an originator to further assign its interests in assigned contracts, all related payments and any related interest in equipment.

     In addition, the originators may enter into profit sharing arrangements with vendors. These arrangements typically will define the originators' rights in the equipment and payments from a contract. Also, a program agreement or profit sharing arrangement may include recourse against a vendor with respect to end-user defaults under some end-user contracts, by specifying that the assignment of the contract from the vendor to the originator is with full recourse against the vendor;

          by specifying that the vendor will absorb a limited fixed dollar or percentage amount of 'first losses' on the contract;

          by inclusion of the contract in an ultimate net loss pool created under the program agreement as well as guarantees by the applicable vendor with respect to certain contracts which are cancelable or which do not contain 'hell or high water' provisions; or


          by providing for vendor repurchase of the contract or vendor indemnification payments for breaches of certain representations and warranties made by the vendor with respect to the contract.



If an end-user defaults under a contract which the vendor assigned to the originator subject to a net loss pool, the originator may be permitted to draw against the net loss pool up to the amount of the originator's remaining unpaid investment balance in the defaulted contract. The originator may also be permitted to draw against the net loss pool with respect to contracts that are not included in the pool of contracts in a particular owner trust and, accordingly, there can be no assurance that any amounts contributed by a vendor to a net loss pool will be available with respect to a defaulted contract included in the pool of contracts owned by a particular owner trust.



     The manner in which the vendor assigns contracts to the originator varies from one program agreement to another, depending upon the nature of the items financed,

          the form of the contract,

          the accounting treatment sought by the vendor and

          the end-user, and



tax considerations.

     For example, an originator might:

          accept a vendor loan and collateral assignment of the contract and related equipment or security interest therein from the vendor; or


          accept a full assignment of the contract and a collateral assignment of the related equipment or security interest from the vendor, which collateral assignment secures the end-user's obligations under the contract or lease.



The originator also may receive, from a vendor with respect to software, a full assignment of leases, installment payment agreements, installment payment supplements to license agreements, and other types of financing agreements used in financing software license payments and related support and consulting services. These assignments may include an assignment of the software vendor's or licensor's right, or the agreement of the vendor or licensor, at the originator's instructions, to terminate the software license covered by the contract and suspend related support in the event of an end-user default under the contract. In some cases, the software vendor also agrees not to relicense the same or similar software to a defaulted end-user for some period of time, e.g., one year, unless the end-user cures its default.



     Some portion of the contracts included in the pool of contracts, especially in the case of conditional sale agreements, are likely to consist of contracts originated by vendors and assigned to the originator in vendor assignments, each of which relates to an individual contract, rather than under a program agreement. Each vendor assignment will either be with or without recourse against the vendor for end-user defaults. Each vendor assignment will typically contain many, if not all, of the representations, warranties and covenants typically contained in program agreements, as well as a vendor repurchase requirement in the event of a breach by the vendor of the representations, warranties or covenants. Vendor assignments may or may not provide for any vendor remarketing support in the event of an end-user default.


RESIDUAL INVESTMENTS


     Any of the originators may finance all or a portion of the residual interest in the equipment under program agreements and under direct transactions between an obligor and the applicable originator. Any investment by the originator in a residual interest shall be referred to as a residual investment. Program agreements may provide that the originator may, at its sole discretion and in connection with the funding of a lease of equipment, make a residual investment in that equipment by advancing additional funds against a portion of the anticipated residual value of the equipment, and not just against the discounted present value of the rental payments due under the contract. Residual investments may take the form of an advance of the present value of some specified percentage of the anticipated residual value of the equipment or a specified percentage, typically not greater than 10%, of the amount to be paid by the originator in funding the present value of the rental payments due under the contract.



     With respect to vendor assignments, the originator may advance the entire purchase price of the equipment subject to a true lease, take title to the equipment, and accept an assignment of the true lease contract from a vendor. With respect to the leases originated by the originator the originator may advance the entire purchase price of the equipment to the vendor, take title to the equipment from the vendor, and enter into a true lease contract with an obligor. In either of the two foregoing types of transactions, the originator will have advanced more than the discounted present value of the rents payable under the true lease contracts by paying the purchase price for the equipment, and so will have made a residual investment in the equipment.



     In some program agreements, the originator may make the residual investment in the form of a full recourse loan of additional funds to the vendor. That loan is repayable by the vendor at the expiration or termination of the contract with interest and is secured by a security interest in the financed equipment. In some transactions involving vendor assignments or direct transactions with obligors under true lease contracts, the originator may obtain the obligation of either the vendor or the obligor to purchase the equipment at the end of the lease term for the full amount of the originator's residual investment in the equipment with accrued interest. Any transaction in which the originator may look to either the vendor or the obligor, and not just the value of equipment itself, to recover its residual investment with interest shall be referred to as a 'guaranteed residual investment'. Other than guaranteed residual investments, a residual investment will not be included in the discounted contract balance of any contract and, therefore, would not be financed with the proceeds of the notes. This type residual investment is referred to herein as the 'excluded residual investment.'



     The seller or an affiliate of the seller will transfer the excluded residual investment associated with any contract included in a pool of contracts to the depositor or another affiliate under the terms of a purchase and sale agreement or other transfer agreement. The depositor will not transfer the excluded residual investment to an owner trust under the related pooling and servicing agreement. The related owner trust's interest in contracts with associated residual investments, other than with guaranteed residual investments, will be limited to the discounted present value of the rental payments due under the contract and a security interest in the related equipment. The originator may assign its excluded residual investment to a third party, including the security interest in the equipment in respect of the residual investment.


CONTRACT FILES


     Each originator will indicate in the appropriate computer files relating to the contracts being transferred to an owner trust that the originator has transferred the contracts for the benefit of the holders of the notes. Each originator will also deliver to the indenture trustee a computer file, microfiche or written list containing a true and complete list of all contracts which it has transferred, identified by account number and by the discounted contract balance of the contracts as of the transfer date.


COLLECTIONS ON CONTRACTS


     Your prospectus supplement will describe how all collections received with respect to the contracts will be allocated.


PAYMENTS GENERALLY


     The contracts usually require that an obligor make periodic payments on a monthly basis. Some contracts, however, provide for quarterly, semi-annual or annual payments. Obligors must make the payments under all of the contracts in United States dollars. Payment requirements usually are fixed and specified, rather than being tied to a formula or are otherwise at a floating rate. Payments under the contracts are ordinarily payable in advance, although a small percentage provide for payments in arrears.


EXPENSES RELATING TO EQUIPMENT

     The contracts require the obligors to assume the responsibility for payment of all expenses of the related equipment including, without limitation,


          any expenses in connection with the maintenance and repair of the related equipment,


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

          the payment of any and all premiums for casualty and liability insurance, and the payment of all taxes relating to the equipment.


INSURANCE; REPAIR AND REPLACEMENT


     Most lease contracts require that the obligors will maintain liability insurance which must name the lessor as additional insured. Contracts which are subject to leases,


          installment sales contracts,


          promissory notes or



          loan and security agreements



require obligors to procure property insurance against the loss, theft or destruction of, or damage to, the equipment for its full replacement value, naming the lessor, or lender, as loss payee. An originator will waive this requirement from time to time for a small number of transactions. For some lease contracts, the obligor's already existing self-insurance program permits the obligor to self-insure the equipment.



     For lease contracts that Newcourt Communications Finance Corporation originates relating to equipment with a cost of $100,000 or less, and for lease contracts which Newcourt Leasing Corporation or Newcourt Technologies Corporation orginates after March 4, 1997 relating to equipment with a cost of $250,000 or less, the originator often provides the obligor with written information concerning its property insurance obligations under the contract. The obligor is given a specified time period in which to provide evidence of insurance coverage. A third party tracking company and licensed broker independently verifies and tracks proper evidence of coverage. If the obligor does not provide satisfactory evidence of insurance coverage then the originator will provide insurance. If the originator provides the insurance coverage, the originator charges the obligor a monthly fee covering the insurance charges and other related administrative charges. If, at any time, the obligor provides evidence of its own coverage, these monthly charges cease. The obligor has the ability to opt out of the program by providing evidence of its own coverage.



     For transactions involving equipment with a cost of more than $100,000, in the case of lease contracts that Newcourt Communications Finance Corporation originates, or more than $250,000, in the case of lease contracts that Newcourt Leasing Corporation or Newcourt Technologies Corporation originates after
March 4, 1997, insurance coverage generally is verified and tracked by the respective originator. The failure to maintain this insurance constitutes an event of default under the applicable contract. Usually, the obligor also agrees to indemnify the originator for all liability and expenses arising from the use, condition or ownership of the equipment.



     If the equipment is damaged or destroyed, each lease contract requires that the obligor:



          repair the equipment;


          make a termination payment to the lessor in an amount not less than the amount required to pay off the contract; or

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

          in some cases, replace the damaged or destroyed equipment with other equipment of comparable use and value.



The related pooling and servicing agreement permits the servicer, in the case of the destruction of the equipment related to a particular lease contract, either to:



          allow the lessee to replace this equipment, provided that the replacement equipment is, in the judgment of the servicer, of comparable use and at least equivalent value to the value of the equipment which was destroyed, or accept the termination payment referred to above.


ASSIGNMENT OF CONTRACTS


     The contracts will permit the assignment of the contract by the lessor or secured party without the consent of the obligor. However, a small number of contracts require notification of the assignment to, or the consent of, the obligor. The seller will represent and warrant in the purchase and sale agreement that these notices have been given, or approvals will have been received, not more than ten days following the date of the transfer of the contract to the depositor. The contracts do not permit assignment of the contracts, or the related equipment, by the obligor without the prior consent of the lessor or secured party, except the contracts may permit:



          assignments to a parent, subsidiary or affiliate;



          the assignment to a third party, provided the obligor remains liable under the contract; or



          assignment to a third party with a credit standing, which the originator determines in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount, to be equal to or better than the original obligor.



Under the related pooling and servicing agreement, the servicer may permit an assignment of a particular contract from an obligor to a third party only if the servicer, utilizing the current underwriting criteria for its contract origination activities, determines that the third party is of sufficient credit quality that the servicer would permit the third party to become an obligor with respect to a contract that the servicer originates.


EVENTS OF DEFAULT AND REMEDIES


     Events of default under the contracts ordinarily include:


          the failure to pay all amounts required by the contract when due;

          the failure of the obligor to perform its agreements and covenants under the applicable contract;

          material misrepresentations made by the obligor;

          the bankruptcy or insolvency of the obligor or the appointment of a receiver for the obligor; and

          in some cases, default by the obligor under other contracts or agreements.

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

Some of these default provisions are, in some instances, subject to notice provisions and cure periods. Remedies available to the lessor or secured party upon the occurrence of an event of default by the obligor include the right to cancel or terminate in the case of a contract subject to a true lease,



          to accelerate payments in the case of a contract subject to financing,



          to recover possession of the related equipment and



          to receive an amount intended to make the lessor or secured party, as the case may be, whole plus costs and expenses, including legal fees, which the lessor or secured party incurs as a result of the default.



Notwithstanding these events of default and remedies, the pooling and servicing agreement, permits the servicer to take the actions, with respect to delinquent and defaulted contracts, a reasonably prudent creditor would take under similar circumstances. See 'Description of the Pooling and Servicing
Agreements -- Servicing'. The originators may occasionally provide payment extensions, typically of three months or less. Longer extensions are occasionally granted to customers experiencing delays in payment due to cash flow shortages or other reasons. However, originators do not intend extensions to be used to provide a temporary solution for a delinquent account. Rather, extensions are intended to be used when, in the judgment of the relevant credit authority, the extension is necessary to avoid a termination and liquidation of the contract and will maximize the amount to be received by the related owner trust with respect to the contract.


PREPAYMENTS AND EARLY TERMINATION

     Any contract may either:


          not permit the obligor to prepay the amounts due under the contract or otherwise terminate the contract prior to its scheduled expiration date;



          allow for a prepayment or early termination upon payment of an amount that is at least equal to the contract principal balance, determined using a discount rate specified in your prospectus supplement; or



          allow for a prepayment or early termination without the payment of the contract principal balance.



Some contracts, often written as installment sales contracts, promissory notes or loan and security agreements, permit the obligor to prepay the contract, in whole or in part, at any time at par plus accrued interest.


     Under each pooling and servicing agreement, the servicer may allow the prepayment of any contract, but only if the amount paid, or, in the case of a partial prepayment, the sum of that amount and the remaining principal balance of the contract after application of that amount, is at least equal to the amount required to pay off the contract. The required payoff amount, with respect to any collection period for any contract, is equal to the sum of:


          the scheduled payment due in that collection period and not yet received, together with any scheduled payments due in prior collection periods and not yet received; plus the discounted contract principal balance of the contract as of the last day of that collection period, after taking into account the scheduled payment due in that collection period.



     In no event will revenues pledged for a series of notes include, nor will the notes otherwise be payable from, any portion of a prepayment on a contract that exceeds the required payoff amount for that contract.



     Under the pooling and servicing agreement, the depositor may replace any prepaid contract with a substitute contract. See ' -- Substitution of Contracts' below.


DISCLAIMER OF WARRANTIES


     The contracts which are subject to a true lease contain provisions whereby the lessor, or the originator, as assignee of the lessor, disclaims all warranties with respect to the equipment. In the majority of cases, the lessor assigns the manufacturer's warranties to the obligor for the term of the lease. Under true leases, the obligor accepts the equipment under the applicable contract following delivery and an opportunity to inspect the related equipment.


ADDITIONAL EQUIPMENT


     Some of the contracts which are subject to a true lease constitute leases of additional equipment, generally costing $25,000 or less, with existing obligors. Pursuant to the terms of the original contract between the lessor and the obligor, the parties document leases for additional equipment on a written form that the lessor prepares and delivers to the obligor, but the obligor does not execute, which written form describes all of the terms of the lease. Under the terms of the contract, the obligor agrees that unless it objects in writing within a specified period of time, it is deemed to have accepted the lease of this additional equipment.



REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER



     Newcourt Financial USA Inc., as the seller of contracts to the depositor, will make the following representations and warranties regarding the contracts and the related equipment included in each pool of contracts transferred to an owner trust as of the related transfer date. The representations and warranties will also apply to contracts that the depositor reacquires from a trust to which the depositor previously transferred the contracts in connection with a warehouse receivables securitization facility.






      (1) the information with respect to the contract is true and correct in all material respects;



      (2) immediately prior to the transfer of a contract, the contract was owned by the transfering party free and clear of any adverse claim except for permitted claims;



      (3) the contract is not a defaulted or delinquent contract;



      (4) no provisions of the contract has been waived, altered or modified in any material respect, except by instruments or documents contained in the files relating to the contract;

      (5) the contract is a valid and binding payment obligation of the obligor and its terms are enforceable, except the enforcement may be limited by insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights and the availability of equitable remedies;



      (6) the contract is not and will not be subject to rights of rescission, setoff, counterclaim or defense;



      (7) the contract, at the time it was made, did not violate the laws of the United States or any state in any material respect;



      (8) (a) the contract and any related equipment have not been sold, transferred, assigned or pledged by the originator to any person other than the end-user, the seller, the depositor or any related financing trust; and



          (b) either



                (i) the contract is secured by a perfected lien, subject to permitted liens and subject to minimum filing value exceptions, on the related equipment or, in the case of any vendor loan, related end-user contract or equipment or



               (ii) in the case of a contract secured by a vehicle, within 90 calendar days of the origination or a acquisition of the contract by the originator all required state registration or recording procedures were initiated, and the originator's interest will be so noted or recorded within 180 days of the acquisition or origination;



      (9) if the contract constitutes either an 'instrument' or 'chattel paper' for purposes of the Uniform Commercial Code, there is not more than one 'secured party's original' counterpart of the contract;



     (10) all filings necessary to evidence the conveyance or transfer of the contract to the depositor have been made in all appropriate jurisdictions, except that the parties have not made filings to note the seller, the depositor or the trust as an assignee of the interests of originators other than the seller, and except that only filings in the State of New Jersey have been made in favor of the owner trust describing security interest in equipment;



     (11) the obligor is not, to the seller's knowledge, subject to bankruptcy or other insolvency proceedings;



     (12) the contract is a U.S. dollar-denominated obligation and the obligor's billing address is located in the United States or Puerto Rico;



     (13) the contract does not require the prior written notifications to a consent of an obligor or contain any other restriction on the transfer or assignment of the contract other than notifications that will have been given and consents or waivers of restrictions that will have been obtained within ten days after the date of the contract was sold to the trust;



     (14) the obligations of the related obligor under the contract are irrevocable and unconditional and non-cancelable or, if not irrevocable and unconditional, are guaranteed by the vendor; or in the case of leases with governments, upon a cancellation of the lease, either the vendor is obligated to repurchase the lease or the seller will indemnify the trust depositor in respect of the cancellation;



     (15) no adverse selection procedure was used in selecting the contract for transfer;



     (16) the obligor under the contract is required to maintain casualty insurance with respect to the related equipment or to self-insure against casualty with respect to the related equipment in an amount that is consistent with the servicer's normal servicing requirements;



     (17) the contract constitutes chattel paper, an account, an instrument or a general intangible as defined under the Uniform Commercial Code;



     (18) no lease is a 'consumer lease' as defined in Section 2A-103(1)(e) of the Uniform Commercial Code;



     (19) to the best knowledge of the relevant originator each lessee has accepted the related equipment and that it has had a reasonable opportunity to inspect and test the equipment;



     (20) except as provided in (14) above, the contract is not guaranteed by any originator nor has the originator established any specific credit reserve with respect to the related obligor;



     (21) each lease is a 'triple net lease' under which the obligor is responsible for the maintenance of the related equipment in a manner that conforms with general industry standards;



     (22) each vendor loan is secured by an eligible end-user contract(s) having an aggregate contract principal balance(s) equal to the outstanding principal amount of the vendor loan. In this context, an eligible end-user contract is one that satisfies all of these representations and warranties except number (2) above and number (8) above, in respect of ownership by the applicable originator;



                  in which the relevant originator or financing trust has a perfected lien; and



                  in which the transfer of the relevant originator's or financing trust's security interest in the contract to the owner trust creates a duly perfected lien;



     (23) the obligor is not the United States of America or any agency, department, subdivision or instrumentality of the United States of America;



     (24) the contract contains customary provisions for this type of financing, and the provisions are sufficient and enforceable, except as listed as noted in (5) above, to enable the relevant originator or its assignees to realize against the financed items securing the contract; and



     (25) if the obligor is a state or local government entity, the transfer of the contract does not violate any applicable state or local laws restricting or prohibiting transfer.

     The owner trust may modify the above representations and warranties and will describe any modification in the relevant prospectus supplement.


     In the event of a breach of any representation or warranty with respect to a contract that materially and adversely affects the owner trust's or any noteholder's or equity certificateholder's interest in the contract or the collectibility of the contract, the owner trust will have a warranty claim against the seller. The seller will then be obligated to repurchase the contract. However, the seller need not do so if the seller cures the breach by the second deposit date after the date on which the servicer becomes aware and gives notice to the seller of the breach. Any purchase shall be made on the deposit date immediately following the end of the second collection period at a price equal to the required payoff amount of the contract. The purchase price will be allocated to the related owner trust plus, if applicable, the book value of the related equipment which will be allocated to the depositor. The related indenture trustee may enforce this purchase obligation on your behalf, and will constitute your sole remedy available against the seller the depositor, the trust or the originators for any uncured breach, except that the seller will indemnify the related indenture trustee,



          the related owner trustee,



          the related owner trust and



          you



against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to that breach. The seller may, in lieu of repurchasing the contract, cause the depositor to deliver a substitute contract as provided in the next-following section of this prospectus.



     Upon the purchase by the seller of a contract, the depositor will release the contract and related equipment to the seller.


SUBSTITUTION OF CONTRACTS


     The depositor will have the option to substitute one or more contracts having similar characteristics for contracts which are in default or have been prepaid or which have undergone material modification. In addition, in the case of a contract subject to a warranty claim, as described in ' -- Representations and Warranties Made by the Seller' above, the seller may choose to replace the contract with a substitute contract.



     Some contracts may permit the obligor to prepay the amounts due under the contract or otherwise to terminate the contract prior to its scheduled expiration date. The depositor may replace any prepaid contract with a substitute contract in lieu of applying the proceeds of the prepaid contract to the pledged revenues as described in this section.



     Material modification of a contract means a termination, release amendment, modification or waiver of a contract that is not otherwise permitted under the pooling and servicing agreement. The depositor may provide substitute contracts for any that have been so materially modified. The depositor may also replace any defaulted contract with a substitute contract. The aggregate contract principal balances of the defaulted contracts for which the depositor may cause substitution is limited to 10% of the cut-off contract pool principal balance. The depositor may replace a prepaid contract with a substitute contract and the seller may choose to replace contracts subject to a warranty claim or a material modification with substitute contracts, in either case without regard to the 10% limitation described above.



     The same credit criteria and eligibility standards for the contracts in the contract pool on the closing date will also apply to substitute contracts added to the assets of the owner trust. The servicer will include information with respect to these substitute contracts, to the extent the servicer deems them material, in required periodic reports under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission on behalf of the owner trust. The substitute contracts will have contract principal balances equal to or greater than the contracts being replaced. The representations and warranties the seller makes with respect to the contracts in ' -- Representations and Warranties Made by the Seller' above will be equally applicable to substitute contracts.


DELINQUENCY AND NET LOSS EXPERIENCE


     Your prospectus supplement will set forth statistics relating to the delinquency and net loss experience on contracts within the originators' owned and managed portfolios of receivables similar to the contracts in a contract pool.


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
                     DESCRIPTION OF THE NOTES AND INDENTURE

GENERAL


     The issuance of each series of notes will be under an indenture, a form of which was filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part. In addition, a copy of the indenture for a series of notes will be filed with the Securities and Exchange Commission following the issuance of each series. The following summary describes certain material terms which may be common to each indenture and the related notes, but does not purport to be complete and is subject to all of the provisions of the indenture, the related notes and the description set forth in your prospectus supplement.



     The notes of each series will be issued in fully registered form only and will represent the obligations of a separate owner trust.



     Payments on the notes will be made by the indenture trustee on each payment date to persons in whose names the notes are registered as of the related record date. Unless otherwise specified in your prospectus supplement, the payment date for the notes will be the 20th day of each month, or if the 20th is not a business day, the next succeeding business day. The record date for any payment date will be the calendar day immediately preceding the payment date.



     A business day is any day other than a Saturday, Sunday or legal holiday on which commercial banks in New York City are open for regular business.




DISTRIBUTIONS


     Your prospectus supplement will describe as to your series of notes the timing and priority of distributions,



          the amount or method of determining distributions,



          allocations of loss and



          the interest rates.




CREDIT ENHANCEMENT

     As further specified in the your prospectus supplement, a


          cash collateral account,



          a financial guaranty insurance policy;



          subordination of one or more classes of notes,



          overcollateralizations,



          letters of credit or liquidity facilities,



          repurchase obligations,



          third party payments or other support,



          cash deposits,



          reserve fund or


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

          other form of credit enhancement which may become suitable in light of credit enhancement practices or developments in the future may be established on or prior to the date the contracts are transferred. The credit enhancement would be available to the related indenture trustee to pay interest and principal on the notes in the manner and to the extent specified in your prospectus supplement.


LIQUIDATION PROCEEDS


     The allocation of liquidation proceeds which will consist generally of all amounts the servicer receives in connection with the liquidation of a contract and disposition of the related equipment, net of any related out-of-pocket liquidation expenses will be as follows:


          with respect to any contract subject to financing, the liquidation proceeds will be allocated to the owner trust; and


          with respect to any contract subject to a lease, the liquidation proceeds will, unless otherwise specified in your prospectus supplement, be allocated on a pro rata basis between the depositor, on the one hand, and the owner trust, on the other, based respectively on


              (a) the book value of the related equipment and


              (b) the required payoff amount for the contract;



              provided that, in the event the liquidation proceeds in respect of any contract subject to a lease and the related equipment exceed the sum of the required payoff amount for the contract and the book value of the equipment, the excess shall be allocated solely to the depositor.



For example, if the servicer, in connection with a defaulted contract subject to a lease, derived liquidation proceeds in the amount of $100 from the liquidation of the contract and disposition of the related equipment, and if the required payoff amount of the contract was, as of the collection period during which the contract became a liquidated contract, $120 and the book value of the equipment was $30, the liquidation proceeds would be allocated to the owner trust in the amount of $80 and to the depositor in the amount of $20. All liquidation proceeds which are so allocable to the owner trust will be deposited in a collection account and constitute pledged revenues to be applied to the payment of interest and principal on the notes in accordance with the priorities described under ' -- Distributions' above.


OPTIONAL PURCHASE OF CONTRACTS


     The depositor may purchase all of the contracts owned by an owner trust on any payment date following the date on which the unpaid principal balance of the related notes is less than 10% of the initial contract pool principal balance. The purchase price to be paid in connection with the purchase shall be at least equal to the sum of the unpaid principal balance of the related notes as of that payment date,



          accrued but unpaid interest,



          unreimbursed servicer advances, and


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

          accrued but unpaid servicer fees.



The proceeds of the purchase shall constitute available pledged revenues and be distributed in accordance with the indenture provisions for available pledged revenues.


TRUST ACCOUNTS


     Except as otherwise specified in your prospectus supplement, the applicable indenture trustee will establish and maintain under each indenture segregated trust accounts which need not be deposit accounts, but which must be with a qualified institution. These accounts will include, among others, the 'Collection Account' and the 'Distribution Account.' The accounts may, as described in the prospectus supplement for your notes, also include a cash collateral or reserve fund account as credit enhancement. All of these accounts are referred to collectively as the 'Trust Accounts.'



     Eligible institution means the corporate trust department of the indenture trustee or any other depository institution organized under the laws of the United States or any state or any domestic branch of a foreign bank,



          the deposits of which are insured by the Federal Deposit Insurance Corporation and which has, or whose parent corporation has, short-term or long-term debt ratings acceptable to Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Duff & Phelps Credit Rating Co.



     The servicer, as agent for the indenture trustee of any series, may designate, or otherwise arrange for the purchase by the indenture trustee of, investments to be made with funds in the trust accounts. All investments shall be eligible investments as defined in the related indenture that will mature not later than the business day preceding the applicable monthly payment date or any other date approved by the rating agencies. Eligible investments include, among other investments:


          obligations of the United States or of any agency thereof backed by the full faith and credit of the United States;


          demand deposits, certificates of deposit, time deposits demand notes or bankers acceptance of eligible financial institutions;



          highly rated commercial paper;



          repurchase agreements in respect of United States government securities or securities guaranteed or otherwise backed by the full faith and credit of the United States Government with eligible institutions; and



          other investments which have been approved by each rating agency.


REPORTS TO NOTEHOLDERS


     With respect to each series of notes, the servicer will furnish to the applicable indenture trustee, and the indenture trustee will include with each distribution to you,


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

a statement, as specified in your prospectus supplement, in respect of the related payment date.


     If you purchase a note, you may receive these reports by making a written request to the indenture trustee. These reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the depositor nor the servicer intends to send any of their respective financial reports to owners of notes. The servicer, on behalf of an owner trust, will file with the Securities and Exchange Commission legally required periodic reports concerning the owner trust.


     With respect to any series, the notes will be registered in the name of a nominee of The Depository Trust Company and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until definitive notes are issued in the limited circumstances described under ' -- Issuance of Certificated Notes at a Later Date' below, the indenture trustee will not recognize you as a noteholder, as that term is used in the related indenture. Hence, until that time, you will receive reports and other information provided for under the related indenture only if, when and to the extent The Depository Trust Company and its participating organizations provide this information. The servicer will file a copy of each report with the Securities and Exchange Commission on Form 8-K to the extent the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder require it.


BOOK-ENTRY REGISTRATION


     Unless your prospectus supplement states otherwise, you may hold your notes through The Depository Trust Company, referred to as 'DTC,' in the United States, or Cedel Bank or Euroclear System in Europe, if you are a participant of those systems, or indirectly through organizations that are participants in those systems.


     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code and a 'clearing agency' registered under to Section 17A of the Exchange Act. DTC was created to hold securities for its direct participants and to facilitate the clearance and settlement of securities transactions between its direct participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC's direct participants include the underwriters offering the notes to you,



          securities brokers and dealers,



          banks,



          trust companies and



          clearing corporations, and may include other organizations.


Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

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

     To facilitate subsequent transfers, DTC will register all deposited notes in the name of DTC's nominee, Cede & Co. You will maintain beneficial ownership of the notes despite the deposit of notes with DTC and their registration in the name of Cede. DTC has no knowledge of the actual noteholders; DTC's records reflect only the identity of its direct participants to whose accounts the notes are credited, which may or may not be the noteholders. DTC's direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.



     You have no entitlement to receive a certificate representing your interest in a class of notes. As long as the notes are registered in the name of Cede & Co., any action to be taken by you or any other noteholders will be taken by DTC upon instructions from DTC's participants. All distributions, notices, reports and statements to noteholders will be delivered to Cede, as the registered holder of the notes, for distribution to noteholders in compliance with DTC procedures.



     You will receive all payments of principal and interest on the notes through direct participants or indirect participants. DTC will forward the payments to its direct participants which will forward them to indirect participants or noteholders. Under a book-entry format, you may experience some delay in their receipt of payments, since payments will be forwarded to Cede as nominee of DTC. The indenture trustee will not recognize you as a noteholder, as that term is used in the indenture. You may exercise the rights of noteholders only indirectly through DTC and its direct participants and indirect participants. Because DTC can act only on behalf of direct participants, who in turn act on behalf of indirect participants, and on behalf of banks, trust companies and other persons approved by it, there may be limits on your ability to pledge the notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to notes, due to the absence of physical notes for the notes.



     Arrangements among the various parties govern conveyance of notices and other communications by



          DTC to direct participants,



          by direct participants to indirect participants and



          by direct participants and indirect participants to noteholders, subject to any statutory or regulatory requirements as may be in effect from time to time.



Standing instructions and customary practices govern payments by DTC participants to noteholders, as is the case with securities held for the accounts of customers in bearer form or registered in 'street name' and will be the responsibility of the DTC participant and not of DTC, the indenture trustee, the owner trustee, the originators or the originator, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of the payments to direct participants shall be the responsibility of DTC and disbursement of payments to noteholders shall be the responsibility of direct participants and indirect participants.



     Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership


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

interest of each actual noteholder is in turn to be recorded on the direct participants' and indirect participants' records. Noteholders will not receive written confirmation from DTC of their purchase, but noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holders, from the direct participant or indirect participant through which the noteholder entered into the transaction. Entries made on the books of DTC's participants acting on behalf of noteholders evidence transfers of ownership interests in the notes.



     DTC will not comment or vote with respect to the notes. DTC has advised that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more direct participants to whose accounts with DTC the notes are credited. Additionally, DTC has advised that to the extent that the indenture requires that any action may be taken only by noteholders representing a specified percentage of the aggregate outstanding principal amount of the notes, DTC will take the action only at the direction of and on behalf of direct participants, whose holdings include undivided interests that satisfy the specified percentage.



     DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to the indenture trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, fully registered, certificated notes are required to be printed and delivered. The originator may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, fully registered, certificated notes will be delivered to noteholders. See ' -- Issuance of Definitive Notes at a Later Date.'



     The information in this section concerning DTC and DTC's book-entry system are from sources that the depositor believes to be reliable, but neither the depositor nor the owner trustee take any responsibility for the accuracy of this information.



     Cedel and Euroclear will hold omnibus positions on behalf of the participants in the Cedel and Euroclear systems, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.



     Cedel is incorporated under the laws of Luxembourg as a professional depositary. Cedel holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.


     Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel participant, either directly or indirectly.


     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear's participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Brussels, Belgium office of Morgan Guaranty Trust Company


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

of New York operates Euroclear, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear's operator conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear's operator. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear's participants, including banks, securities brokers and dealers, and other professional financial intermediaries.


     Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.


     Morgan Guaranty Trust Company of New York is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission, regulates and examines it.






     Euroclear holds all securities on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear's participants, and has no record of or relationship with persons holding through Euroclear's participants.


     Transfers between direct participants will comply with DTC rules. Transfers between Cedel's participants and Euroclear's participants will comply with their rules and operating procedures.


     DTC will effect, under DTC rules, cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel or Euroclear, on the other, through the relevant European international clearing system through its Depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system as required by its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment using its normal procedures for same-day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to the depositaries.



     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing day will be reported to the relevant Cedel participant or Euroclear participant on that business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.


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

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.



     Except as required by law, none of the seller, any originator, the owner trustee, the depositor or the indenture trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the notes held through DTC, or for maintaining, supervising or reviewing any records or actions relating to beneficial ownership interests.


ISSUANCE OF CERTIFICATED NOTES AT A LATER DATE


     The owner trust will issue notes in fully registered, certificated form to beneficial owners or their nominees rather than to DTC or its nominee, only if:



         (1) the owner trustee advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the owner trustee or the indenture trustee is unable to locate a qualified successor,



         (2) the owner trustee elects to terminate the book-entry system, or



         (3) after the occurrence of an event of default under the indenture, the holder of at least 66 2/3% of the principal amount of its outstanding notes advises the indenture trustee that the continuation of the book-entry system is met in their best interests.



     Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee must notify all beneficial owners for each class of notes held through DTC of the availability of notes in fully registered, certificated form. Upon surrender by DTC of the global note representing the notes and instructions for reregistration, the indenture trustee will issue these fully registered, certificated notes, and the indenture trustee will recognize the holders of fully registered, certificated notes as noteholders under the indenture.



     Additionally, upon the occurrence of any event described above, the indenture trustee will distribute principal of and interest on the notes directly to you as required by the indenture. Distributions will be made by check, mailed to your address as it appears on the note register. Upon at least five days' notice to noteholders for the class, however, the indenture trustee will make the final payment on any note only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will make the final payment in this manner whether the notes are fully registered, certificated notes or the note for the class registered in the name of Cede & Co. representing the notes of the class.



     You may transfer any fully registered, certificated notes of any class at the offices of the indenture trustee or its agent in New York, New York, which the indenture trustee shall designate on or prior to the issuance of any fully registered, certificated notes with respect to that class. There is no service charge for any registration of


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

transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.


MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT

     Unless your prospectus supplement states otherwise, the owner trust and the indenture trustee for a note series may, without your consent, enter into one or more supplemental indentures for any of the following purposes:

          to change the collateral description;


          to provide for a successor to the owner trust to assume the notes and the indenture obligations;


          to add additional covenants for your benefit, or to surrender any rights or power of the owner trust;

          to transfer or pledge any property to the indenture trustee;


          if not adverse to the interests of noteholders, to correct or supplement any provision in the indenture that is ambiguous or inconsistent with any other provision of the indenture or to make any other provision in respect of matters under the indenture;


          to accept a successor indenture trustee or to change the provisions of the indenture to facilitate the administration by more than one trustee;


          to comply with the Trust Indenture Act of 1939, as amended; or



          to elect to come under the FASIT provision of the Internal Revenue Code, if the owner trust provides an opinion of counsel as to no adverse impact on noteholders.


MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT


     Unless your prospectus supplement states otherwise, with the consent of the holders of a majority of the principal balance of each class of the related series of notes, prior notice to each rating agency and an opinion of counsel, the owner trustee and the indenture trustee may modify the indenture and your rights under it.


     Without the consent of the holder of each outstanding note affected, however, no modification of the indenture may:


          reduce the note principal amount, interest rate or redemption price or change the timing of payments;



          modify the manner of application of payments in respect to contracts to the notes;


          impair your right to sue to enforce payment provisions of the indenture;

          reduce the percentage needed for consents of noteholders;


          permit the creation of any lien on collateral under the indenture ranking prior to or on a parity with the lien of the indenture;


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

          adversely affect the manner of determining notes outstanding or the requisite note for liquidating the trust estate; or



          modify the provisions of the indenture relating to these types of indenture modification without the consent of all noteholders.


EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Events of default under each indenture will consist of:


          a default for five calendar days or more in the payment of interest due on any note;



          failure to pay the unpaid principal amount of any class of notes on the maturity date for the notes;



          failure of the seller to make any required payment under the pooling and servicing agreement within three business days of the due date, or failure of the seller, the depositor or the owner trustee to observe any other provisions set forth in the purchase and sale agreement, the pooling and servicing agreement or the indenture, which failure has a material adverse effect on the noteholders and continues for 60 calendar days after written notice;



          any representation or warranty made by the seller, depositor or owner trustee in the purchase and sale agreement, pooling and servicing agreement or indenture was incorrect as of the time made, and continues to be incorrect for a period of 60 calendar days after notice is given and as a result of which the noteholders are materially and adversely affected. A breach of a representation or warranty as to a contract will be considered not to have occurred if the seller purchases the contract or effects a substitution for it, as provided in 'The Contracts -- Representations and Warranties Made by the Seller' and ' -- Substitution of Contracts' above;



          events of bankruptcy, insolvency, receivership or liquidation of the owner trust or the depositor; or



          the owner trust becomes an investment company.



     If an event of default should occur and be continuing with respect to the notes of a series, the required holders may, except as to a bankruptcy or insolvency event of default, deem the event not to have occurred.



     If the indenture trustee declares the notes of a series due and payable following an event of default, the applicable indenture trustee may:



          institute proceedings to collect amounts due or foreclose on the indenture collateral,



          exercise remedies as a secured party, or



          sell the indenture collateral, or elect to have the owner trust maintain possession of the pledged revenues.



     The indenture trustee, however, may not sell the indenture collateral following an event of default, unless:


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

          the holders of all the outstanding notes consent to the sale;



          the proceeds of the sale distributable to holders of the notes are sufficient to pay in full the principal and accrued interest on all the outstanding notes at the date of the sale; or



          the indenture trustee determines that the trust estate would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the required holders.



Following a declaration upon an event of default that the notes are immediately due and payable, the application of any proceeds of liquidation of the pledged revenues will be in the order of priority described in the prospectus supplement for your class of notes.



     If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it may incur in complying with that request. A majority of the noteholders will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee. Additionally, a majority of the noteholders may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.


     No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:


          the holder previously has given to the indenture trustee written notice of a continuing event of default;



          the holders of not less than 25% in principal amount of the outstanding notes make written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;



          the holder or holders offer the indenture trustee reasonable indemnity;



          the indenture trustee has for 60 days failed to institute the proceeding; and



          no direction inconsistent with that written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes.



     In addition, the indenture trustee and you, by accepting the notes, will covenant that they will not at any time institute against the seller, the depositor or the owner trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.



     Neither the indenture trustee nor the owner trustee in its individual capacity, nor the seller, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an


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

express agreement to the contrary, be personally liable for the payment of the notes or for any agreement or covenant of the owner trust contained in the indenture.



OWNER TRUST COVENANTS


     Each indenture will provide that the related owner trust may not consolidate with or merge into any other entity, unless:


          the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;



          the entity expressly assumes the owner trust's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the owner trust under the indenture;



          no event of default shall have occurred and be continuing immediately after the merger or consolidation;



          the rating agencies advise the owner trustee that the rating of the notes then in effect would not be reduced or withdrawn as a result of the merger or consolidation;



          the owner trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the owner trust or to any noteholder or equity certificate holder; and



          the owner trust or the person, if other than the owner trust, formed by or surviving the consolidation or merger has a net worth, immediately after the consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the owner trust immediately prior to giving effect to the consolidation or merger.


     Each owner trust will not, among other things:


          except as expressly permitted by the related indenture or trust agreement, transfer any of the assets of the owner trust;



          claim any credit on or make any deduction from, the principal and interest payable in respect of the related notes, other than amounts withheld under the bankruptcy code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the owner trust;


          dissolve or liquidate in whole or in part;


          permit the validity or effectiveness of the indenture to be impaired or permit the release of any person from any covenants or obligations relating to the notes under the indenture except as expressly permitted in the indenture; or



          except as expressly permitted in the indenture, the pooling and servicing agreement or the trust agreement, permit any lien or claim to burden any assets of the owner trust.



     No owner trust may engage in any activity other than as specified above under 'The Owner Trusts.' Each owner trust will not incur, assume or guarantee any


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

indebtedness other than indebtedness incurred under the related notes and the related indenture or otherwise in accordance with the related indenture, trust agreement and pooling and servicing agreement.


ANNUAL COMPLIANCE STATEMENT

     Each owner trust will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

     Each indenture trustee will be required to mail each year to all noteholders of the related series a brief report relating to:


          its eligibility and qualification to continue as indenture trustee under the related indenture,



          any amounts advanced by it under the indenture,



          the amount, interest rate and maturity date of certain indebtedness owing by the owner trust to the indenture trustee in its individual capacity,



          the property and funds physically held by the indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported.


SATISFACTION AND DISCHARGE OF INDENTURE


     The discharge of an indenture will occur with respect to the collateral securing the notes of a series upon the delivery to the related indenture trustee for cancellation of all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.


THE INDENTURE TRUSTEE

     The indenture trustee for any series will be specified in your prospectus supplement. An indenture trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove an indenture trustee if the indenture trustee ceases to be eligible to continue to serve under the indenture,



          if the indenture trustee becomes insolvent, or



          if the rating assigned to the long-term unsecured debt obligations of the indenture trustee (or the holding company thereof) by the rating agencies shall be lowered below the rating of 'BBB', 'Baa3' or equivalent rating or be withdrawn by any rating agency.



In these circumstances, the depositor will be obligated to appoint a successor trustee. Any resignation or removal of an indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.


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              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS


     The following summarizes the material terms of each pooling and servicing agreement, a form of which was filed with the registration statement of which this prospectus is a part. In addition, a copy of the pooling and servicing agreement relating to a series of notes will be filed with the Securities and Exchange Commission following the sale of those notes. This summary describes terms expected to be common to each pooling and servicing agreement, but the depositor does not intend this summary to be complete. This summary is subject to the provisions of the pooling and servicing agreement relating to a particular series and the description set forth in your prospectus supplement. You should read the form of the pooling and servicing agreement filed as noted above.


TRANSFER OF CONTRACTS AND EQUIPMENT


     Newcourt Financial USA Inc., a subsidiary of Newcourt Credit Group Inc., will be the seller of contracts to the depositor for deposit into the owner trust. The seller will originate contracts and acquire contracts originated by other subsidiaries of Newcourt Credit Group Inc. Prior to the offering of a series of notes, the seller may have sold contracts to the depositor for deposit into a trust used in connection with temporary financing arrangements. The depositor may reacquire some or all of these contracts for deposit into the owner trust in connection with the offering and sale of a particular series of notes. On or before the applicable closing date, the seller will transfer to the depositor under one or more purchase agreements all of its interest in the following:


          the contracts and the related equipment,

          the right to receive all scheduled payments and prepayments received on the contracts on or after the date of transfer, but excluding any scheduled payments due on or after, but received prior to, the transfer date, all rights under insurance policies maintained on the equipment under the contracts,


          all documents contained in the files and


          all proceeds derived from any of the above.



     Under the pooling and servicing agreement, on the applicable closing date, the depositor will transfer to the owner trust:



          all of its rights in the contracts and rights in the equipment and other rights listed above, except that in the case of leased equipment, the depositor will retain ownership of the equipment, any rights to payments made or attributable to the leased equipment upon expiration of the related lease contract, of contract prepayments and liquidation proceeds allocable to the depositor under the pooling and servicing agreement and of any portion of the purchase amount attributable to the book value of the leased equipment, other than any guaranteed residual investment;





all funds on deposit from time to time in the trust accounts; and



          all its rights under the purchase and sale agreement.


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
     Each pooling and servicing agreement will designate the servicer as custodian to maintain possession, as the owner trust's agent, of the contracts and all related documents. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the servicer's possession. Financing statements will be filed on the transfer date in the applicable jurisdictions reflecting:


      the transfer of the contracts and the equipment by the originators, other than the seller, to the seller,



      the transfer of the contracts and the equipment by the seller to the depositor and, as applicable by any temporary financing trust to the depositor,


      the transfer by the depositor to the owner trust, and

      the pledge by the owner trust to the indenture trustee,

     The originators' accounting records and computer systems will also reflect these assignments and this pledge.

COLLECTIONS ON CONTRACTS


     The applicable indenture trustee will maintain a collection account, into which the servicer will deposit the following amounts no later than the second business day after their processing:


      all scheduled payments made under the contracts;

      all prepayments, excluding any portion which your prospectus supplement states is allocable to the depositor;

      amounts constituting liquidation proceeds on liquidated contracts, to the extent specified in your prospectus supplement;


      all payments made by the seller under the pooling and servicing agreement to repurchase any contract as a result of a breach of a representation or warranty, as described under 'The Contracts -- Representations and Warranties Made by the Seller,' excluding, in the case of a lease contract, any portion which your prospectus supplement states is allocable to the depositor; and



      the amount paid by the depositor to purchase the contracts, as described under 'Description of the Notes and Indenture.'





     So long as no event of termination shall have occurred and be continuing with respect to the servicer, the servicer may make the required remittances to the collection account net of its servicing fees.


     The servicer may withdraw from the collection account any amounts deposited in error or required to be repaid to an obligor, based on the servicer's good-faith determination that the amount was deposited in error or must be returned to the obligor.


     The servicer will pay to the depositor all proceeds from the disposition of equipment subject to a true lease, to the extent allocable to the depositor.

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
SERVICING


     Your prospectus supplement will identify the servicer for your trust. The servicer will be obligated under each pooling and servicing agreement to service the contracts with reasonable care, using that degree of skill and attention that the servicer generally exercises with respect to all comparable contracts and related assets that it services for itself or others in accordance with its credit and collections policy and applicable law. In performing these duties, it shall comply in all material respects with its credit and collection policies and procedures described under 'The Originators -- Underwriting and Servicing,' as modified from time to time. The servicer may delegate servicing responsibilities to third parties or affiliates, provided that the servicer will remain obligated to the related owner trust and the depositor for the proper performance of the servicing responsibilities.



     The servicer is obligated to act in a commercially reasonable manner with respect to the repossession and disposition of equipment following a contract default with a view to realizing proceeds at least equal to the equipment's fair market value. The servicer may choose to dispose of equipment through a new lease or in some other manner which provides for payment for the equipment over time. In these cases, the servicer will be required to pay from its own funds an amount which, in its reasonable judgment, is equal to the fair market value of the equipment, less liquidation expenses, and the servicer will be entitled to all subsequent payments in respect of the equipment. Any amounts the servicer pays will constitute additional liquidation proceeds with respect to the related contract and equipment and will be allocated as described under 'Description of the Notes and Indenture -- Liquidation Proceeds.'


     The servicer is responsible for:

          reviewing and certifying that the contract files are complete;

          monitoring and tracking any property and sales taxes to be paid by obligors;

          billing, collecting, and recording payments from obligors;

          communicating with and providing billing records to obligors;

          deposit of funds into the collection account;

          receiving payments as the owner trust's agent on the insurance policies maintained by the obligors and communicating with insurers;

          issuance of reports to the indenture trustee specified in the indenture and in the pooling and servicing agreement;

          repossession and remarketing of equipment following obligor defaults; and

          paying the fees and ordinary expenses of the indenture trustee and the owner trustee.

     The servicer shall be entitled to recover all reasonable out-of-pocket expenses incurred by it in liquidating a contract and disposing of the related equipment. The servicer is entitled to retain, from liquidation proceeds, a reserve for out-of-pocket liquidation expenses in an amount equal to the expenses, in addition to those previously incurred, as it reasonably estimates will be incurred. The servicer is permitted to grant payment extensions on a contract in accordance with its credit and

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
collection policies and procedures if the servicer believes in good faith that an extension is necessary to avoid a termination and liquidation of the contract and will maximize the amount to be received by the owner trust under the contract. The servicer is permitted to agree to modifications or amendments to a contract in accordance with its credit and collection policies and procedures.

     PREPAYMENTS


     The servicer may allow a prepayment of any lease contract, but only if the amount paid or, in the case of a partial prepayment, the sum of its prepayment and the remaining contract principal balance, is at least equal to the required payoff amount of the contract.


     EVIDENCE AS TO COMPLIANCE


     Annually, the servicer must deliver to the indenture trustee an unqualified audit report from a nationally recognized accounting firm on the financial statements of the servicer or its parent and a statement as to the servicer's controls over the servicing of:



          equipment contracts,



          installment sales contracts,



          promissory notes,



          loan and security agreements and/or



          other similar types of receivables under servicing agreements substantially similar one to another.



     MATTERS REGARDING THE SERVICER



     The servicer may not resign from its obligations under a pooling and servicing agreement except if its duties are no longer permissible under applicable law. No resignation will become effective until a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Removal of the servicer is permissible only upon the occurrence of an event of termination as discussed below.


     The servicer must maintain an insurance policy or financial guarantee bond in customary form covering errors and omissions by the servicer.

     SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Compensation to the servicer will include a monthly fee equal:


          to the product of one-twelfth of a percentage per annum specified in your prospectus supplement multiplied by the contract pool principal balance as of the last day of the second preceding collection period or, in the case of the servicing fee with respect to the collection period commencing on the date of transfer of the contracts, the contract pool principal balance as of the transfer date, plus any late fees,


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

                late payment interest,



                documentation fees,



                insurance administration charges, other administrative fees and any extension fees collected with respect to the contracts during the prior collection period and investment earnings on collections prior to deposit thereof in the collection account.






The servicer will pay all expenses incurred by it in connection with its activities under the pooling and servicing agreement and the annual fees and expenses of the owner trustee as indenture trustee in connection with the notes. The servicer is authorized to waive any administrative fees or extension fees that may be collected in the ordinary course of servicing any contract.


     EVENTS OF TERMINATION

     An event of termination under a pooling and servicing agreement will occur if:

      the servicer fails to make any required payment or deposit and the failure continues for five business days, or three business days in the case of a failure to pay the amount to purchase a contract required due to a breach of representations and warranties, after notice from the indenture trustee or discovery by the servicer;


      the servicer fails to observe in any material respect any agreements of the servicer set forth in the pooling and servicing agreement and the failure (1) materially and adversely affects the rights of the owner trust, the equity certificate holder or you, and (2) continues unremedied for 30 days after written notice to the servicer;


      events of bankruptcy or insolvency occur with respect to the servicer; or


      any representation, warranty or statement of the servicer made under the pooling and servicing agreement is incorrect in any material respect, and
      (1) has a material adverse effect on the owner trust or holders of the notes, and (2) continues uncured for 30 days after the acquiring of written notice.


     RIGHTS UPON EVENT OF TERMINATION


     If an event of termination remains unremedied, the indenture trustee may, and at the written direction of a majority of the noteholders shall, terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. A successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement. The successor servicer will be entitled to similar compensation arrangements, except that any successor servicer will not be liable for any acts or omissions of the prior servicer occurring prior to a transfer of the servicer's servicing and related functions or for any breach by the prior servicer of any of its obligations. A majority of the noteholders may waive any default by the servicer under the pooling and servicing agreement and its consequences.


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
AMENDMENT


     The parties may amend any pooling and servicing agreement:



          to cure any ambiguity,



          to correct or supplement any provision therein that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement but only if the amendment will not adversely affect in any material respect the interests of the noteholders.



     Any pooling and servicing agreement may also be amended in any respect by the parties with the consent of a majority of the noteholders except that no amendment that reduces the amount or changes the timing of any contract collections on any contracts or payments required to be distributed on any note,



          that changes the interest rate on any note, that adversely affects the priority of payment of principal or interest to noteholders or that reduces the noteholder percentage required to consent to these amendments or any waiver under the pooling and servicing agreement,


may be effective without the consent of the holder of each note. Also, an amendment under the foregoing sentence will not be effective unless each rating agency confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the notes.



                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general and brief discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. The discussion that follows constitutes the opinion of Winston & Strawn, special tax counsel to the trust depositor, and is based upon current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases, regulations, or Internal Revenue Service rulings on comparable transactions or instruments to those described in this prospectus. As a result, there can be no assurance that the Internal Revenue Service will not challenge the conclusions reached in this description of Material Federal Income Tax Consequences, and no ruling from the Internal Revenue Service has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements set forth below.


     The following does not attempt to explain fully every relevant technical aspect of the applicable tax provisions. Additionally, this summary does not include some of the complex technical rules which would not be applicable to most investors but may apply to some specific types of investors, such as dealers in securities. Also, the descriptions of the relevant tax rules are intended to explain the general application of


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

the rules. BECAUSE THIS SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSEQUENCES IS INTENDED TO BE GENERAL IN NATURE, THE DEPOSITOR SUGGESTS THAT YOU CONSULT WITH YOUR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.



     This summary of material federal income tax matters is divided into two parts. The first part describes the classification of the notes as debt and the treatment of the trust as a pass-through entity rather than as a corporation or other entity subject to tax at the entity level. The second part describes the taxation of an investor in the notes. Under the caption 'General Tax Treatment of Noteholders' is a description of the tax consequences for what is expected to be the typical investment situation. The description of 'General Tax Treatment of Noteholders' provides a summary of federal income tax consequences for investors who are citizens or residents of the United States who purchase U.S. dollar denominated notes for investment at a purchase price equal to the principal amount of the notes plus accrued interest, if any. There are a variety of technical tax rules which can be expected to apply only to particular types of investors or in particular special circumstances. Those rules and the investors and circumstances to which they apply are separately described under the caption 'Special Tax Rules.' THE DEPOSITOR SUGGESTS THAT YOU CONSULT A TAX ADVISOR TO DETERMINE WHETHER ANY OF THE SPECIAL TAX RULES ARE APPLICABLE.


CLASSIFICATION OF THE NOTES AND THE TRUST

     Under existing federal income tax law each trust will not be treated as an association or publicly traded partnership taxable as a corporation and the notes will be treated as indebtedness. In rendering these opinions Winston & Strawn has assumed that the terms of the various documents relating to the issuance of the notes will be complied with by all of the parties to the transaction. Those terms include a requirement, which each investor agrees to by virtue of acquiring ownership of any beneficial interest in a note, that the trust and the investors in the notes treat the notes as indebtedness for federal income tax purposes. The opinion of Winston & Strawn does not foreclose the possibility of a contrary determination by the Internal Revenue Service or by a court or of a contrary position by the Internal Revenue Service or Treasury Department in regulations or rulings issued in the future.


     Although it is the opinion of Winston & Strawn that the trust will not be treated as an association or publicly traded partnership taxable as a corporation and the notes will be characterized as indebtedness for federal income tax purposes, no assurance can be given that this characterization of the trust or the notes will prevail. If, contrary to the opinion of Winston & Strawn, the Internal Revenue Service successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. As a result, the trust might be classified as a publicly traded partnership taxable as a corporation. If the trust were classified as a publicly traded partnership taxable as a corporation, the trust would be subject to United States federal income tax on its net income. An imposition of a corporate-level income tax could materially reduce the amount of cash that would be available to make payments of principal and interest on the notes. Alternatively, if the trust were classified as a partnership, other than a publicly traded partnership taxable as a corporation, the trust itself would not be subject to United


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

States federal income tax. Instead, holders of notes that were determined to be equity interests in the partnership would be required to take into account their allocable share of the trust's income and deductions. This treatment may have adverse federal income tax consequences for some noteholders. For example:


         (1) income to some tax-exempt entities, including pension funds, may constitute 'unrelated business taxable income,'

         (2) income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements,

         (3) individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses, and

         (4) income from the trust's assets would be taxable to noteholders without regard to whether cash distributions are actually made by the trust or any particular noteholder's method of tax accounting.

     The discussion that follows assumes that the notes will be treated as indebtedness for federal income tax purposes.

GENERAL TAX TREATMENT OF NOTEHOLDERS

     Payments of Interest. An investor will be taxed on the amount of payments of interest on a note as ordinary interest income at the time it accrues or is received in accordance with the investor's regular method of accounting for United States federal income tax purposes.


     Sale or Other Disposition of a Note. An investor who disposes of a note, whether by sale, exchange for other property, or payment by the trust, will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other disposition, not including any amount attributable to accrued but unpaid interest, and the investor's adjusted tax basis in the note. In general, an investor's adjusted tax basis in a note will be equal to the initial purchase price. Any gain or loss recognized upon the sale or other disposition of a note will be capital gain or loss. For non-corporate investors, capital gain recognized on the sale or other disposition of a note held by the investor for more than one year will be taxed at a maximum rate of 20%. Capital gain for a note held for one year or less is taxed at the rates applicable to ordinary income, i.e., up to 39.6%. Taxpayers must aggregate capital gains and losses for each taxable year. In the event a taxpayer realizes a net capital loss for any year there are limits on the amount of these capital losses which can be deducted.


     Information Reporting and Backup Withholding. The trust or an agent acting on its behalf will be required to report annually to the Internal Revenue Service, and to each non-corporate noteholder, the amount of interest paid on the notes for each calendar year. Each non-corporate noteholder, other than noteholders who are not subject to the reporting requirements, will be required to provide, under penalties of perjury, a certificate, Form W-9, containing the noteholder's:


          name,



          address,



          correct federal taxpayer identification number, and


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

          a statement that the noteholder is not subject to backup withholding.



Should a non-exempt noteholder fail to provide the required certification, the trust will be required to withhold or cause to be withheld 31% of the interest otherwise payable to the noteholder and remit the withheld amounts to the Internal Revenue Service as a credit against the noteholder's federal income tax liability.


SPECIAL TAX RULES

     Special Types of Investors. The reference to United States citizens or residents in the description of 'General Tax Treatment of Noteholders' set forth above applies not only to individuals but also to any investor who is:

         (1) a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof,

         (2) an estate the income of which is subject to United States federal income taxation regardless of its source, or

         (3) a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     Any investor which is not a United States citizen or resident should review the summary below for investment in notes by foreign persons. Also, neither the description of 'General Tax Treatment of Noteholders' above nor this discussion of 'Special Tax Rules' describes tax consequences to special classes of investors, including investors who are:


          dealers in securities or currencies,



          persons holding notes as a part of a hedging transaction,



          certain financial institutions, or



          insurance companies.


Those particular types of investors are subject to specific federal income tax treatment which is not generally applicable to other investors. This summary of 'Material Federal Income Tax Consequences' does not describe tax consequences for those types of investors.

     Purchase at a Discount. An investor who purchases a note as part of the initial offering by the trust for an issue price that is less than its 'stated redemption price at maturity' will generally be considered to have purchased the note at an original issue discount for United States federal income tax purposes. In general, the stated redemption price at maturity for a note is equal to the principal amount. If a note is acquired with original issue discount the investor will be required to include in income each year, taxable as ordinary income in the same manner as cash interest payments, a portion of the original issue discount. For cash basis investors, such as individuals, the requirement that original issue discount be accrued as income each year means the investor recognizes taxable income even though the investor does not receive cash corresponding to that income. The amount of original issue discount accrued as income each year is based upon a formula which looks at the constant yield on the notes and the term to maturity so as to annually allocate a proportionate share of

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original issue discount. Under these rules, investors generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     In determining whether a note has original issue discount, the issue price of the note may not necessarily equal the investor's purchase price, although they generally should be the same. The issue price of a note will equal the initial offering price to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers, at which price a substantial amount of the notes is sold.

     If an investor acquires a note in a secondary market transaction for a purchase price which is less than the principal amount or other amount payable at maturity of the note, the difference is referred to for tax purposes as market discount. Similarly to original issue discount, an investor must accrue a portion of the market discount each year. The amount of market discount which accrues annually will be calculated on a straight-line basis over the remaining term to maturity of the note unless the investor elects to accrue market discount using the constant yield method, i.e., the original issue discount method. Unlike original issue discount, however, an investor does not include accrued market discount in ordinary income each year. Rather, the aggregate amount of accrued market discount is included in income when an investor sells or otherwise disposes of the note. At that time, the portion of the amount realized by the investor on the sale or other disposition of the note equal to accrued market discount is taxed as ordinary income, which has a maximum tax rate of 39.6%, rather than long term capital gain maximum tax rate of 20%.

     If an investor would prefer to be taxed on the annual accrual of market discount each year rather than being taxed on the aggregate amount of all accrued market discount when the note is sold or otherwise disposed of, the investor can file an election to do so. This election would apply to all of the investor's debt investments acquired in or after the taxable year in which the notes are acquired and not just to the notes.

     Limitations imposed by the federal tax law which are intended to match deductions with the taxation of income may defer deductions for interest paid by an investor on indebtedness incurred or continued, or short sale expenses incurred, to purchase or carry a note with market discount. A noteholder who elects to include market discount in gross income as it accrues is exempt from this rule.

     Whenever an investor accrues and includes in income an amount of original issue discount or market discount, the investor's adjusted basis in the corresponding note is increased by that same amount. As a result, the investor would recognize a lower capital gain or greater capital loss on the sale or other disposition of the note.

     In general, if the amount of original issue discount or market discount would be less than 1/4th of one percent of the note's principal or other stated redemption price at maturity, the investor can disregard the original issue discount or market discount rules.

     Purchase at a Premium. If an investor purchases a note for a price that exceeds the principal amount or other amount payable at maturity, the investor will be considered to have an amortizable bond premium. An investor can elect to accrue a

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portion of the premium each year as a deduction to offset interest income on the corresponding note. The amount of premium which can be amortized and deducted each year is calculated using a constant yield method over the remaining term to maturity of the note. The deduction is available only to offset interest income on the corresponding note; it cannot be used as a deduction to the extent it exceeds taxable note interest. The adjusted tax basis which an investor has in a note must be reduced by the amount of premium for which a deduction is claimed. Because the basis is reduced, the investor would recognize a larger taxable capital gain, or a smaller capital loss, on the sale or other disposition of the note. If an investor elects to amortize and deduct premium, the election will apply to all of the investor's debt investments and not just to the notes.

     If an investor purchases in a secondary market transaction a note which was originally issued with original issue discount for an amount which is less than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price, i.e., the original issue price plus any accrued original issue discount as those terms are described above, the excess is referred to for tax purposes as 'acquisition premium.' The investor would be permitted to reduce the daily portions of original issue discount the investor would otherwise include in income by an amount corresponding to the ratio of (1) the excess of the investor's purchase price for the note over the adjusted issue price of the note as of the purchase date to (2) the excess of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note's adjusted issue price.

     Election to Treat All Interest as Original Issue Discount. An investor may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under the heading 'Purchase at a Discount' with modifications described below. For purposes of this election, interest includes:


          qualified stated interest,



          original issue discount,



          de minimis original issue discount,



          market discount,



          de minimis market discount, and



          unstated interest,


as adjusted by any amortizable bond premium or acquisition premium.

     In applying the constant-yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing investor's adjusted basis in the note immediately after its acquisition. The issue date of the note will be the date of its acquisiton by the electing investor, and no payments on the note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the Internal Revenue Service. Investors should consult with their own tax advisors as to the effect in their circumstances of making this election.

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     Foreign Investors. Special tax rules apply to the purchase of notes by foreign persons. For U.S. tax purposes, foreign investors include any person who is not

         (1) a citizen or resident of the United States,

         (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof,

         (3) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or

         (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.


     Interest paid or accrued to a foreign investor that is not effectively connected with the conduct of a trade or business within the United States by the investor will generally be considered 'portfolio interest' and generally will not be subject to United States federal income tax or withholding tax as long as the foreign investor is not actually or constructively a 10 percent shareholder of the trust or a controlled foreign corporation related to the trust through stock ownership. Additionally, the foreign investor must provide or have a financial institution provide on its behalf to the trust or paying agent an appropriate statement Form W-8, that is signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign investor must provide a new Form W-8 within 30 days. The Form W-8 is generally effective for three years. If the foreign investor fails to satisfy these requirements so that interest on the investor's Notes was not portfolio interest, interest payments would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated under an applicable income tax treaty. To qualify for any reduction as the result of an income tax treaty, the foreign investor must provide the paying agent with Form 1001. This form is also effective for three years.



     The realization of any capital gain on the sale or other taxable disposition of a note by a foreign investor will be exempt from United States federal income and withholding tax, provided that


         (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the investor and

         (2) in the case of an individual foreign investor, the investor is not present in the United States for 183 days or more during the taxable year. If an individual foreign investor is present in the U.S. for 183 days or more during the taxable year, the gain on the sale or other disposition of the Notes could be subject to a 30% withholding tax unless reduced by treaty.

     If the interest, gain or income on a note held by a foreign investor is effectively connected with the conduct of a trade or business in the United States by the investor, the noteholder will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. At the same time, the noteholder may be exempt from withholding tax if a Form 4224 is furnished to the paying agent. Form 4224 is effective for only one calendar year. In addition, if the foreign investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its 'effectively connected earnings and profits' for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

     Regardless of when a foreign investor acquired a note, Treasury Regulations which will become effective for note payments made after December 31, 2000 may change reporting requirements for certain withholding agents.

     If a foreign investor fails to provide necessary documentation to the trust or its paying agent regarding the investor's taxpayer identification number or certification of exempt status, a 31% backup withholding tax may be applied to note payments to that investor. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the foreign investor's U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

STATE AND LOCAL TAX CONSEQUENCES


     Because of the differences in state and local tax laws and their applicability to different investors, it is not possible to summarize the potential state and local tax consequences of purchasing, holding or disposing of the notes and no opinions of counsel have been obtained regarding state tax matters. ACCORDINGLY, THE DEPOSITOR RECOMMENDS THAT YOU CONSULT YOUR OWN TAX ADVISORS REGARDING THE STATE AND LOCAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.


                              ERISA CONSIDERATIONS


     The Employee Retirement Income Security Act of 1974, as amended, imposes specific requirements on employee benefit plans subject to ERISA and prohibits some transactions between ERISA-regulated plans and persons who are 'parties in interest,' as defined under ERISA, with respect to assets of these plans.
Section 4975 of the Internal Revenue Code prohibits a similar set of transactions between specified plans or individual retirement accounts and persons who are 'disqualified persons,' as defined in the Internal Revenue Code, with respect to Internal Revenue Code-regulated plans. Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Internal Revenue Code, and assets of the plans may be invested in the notes, subject to the provisions of other applicable federal and state law. Any plan which is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.


     Investments by ERISA-regulated plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments comply with the terms of the documents governing the ERISA-regulated plan. Before investing in the notes, an ERISA-regulated plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA plan.

PROHIBITED TRANSACTIONS


     In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest and disqualified persons with respect to ERISA plans and Interal Revenue Code Plans from engaging in some transactions involving the plans or plan assets of the plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code of 1986, as amended and Sections 502(i) and 502(1) of ERISA provide for the imposition of excise taxes and civil penalties on persons that engage or participate in these prohibited transactions. The trust depositor,



          underwriters,



          servicer,



          indenture trustee or



          owner trustee,



or their affiliates may be considered or may become parties in interest or disqualified persons with respect to a plan. If so, the acquisition or holding of the notes by, on behalf of or with plan assets of the plan may be considered to give rise to a prohibited transaction within the meaning of ERISA and/or
Section 4975 of the Internal Revenue Code, unless an administrative exemption described below or some other exemption is available.


     The notes may not be purchased with the assets of a plan if the trust depositor, the underwriters, the servicer, the indenture trustee, or the owner trustee or any of their affiliates either;


         (a) has discretionary authority or control with respect to the investment or management of the assets: or



         (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets under an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular needs of the plan; or



         (c) is an employer of employees covered under the plan unless the investment is made through an insurance company general or pooled separate account or a bank collective investment fund and an exemption is available.


     Depending on the relevant facts and circumstances, some prohibited transaction exemptions may apply to the purchase or holding of the notes -- for example,


          Prohibited Transaction Class Exemption ('PTCE') 96-23, which exempts transactions effected on behalf of a plan by an in-house asset manager;



          PTCE 95-60, which exempts transactions between bank collective investment funds and parties in interest;



          PTCE 91-38, which exempts transactions between bank collective investment funds and parties in interest;

          PTCE 90-1, which exempts transactions between insurance company pooled separate accounts and parties in interest; or



          PTCE 84-14, which exempts transactions effected on behalf of a plan by a qualified professional asset manager.



There can be no assurance that any of these exemptions will apply with respect to any plan's investment in the notes or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.


     Due to the complexity of these rules and the penalties imposed, any fiduciary or other plan investor who proposes to invest assets of a plan in the notes should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Internal Revenue Code of doing so.

                              RATINGS OF THE NOTES

     The owner trust will not sell notes of a series unless one or more nationally recognized rating agencies rate the notes of that series in a rating category that signifies investment grade. Any rating that is made may be lowered or withdrawn by the assigning rating agency at any time if, in its judgment, circumstances so warrant. If a rating or ratings of notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes so qualified, reduced or withdrawn.


     The rating of the notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the notes do not address the likelihood of payment of principal on any class of notes prior to the stated maturity date of the notes, or the possibility of the imposition of United States withholding tax with respect to non-United States persons.


                                USE OF PROCEEDS


     The proceeds from the sale of the notes of each series, after funding a portion of the cash collateral account or other form of credit enhancement for the series and paying the expenses of the depositor, will be used by the depositor to pay the purchase price due to Newcourt Financial USA Inc., as seller, under the purchase and sale agreement or the trust through which the depositor has arranged a warehouse receivables securitization facility relating to the financing of contracts sold by the depositor to the owner trust. That trust will use proceeds it receives to make payments on that facility.


                              PLAN OF DISTRIBUTION


     The owner trust may sell notes to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell notes directly to other purchasers or through agents. The depositor intends to offer the notes through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of notes may be made through a combination of these methods.


     The originators, the depositor and certain of its affiliates may agree to indemnify the underwriters and agents who participate in the distribution of the notes against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwritten may be required to make.

     Funds in cash collateral accounts and the trust accounts may, from time to time, be invested in certain investments acquired from the underwriters.

                                 LEGAL MATTERS


     Winston & Strawn, Chicago, Illinois, will provide a legal opinion relating to the notes in its capacity as special counsel to the owner trust, the depositor, the seller, the originators, the servicer and the administrator. Other legal matters for undewriters will be passed upon by counsel to underwriters.



                      WHERE YOU CAN FIND MORE INFORMATION



     Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy the reports, proxy statements and other information at the following regional offices of the Securities and Exchange Commission:



New York Regional Office               Chicago Regional Office
Seven World Trade Center               Citicorp Center
Suite 1300                             500 West Madison Street, Suite 1400
New York, NY 10048                     Chicago, IL 60661



     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the public reference rooms or visit the Securities and Exchange Commission's web site at http://www.sec.gov to access available filings.



     The Securities and Exchange Commission allows offerors of securities to incorporate by reference some of the information they file with it. This means that offerors can disclose important information to you by referring you to those documents. The information that the depositor incorporates by reference is considered to be part of this prospectus, and later information that the depositor files with the Securities and Exchange Commission will automatically update and supersede this information.



     All documents filed by the servicer, on behalf of a respective owner trust, under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the notes will be incorporated by reference into this prospectus.



     If you are a beneficial owner of the notes to whom a prospectus has been delivered, the depositor will, on request, send you a copy of the information that has been incorporated by reference in this prospectus. The depositor will provide this information at no cost to you. Please address requests to: Newcourt Credit Group Inc., at 2 Gatehall Drive, Parsippany, New Jersey 02054, Telephone
No. (973) 606-3500.

                                 INDEX OF TERMS


TERM                                                                                                         PAGE
-----------------------------------------------------------------------------------------------------------  ----
DTC........................................................................................................   54
ERISA......................................................................................................   76
Excluded residual investment...............................................................................   43
Guaranteed residual investment.............................................................................   43
PTCE.......................................................................................................   77

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                   NEWCOURT EQUIPMENT TRUST SECURITIES 1999-1
                            RECEIVABLE-BACKED NOTES
                          NCT FUNDING COMPANY, L.L.C.
                                   DEPOSITOR

                                     [LOGO]

                                    SERVICER

                   MEMBERS OF THE NEWCOURT GROUP OF COMPANIES

                                     [LOGO]

     Until [                           ], all dealers effecting transaction in
the notes, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. Dealers acting as underwriters also have an obligation to deliver a prospectus supplement and prospectus with respect to their unsold allotments or subscriptions.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

     Expenses in connection with the offering of the Securities being registered herein are estimated as follows:


Securities and Exchange Commission registration fee.......................................   $  973,000
Legal fees and expenses...................................................................   $  325,000
Accounting fees and expenses..............................................................   $   25,000
Blue sky fees and expenses................................................................   $    8,000
Rating agency fees........................................................................   $  350,000
Trustee's fees and expenses...............................................................   $   24,000
Printing..................................................................................   $   90,000
Miscellaneous.............................................................................   $   60,000
                                                                                             ----------
     Total................................................................................   $1,855,000
                                                                                             ----------
                                                                                             ----------


------------


* All amounts except the Securities and Exchange Commission Registration Fee are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of a Series of Securities in an aggregate principal amount assumed for these purposes to be equal to $1,777,838,645 of Securities registered hereby.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the related trust agreement, the Depositor will agree to indemnify the Owner Trustee for, from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever incurred without willful misconduct or negligence on the part of the Owner Trustee, which may at any time be imposed on, incurred by or asserted against the Owner Trustee in any way relating to or arising out of the trust agreement, the pooling and servicing agreement, the indenture and related documents, the Trust's assets, the administration of the Trust's assets or the action or inaction of the Owner Trustee under the trust agreement; provided, however, the liability of the Depositor described herein shall be limited to the assets of the Depositor and any indemnity payments to be made pursuant to this Section shall not be made from the Trust's assets and such indemnity payments, if unpaid, do not constitute a general recourse claim against the Trust.

     The Depositor's Limited Liability Company Agreement provides for indemnity of its directors and officers to the fullest extent permitted by Delaware law.

     Pursuant to agreements which the Trusts and the Depositor may enter into with underwriters (the form of which is included as Exhibit 1.1 to this Registration Statement), officers and directors of the Depositor may be entitled to indemnification by such underwriters against certain liabilities, including liabilities under the Securities Act of 1933, arising from information which has been or will be furnished to the Depositor by such underwriters that appear in the Registration Statement or any related prospectus.

ITEM 16. EXHIBITS.


 1.1   -- Form of Underwriting Agreement***
 3.1   -- Certificate of Formation of the Depositor***
 3.2   -- Limited Liability Company Agreement of the Depositor***
 4.1   -- Form of Trust Agreement (including form of Certificates)***
 4.2   -- Form of Pooling and Servicing Agreement***
 4.3   -- Form of Indenture (including form of Notes)***
 5.1   -- Opinion of Winston & Strawn with respect to legality**
 8.1   -- Opinion of Winston & Strawn with respect to tax matters**
23.1   -- Consent of Winston & Strawn (included in Exhibit 5.1)**
23.2   -- Consent of Ernst & Young LLP***
24.1   -- Power of Attorney (included on signature page of original filing)
25.1   -- Statement of Eligibility and Qualification of Indenture Trustee*
99.1   -- Form of Administration Agreement***


------------

*  To be filed by amendment


** Previously filed



*** Filed herewith


ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 2 to Form S-3 and has duly caused this Amendment No. 2 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on July 7, 1999.


                                          NCT FUNDING COMPANY, L.L.C.
                                          as Depositor of the Trusts

                                          By       /s/ DANIEL A. JAUERNIG*
                                              ..................................
                                            NAME: DANIEL A. JAUERNIG
                                            TITLE: PRESIDENT

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Form S-3 has been signed on behalf of NCT Funding Company, L.L.C. as Depositor of the Trustees by the following persons in the capacities and on the dates indicated:



                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------

         /s/ DANIEL A. JAUERNIG*            President (Principal Executive Officer,           July 7, 1999
 .........................................    Principal Financial Officer and Principal
                                              Accounting Officer)

          /s/ PETER H. SORENSON*            Director/Member                                   July 7, 1999
 .........................................


*By:      /S/ SCOTT J. MOORE
      .........................
     ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT
NUMBER
-------

   1.1    -- Form of Underwriting Agreement***
   3.1    -- Certificate of Formation of the Depositor***
   3.2    -- Limited Liability Company Agreement of the Depositor***
   4.1    -- Form of Trust Agreement***
   4.2    -- Form of Pooling and Servicing Agreement***
   4.3    -- Form of Indenture (including form of Notes)***
   5.1    -- Opinion of Winston & Strawn with respect to legality**
   8.1    -- Opinion of Winston & Strawn with respect to tax matters**
  23.1    -- Consent of Winston & Strawn (included in Exhibit 5.1)**
  23.2    -- Consent of Ernst & Young LLP***
  24.1    -- Power of Attorney (included on signature page of original filing)
  25.1    -- Statement of Eligibility and Qualification of Indenture Trustee*
  99.1    -- Form of Administration Agreement***


------------

*  To be filed by amendment


** Previously filed



*** Filed herewith